Exhibit 10.1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH AN ASTERISK [*]

Execution Version

AMENDMENT NO. 7 TO AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

This AMENDMENT NO. 7 TO AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO PLEDGE AND SECURITY AGREEMENT, dated as of November 17, 2025
(this “Amendment”), is entered into by and among ONE WATER ASSETS & OPERATIONS, LLC, a Delaware limited liability company (the “Borrower”), ONE WATER MARINE HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), ONEWATER MARINE INC., a Delaware corporation (the “Parent”), each of the other Guarantors party hereto, each of the Lenders party hereto (the “Lenders”) and TRUIST BANK, as Administrative Agent and Collateral Agent. Unless otherwise defined herein, capitalized terms shall have the respective meanings assigned to such terms in the Credit Agreement (as defined below).

WHEREAS, reference is made to that certain (i) Amended and Restated Credit Agreement, dated as of July 22, 2020 and amended and restated as of August 9, 2022 (as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement, dated as of February 10, 2023, Amendment No. 2 to Amended and Restated Credit Agreement, dated as of September 29, 2023, Amendment No. 3 to Amended and Restated Credit Agreement, dated as of January 29, 2024, Amendment No. 4 to Amended and Restated Credit Agreement, dated as of August 7, 2024, Amendment No. 5 to Amended and Restated Credit Agreement, dated as of September 25, 2024, Amendment No. 6 to Amended and Restated Credit Agreement and Amendment No. 1 to Pledge and Security Agreement, dated as of November 13, 2024, and as further amended, restated, supplemented or otherwise modified from time to time to, but not including, the date hereof, the “Credit Agreement” and the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”), by and among the Borrower, Holdings, Parent, the other Guarantors from time to time party thereto, the Lenders and Issuing Banks from time to time party thereto and Truist Bank, as Administrative Agent, Collateral Agent, a Lender, an Issuing Bank and Swingline Lender; and (ii) Pledge and Security Agreement, dated as of July 22, 2020 (as amended by that certain Amendment No. 6 to Amended and Restated Credit Agreement and Amendment No. 1 to Pledge and Security Agreement, dated as of November 13, 2024, and as further amended, restated or otherwise modified from time to time, but not including, the date hereof, the “Security Agreement” and the Security Agreement as amended by this Amendment, the “Amended Security Agreement”), by and among the Parent, Holdings, the Borrower, the other Grantors (as defined in the Security Agreement) from time to time party thereto, and Truist Bank, as Collateral Agent;

WHEREAS, the Borrower has requested that the Administrative Agent and each Lender amend certain provisions of the Credit Agreement and the Security Agreement; and

WHEREAS, the Administrative Agent and the Lenders (which, for the avoidance of doubt, shall constitute all Lenders) are willing to amend the Credit Agreement, and the Security Agreement, in each case, subject to and in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants herein contained and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Credit Agreement and Security Agreement.

(a)    Credit Agreement. The Borrower, the Lenders, the Administrative Agent and other parties party hereto agree that on the Seventh Amendment Effective Date (as defined below), the Credit Agreement is hereby amended to delete the stricken text (in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the changed pages of the Amended Credit Agreement attached as Exhibit A hereto.

(b)    Schedules to Credit Agreement. Schedules 4.11(d) and 4.14 to the Credit Agreement are hereby amended by replacing such Schedules with Schedules 4.11(d) and 4.14 attached hereto as Exhibit B.

(c)    Security Agreement. The Security Agreement is hereby amended to delete the stricken text (in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the changed pages of the Amended Security Agreement attached as Exhibit C hereto.

(d)    Schedules to Security Agreement. Schedules 4.2 and 4.4 to the Security Agreement is hereby amended by replacing such Schedules with the Schedules 4.2 and 4.4 attached hereto as Exhibit D.

For the avoidance of doubt, all other Schedules and the Exhibits to the Credit Agreement, and all other Schedules and Exhibits to the Security Agreement, in each case, shall remain in effect without any amendment or other modification thereto.

SECTION 2. [Reserved.]

SECTION 3. Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, each Loan Party represents and warrants to the Lenders and the Administrative Agent as of the Seventh Amendment Effective Date as follows:

(a)    Each Loan Party has the requisite power and authority to execute and deliver this Amendment and perform its obligations under the Amended Credit Agreement. The execution and delivery of this Amendment and performance by such Loan Party of its obligations under the Amended Credit Agreement have been duly authorized by all necessary corporate or other organizational action of such Loan Party. This Amendment has been duly executed and delivered by each Loan Party. Each of this Amendment and the Amended Credit Agreement is a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)    Immediately before and after giving effect to this Amendment, all representations and warranties set forth in the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties were true and correct in all respects, on and as of such date of execution, in each case before and after giving effect thereto) except to the extent that such representations and warranties specifically refer to an earlier date, in which case were true and correct in all material respects as of such earlier date.

(c)    Immediately before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

SECTION 4. Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction (or waiver by the Administrative Agent and the Lenders) of the following conditions (the date of such effectiveness, the “Seventh Amendment Effective Date”):

(a)    The Administrative Agent (or its counsel) shall have received from each Loan Party named on the signature pages hereto, the Administrative Agent and the Lenders either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Amendment) that such party has signed a counterpart of this Amendment.

(b)    The Administrative Agent (or its counsel) shall have received from the Borrower a counterpart of that certain Seventh Amendment Fee Letter, dated as of the date hereof, in favor of the Administrative Agent and accepted and agreed to by the Borrower (the “Seventh Amendment Fee Letter”), signed on behalf of such party (which may include facsimile or other electronic transmission of a signed counterpart of the Seventh Amendment Fee Letter).

(c)    [Reserved].
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(d)    On or prior to the Seventh Amendment Effective Date, the Administrative Agent shall consent to an amendment to that certain Eighth Amended and Restated Inventory Financing Agreement dated as of November 14, 2023, by and among Wells Fargo Commercial Distribution Finance, LLC and the Loan Parties party thereto (the “Approved Floorplan Agreement”), which shall, inter alia, (1) extend the termination date of the Approved Floorplan Agreement until March 1, 2027, (2) modify the borrowing base in the Approved Floorplan Financing Documents to provide for additional availability through February 28, 2026, and (3) revise the grant of security thereunder to clarify the scope of general intangible collateral in favor of the Administrative Agent, all in accordance with the terms of the Floorplan Intercreditor Agreement. The Borrower shall provide to the Administrative Agent all definitive documentation in connection with the Approved Floorplan Agreement and any other Approved Floorplan Financing Documents.

(e)    On or prior to the Seventh Amendment Effective Date, each of the Administrative Agent, Wells Fargo Commercial Distribution Finance, LLC, and the Loan Parties shall consent to an amendment to the Floorplan Intercreditor Agreement to clarify the scope of collateral under the Approved Floorplan Agreement and under the Amended Credit Agreement.

(f)    The Administrative Agent (or its counsel) shall have received a duly executed certificate of the Secretary or Assistant Secretary of each Loan Party, attaching and certifying copies of such Loan Party’s Organizational Documents, certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party, and resolutions of its board of directors (or other equivalent governing body), authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party.

(g)    The Administrative Agent (or its counsel) shall have received favorable written opinions of counsel to the Loan Parties, addressed to the Administrative Agent, the Issuing Banks and each of the Lenders, and covering such matters relating to the Loan Parties, this Amendment, the other Loan Documents and the transactions contemplated therein as the Administrative Agent shall reasonably request (which opinions will expressly permit reliance by permitted successors and assigns of the Administrative Agent, the Issuing Banks and the Lenders).

(h)    The Administrative Agent (or its counsel) shall have received copies of favorable UCC lien search reports in all necessary or appropriate jurisdictions and under all legal and trade names of the Loan Parties, as requested by the Administrative Agent, indicating that there are no Liens other than Permitted Encumbrances.

(i)    At least five (5) days prior to the Seventh Amendment Effective Date, receipt by the Administrative Agent and the Lenders of all documentation and other information requested in order to comply with the Administrative Agent’s or such Lender’s ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and, including but not limited to, to the extent requested by the Administrative Agent or any Lender, a Beneficial Ownership Certification in relation to the Borrower or any Guarantors that qualify as a “legal entity customer” under the Beneficial Ownership Regulation.

(j)    (1) The Administrative Agent shall have received (i) a completed “life of loan” standard flood hazard determination from a third party vendor for each improved Mortgaged Property; (ii) if such Mortgaged Property is located in a “special flood hazard area”, (A) a notification to the Borrower of that fact and (if applicable) notification to the Borrower that flood insurance coverage is not available and (B) evidence of the receipt by the Borrower of such notice, and (C) a notice about special flood hazard area status and flood disaster assistance executed by the Borrower and any applicable Loan Party relating thereto; and (iii) if such notice is required to be provided to the Borrower and flood insurance is available in the community in which such Material Real Property is located, evidence of required flood insurance in compliance with subclause (C) of clause (d) of Part I of the defined term “Real Estate Documents” and (2) the Collateral Agent shall have received written confirmation from the Lenders that flood insurance due diligence and flood insurance compliance have been completed by the Lenders (such written confirmation not to be unreasonably conditioned, withheld or delayed).

3

(k)    The Administrative Agent shall have received all costs, fees and expenses (including, without limitation, legal fees and expenses) required to be paid pursuant to Section 11.3 of the Credit Agreement, in the case of costs and expenses, to the extent invoiced at least two (2) Business Days (or such shorter period as the Borrower may agree) prior to the Seventh Amendment Effective Date.

(l)    The representations and warranties of the Loan Parties set forth in Section 3 above are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects, on and as of the date hereof) except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and by its signature hereto, each Loan Party hereby certifies as to the truth and correctness of all such representations and warranties set forth in such Section.

SECTION 5. Seventh Amendment Fees.

(a)    Seventh Amendment Consent Fee. The Borrower shall pay to each Lender a consent fee (the “Seventh Amendment Consent Fee”) at such times and in the manner set forth in the Seventh Amendment Fee Letter. For the avoidance of doubt, the Seventh Amendment Consent Fee shall be nonrefundable and fully earned on the Seventh Amendment Effective Date.

(b)    Seventh Amendment Duration Fee. The Borrower shall pay to each Lender a duration fee (the “Seventh Amendment Duration Fee”) at the time and in the manner set forth in the Seventh Amendment Fee Letter.

Notwithstanding anything to the contrary contained in the Amended Credit Agreement or the other Loan Documents, failure by Borrower to comply with the covenants set forth in this Section 5 shall result in an immediate Event of Default under the Amended Credit Agreement.

SECTION 6. Effect; Reaffirmation.

(a)    Except as expressly set forth herein, this Amendment (x) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Borrower or any other Loan Party under the Credit Agreement, the Security Agreement or any other Loan Document and (y) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Security Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Each Loan Party acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Amendment and the transactions contemplated hereby and (i) reaffirms its obligations under the Amended Credit Agreement, the Amended Security Agreement and each other Loan Document to which it is a party, including the validity and enforceability of any appointment of the Administrative Agent as its attorney-in-fact and/or proxy in accordance with the terms of the Amended Security Agreement and any other Loan Documents, as applicable, which appointment is irrevocable and coupled with an interest, in each case, as modified by this Amendment, (ii) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Loan Documents and (iii) acknowledges and agrees that the grants of security interests by and the guarantees of the Loan Parties contained in the Amended Security Agreement and each other Loan Document are, and shall remain, in full force and effect immediately after giving effect to this Amendment.

(b)    The Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents.

(c)    This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement, the Amended Security Agreement and the other Loan Documents.

(d)    Parent and each Subsidiary of the Parent (other than the Borrower) party hereto (each, a “Guarantor”) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement to consent to the amendments included in this Amendment with respect to
4

the Credit Agreement and (ii) nothing in the Amended Credit Agreement shall be deemed to require the consent of such Guarantor to any future amendment, consent or waiver of the terms of the Credit Agreement.

SECTION 7. Governing Law; Submission to Jurisdiction and Waivers; Waiver of Jury
Trial.

(a)    This Amendment and any claim, dispute, cause of action or proceeding (whether based in contract, tort or otherwise) based upon, arising out of, connected with, or relating to, this Amendment, and the rights and obligations of the parties hereto, shall be governed by and construed and interpreted in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment against Holdings, the Borrower or any other Loan Party or their respective properties in the courts of any jurisdiction.

(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding described in paragraph (b) of this Section 7 and brought in any court referred to in paragraph (b) of this Section 7. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 11.1 of the Credit Agreement. Nothing in this Amendment will affect the right of any party hereto to serve process in any other manner permitted by law.

(e)    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 8. Counterparts; Integration; Effectiveness; Amendment. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the Credit Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or any Lenders constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective in accordance with the terms of Section 4 hereof and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment may not be amended nor may any provision hereof be waived except in accordance with Section 11.2 of the Credit Agreement. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Amendment
5

or any other document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

SECTION 9. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 11. Release. In further consideration of the execution of this Amendment by Administrative Agent and each Lender, each Loan Party, individually and on behalf of its respective successors (including any trustees acting on behalf of such Loan Party, and any debtor-in-possession with respect to such Loan Party), assigns, participants, subsidiaries and affiliates, hereby forever releases the Administrative Agent and each Lender and their respective successors, assigns, parents, subsidiaries, affiliates, officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, defenses, rights of set- off, counterclaims, recoupments, objections, actions and causes of actions (whether at law or in equity), and obligations of every nature whatsoever, whether liquidated or unliquidated, whether matured or unmatured, whether fixed or contingent, that such Loan Party has or may have against the Releasees, or any of them, in each case, which arise from or relate to any actions which the Releasees, or any of them, have or may have taken or omitted to take in connection with the Amended Credit Agreement, the Amended Security Agreement or any other Loan Documents on or prior to the date hereof. As of the date hereof, no Loan Party is aware of any claim or offset against, or defense or counterclaim to, any Loan Party’s obligations or liabilities under the Amended Credit Agreement, the Amended Security Agreement or any other Loan Document. The provisions of this Section shall survive payment in full of the Obligations and/or Administrative Agent’s or any Lender’s actions to exercise any remedy available under the Loan Documents or otherwise. Each Loan Party represents and warrants, as of the date hereof, that such Loan Party is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and each Loan Party has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof.

[Signature Pages Follow]

6

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

PARENT:	ONEWATER MARINE INC.,
as the Parent and a Grantor

	By:	/s/ Jack P. Ezzell
	Name:	Jack P. Ezzell
	Title:	Chief Financial Officer

HOLDINGS:	ONE WATER MARINE HOLDINGS, LLC,
as Holdings and a Grantor

	By:	/s/ Jack P. Ezzell
	Name:	Jack P. Ezzell
	Title:	Chief Financial Officer

BORROWER:	ONE WATER ASSETS & OPERATIONS, LLC,
as the Borrower and a Grantor

	By:	/s/ Jack P. Ezzell
	Name:	Jack P. Ezzell
	Title:	Chief Financial Officer

[OneWater - Amendment No. 7 Signature Page]

GUARANTORS:	SINGLETON ASSETS & OPERATIONS, LLC
LEGENDARY ASSETS & OPERATIONS, LLC
SOUTH FLORIDA ASSETS & OPERATIONS, LLC
MIDWEST ASSETS & OPERATIONS, LLC
SOUTH SHORE LAKE ERIE ASSETS & OPERATIONS, LLC
BOSUN’S ASSETS & OPERATIONS, LLC
CENTRAL ASSETS & OPERATIONS, LLC
YACHTING ASSETS & OPERATIONS, LLC
ALL OCEANS CLOSINGS, LLC
T-H MARINE SUPPLIES, LLC
CMC MARINE, LLC
INNOVATIVE PLASTICS, LLC
OCEAN BIO-CHEM HOLDINGS, INC.
OCEAN BIO-CHEM, LLC
STAR-BRITE DISTRIBUTING, LLC
STAR BRITE DISTRIBUTING (CANADA), LLC
STARBRITE STA-PUT, LLC
KINPAK, LLC
ODORSTAR TECHNOLOGY, LLC
STAR BRITE EUROPE, LLC
OCEAN BIO-CHEM INTERMEDIATE HOLDINGS, INC.
QUALITY ASSETS & OPERATIONS, LLC
NORFOLK MARINE COMPANY, LLC
NORFOLK MARINE HOLDINGS, INC.
ONE WATER WORKFORCE SOLUTIONS, LLC
ONE WATER BRANDS WORKFORCE SOLUTIONS, LLC
as Guarantors and Grantors

	By:	/s/ Jack P. Ezzell
	Name:	Jack P. Ezzell
	Title:	Chief Financial Officer

[OneWater - Amendment No. 7 Signature Page]

TRUIST BANK,
as Administrative Agent, Collateral Agent and a Lender

By:	/s/ Brian Fox
Name:	Brian Fox
Title:	SVP

CADENCE BANK,
as a Lender

By:	/s/ Brian Young
Name:	Brian Young
Title:	EVP

CENTENNIAL BANK,
as a Lender

By:	/s/ Thomas Dix
Name:	Thomas Dix
Title:	Vice President

FIRST HORIZON BANK,
as a Lender

By:	/s/ Mike Smith
Name:	Mike Smith
Title:	VP

HANCOCK WHITNEY BANK,
as a Lender

By:	/s/ James P. Welsh
Name:	James P. Welsh
Title:	Vice President

KEYBANK NATIONAL ASSOCIATION
as a Lender

By:	/s/ Sebastian Faustini
Name:	Sebastian Faustini
Title:	Vice President

[OneWater - Amendment No. 7 Signature Page]

PINNACLE BANK, a Tennessee bank
as a Lender

By:	/s/ Phil Gardial
Name:	Phil Gardial
Title:	SVP

RAYMOND JAMES BANK
as a Lender

By:	/s/ Daniel A. Perez
Name:	Daniel A. Perez
Title:	Senior Vice President

STIFEL BANK & TRUST
as a Lender

By:	/s/ Jordan Morrison
Name:	Jordan Morrison
Title:	Loan Officer

SYNOVUS BANK,
as a Lender

By:	/s/ Robert Likos
Name:	Robert Likos
Title:	Sr. Manager Corporate Special Assets

TEACHERS' RETIREMENT SYSTEM OF ALABAMA,
as a Lender

By:	/s/ Marc Green
Name:	Marc Green
Title:	CIO

EMPLOYEES' RETIREMENT SYSTEM OF ALABAMA,
as a Lender

By:	/s/ Marc Green
Name:	Marc Green
Title:	CIO

[OneWater - Amendment No. 7 Signature Page]

JUDICIAL RETIREMENT FUND OF ALABAMA,
as a Lender

By:	/s/ Marc Green
Name:	Marc Green
Title:	CIO

UNITED COMMUNITY BANK,
as a Lender

By:	/s/ Jeff Wilson
Name:	Jeff Wilson
Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION
as a Lender

By:	/s/ Corey Coward
Name:	Corey Coward
Title:	Senior Vice President

[OneWater - Amendment No. 7 Signature Page]

Exhibit A

Amended Credit Agreement
(See attached.)

EXHIBIT A
Consolidated through the ~~Sixth~~Seventh Amendment dated November ~~13~~17, ~~2024~~2025

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of July 22, 2020, as amended and restated on August 9, 2022, and as amended on February 10, 2023, September 29, 2023, January 29, 2024, August 7, 2024, ~~and~~ September 25, 2024, November 13, 2024, and November 17, 2025

among

ONE WATER ASSETS & OPERATIONS, LLC, as the Borrower,

ONE WATER MARINE HOLDINGS, LLC, as Holdings and a Guarantor,
ONEWATER MARINE INC., as the Parent and a Guarantor,
THE SUBSIDIARIES OF PARENT IDENTIFIED HEREIN FROM TIME TO TIME,
as the other Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO,
and
TRUIST BANK,
as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank
TRUIST SECURITIES, INC., KEYBANK NATIONAL ASSOCIATION and SYNOVUS BANK,
as Joint Lead Arrangers and Bookrunners

HANCOCK WHITNEY BANK, PINNACLE BANK and WELLS FARGO BANK, N.A.,
as Documentation Agents

TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS; CONSTRUCTION		7
Section 1.1.	Definitions	7
Section 1.2.	Classifications of Loans and Borrowings	~~56~~57
Section 1.3.	Accounting Terms and Determination	~~56~~57
Section 1.4.	Terms Generally	58
Section 1.5.	Letter of Credit Amounts	~~58~~59
Section 1.6.	Times of Day	~~58~~59
Section 1.7.	Limited Condition Transactions	~~58~~59
Section 1.8.	Divisions	~~59~~60
Section 1.9.	Rates	~~59~~60
Section 1.10.	Rounding	60
Section 1.11.	References to Agreements, Laws, Etc	60
Section 1.12.	Leverage Ratios	~~60~~61
Section 1.13.	Cashless Rolls	~~60~~61
Section 1.14.	Effect of Restatement.	~~60~~61
ARTICLE II AMOUNT AND TERMS OF THE COMMITMENTS		61
Section 2.1.	General Description of Facilities	61
Section 2.2.	Revolving Loans	~~61~~62
Section 2.3.	Procedures for Revolving Borrowings and Term Loan Borrowings	62
Section 2.4.	Swingline Commitment	~~62~~63
Section 2.5.	Initial Term Loan Commitments	64
Section 2.6.	Funding of Borrowings	~~64~~65
Section 2.7.	Interest Elections	~~65~~66
Section 2.8.	Optional Reduction and Termination of Commitments	~~66~~67
Section 2.9.	Repayment of Loans	~~66~~67
Section 2.10.	Evidence of Indebtedness	68
Section 2.11.	Optional Prepayments	~~68~~69
Section 2.12.	Mandatory Prepayments	69
Section 2.13.	Interest on Loans	~~70~~71
Section 2.14.	Fees	~~71~~72
Section 2.15.	Computation of Interest and Fees	~~72~~73
Section 2.16.	Inability to Determine Interest Rates	~~73~~74
Section 2.17.	Illegality	~~75~~76
Section 2.18.	Increased Costs	~~75~~76
Section 2.19.	Funding Indemnity	~~76~~77
Section 2.20.	Taxes	~~77~~78
Section 2.21.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~80~~81
Section 2.22.	Letters of Credit	~~82~~83
Section 2.23.	Increase of Commitments; Additional Lenders	~~86~~87
Section 2.24.	Mitigation of Obligations	~~89~~90
Section 2.25.	Replacement of Lenders	~~89~~90
Section 2.26.	Reallocation and Cash Collateralization of Defaulting Lender Commitment	~~90~~91
i

Section 2.27.	Credit Agreement Refinancing Indebtedness; Refinancing Amendments	~~92~~93
Section 2.28.	Extensions of Term Loans and Revolving Commitments	~~94~~95
ARTICLE III CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT		~~96~~97
Section 3.1.	Conditions To Restatement Date	~~96~~97
Section 3.2.	Each Credit Event	~~99~~100
Section 3.3.	Delivery of Documents	~~99~~100
ARTICLE IV REPRESENTATIONS AND WARRANTIES		~~100~~101
Section 4.1.	Existence; Power	~~100~~101
Section 4.2.	Organizational Power; Authorization	~~100~~101
Section 4.3.	Governmental Approvals; No Conflicts	~~100~~101
Section 4.4.	Financial Statements	~~100~~101
Section 4.5.	Litigation and Environmental Matters	~~100~~101
Section 4.6.	Compliance with Laws and Agreements	~~101~~102
Section 4.7.	Investment Company Act, Etc	~~101~~102
Section 4.8.	Taxes	~~101~~102
Section 4.9.	Margin Regulations	~~101~~102
Section 4.10.	ERISA	~~101~~102
Section 4.11.	Ownership of Property; Insurance	~~102~~103
Section 4.12.	Disclosure	~~103~~104
Section 4.13.	Labor Relations	~~103~~104
Section 4.14.	Subsidiaries	~~104~~105
Section 4.15.	Solvency	~~104~~105
Section 4.16.	[Reserved]	~~104~~105
Section 4.17.	Collateral Documents	~~104~~105
Section 4.18.	Material Agreements	~~104~~105
Section 4.19.	Anti-Corruption Laws and Sanctions	~~104~~105
Section 4.20.	Patriot Act	~~104~~105
Section 4.21.	Fiscal Year	~~105~~106
Section 4.22.	No Affected Financial Institutions	~~105~~106
ARTICLE V AFFIRMATIVE COVENANTS		~~105~~106
Section 5.1.	Financial Statements and Other Information	~~105~~106
Section 5.2.	Notices of Material Events	~~106~~108
Section 5.3.	Additional Deliverables	~~108~~109
Section 5.4.	Existence; Conduct of Business	~~108~~109
Section 5.5.	Compliance with Laws, Etc	~~108~~110
Section 5.6.	Payment of Obligations	~~108~~110
Section 5.7.	Books and Records	~~109~~110
Section 5.8.	Visitation, Inspection, Etc	~~109~~110
Section 5.9.	Maintenance of Properties; Insurance	~~109~~110
Section 5.10.	Use of Proceeds and Letters of Credit	~~110~~111
Section 5.11.	Casualty and Condemnation	~~110~~111
Section 5.12.	Additional Subsidiaries and Collateral	~~110~~111
Section 5.13.	Additional Real Property; Leasehold Properties	~~113~~114
Section 5.14.	Further Assurances	~~114~~115
Section 5.15.	Post Closing Obligations	~~114~~115
Section 5.16.	Lender Meetings	~~114~~115

Section 5.17.	Cash Flow Forecasts	~~114~~116
ARTICLE VI FINANCIAL COVENANTS		~~115~~116
Section 6.1.	Consolidated Fixed Charge Coverage Ratio	~~115~~116
Section 6.2.	Consolidated Leverage Ratio	~~115~~117
Section 6.3.	Liquidity	~~116~~118
Section 6.4.	Covenant Relief Period	~~116~~118
ARTICLE VII NEGATIVE COVENANTS		~~116~~118
Section 7.1.	Indebtedness; Preferred Stock	~~116~~118
Section 7.2.	Liens	~~120~~122
Section 7.3.	Fundamental Changes	~~122~~124
Section 7.4.	Investments, Loans, Etc	~~123~~124
Section 7.5.	Restricted Payments	~~124~~126
Section 7.6.	Sale of Assets	~~126~~127
Section 7.7.	Transactions with Affiliates	~~127~~129
Section 7.8.	Restrictive Agreements	~~128~~130
Section 7.9.	Hedging Transactions	~~129~~131
Section 7.10.	Payments of Junior Debt	~~129~~131
Section 7.11.	Amendment to Material Documents	~~129~~131
Section 7.12.	Accounting Changes	~~129~~131
Section 7.13.	Government Regulation	~~130~~132
Section 7.14.	Sales and Discounts of Accounts Receivable	~~130~~132
Section 7.15.	Permitted Activities of Parent and Holdings	~~130~~132
ARTICLE VIII EVENTS OF DEFAULT		~~131~~133
Section 8.1.	Events of Default	~~131~~133
Section 8.2.	Application of Funds	~~134~~136
ARTICLE IX THE ADMINISTRATIVE AGENT		~~135~~137
Section 9.1.	Appointment of Administrative Agent	~~135~~137
Section 9.2.	Nature of Duties of Administrative Agent	~~136~~138
Section 9.3.	Lack of Reliance on the Administrative Agent	~~137~~139
Section 9.4.	Certain Rights of the Administrative Agent	~~137~~139
Section 9.5.	Reliance by Administrative Agent	~~137~~139
Section 9.6.	The Administrative Agent in its Individual Capacity	~~137~~140
Section 9.7.	Successor Administrative Agent	~~138~~140
Section 9.8.	Benefits of Article IX	~~139~~141
Section 9.9.	Administrative Agent May File Proofs of Claim	~~139~~141
Section 9.10.	Titled Agents	~~139~~142
Section 9.11.	Authorization to Execute other Loan Documents	~~140~~142
Section 9.12.	Collateral and Guaranty Matters	~~140~~142
Section 9.13.	Hedging Obligations and Bank Product Obligations	~~140~~142
Section 9.14.	Withholding Tax	~~140~~143
Section 9.15.	Right to Realize on Collateral and Enforce Guarantee	~~141~~143
Section 9.16.	Certain ERISA Matters	~~141~~143
Section 9.17.	Erroneous Payments	~~142~~144
ARTICLE X THE GUARANTY		~~145~~147
Section 10.1.	The Guaranty	~~145~~147

Section 10.2.	Obligations Unconditional	~~146~~148
Section 10.3.	Reinstatement	~~146~~149
Section 10.4.	Certain Additional Waivers	~~147~~149
Section 10.5.	Remedies	~~147~~149
Section 10.6.	Rights of Contribution	~~147~~149
Section 10.7.	Guarantee of Payment; Continuing Guarantee	~~147~~149
Section 10.8.	Keepwell	~~147~~149
Section 10.9.	Release of Guarantors	~~147~~150
ARTICLE XI MISCELLANEOUS		~~148~~151
Section 11.1.	Notices	~~148~~151
Section 11.2.	Waiver; Amendments	~~151~~153
Section 11.3.	Expenses; Indemnification	~~153~~156
Section 11.4.	Successors and Assigns	~~155~~157
Section 11.5.	Governing Law; Jurisdiction; Consent to Service of Process	~~160~~162
Section 11.6.	WAIVER OF JURY TRIAL	~~160~~163
Section 11.7.	Right of Setoff	~~161~~163
Section 11.8.	Counterparts; Integration	~~161~~164
Section 11.9.	Survival	~~161~~164
Section 11.10.	Severability	~~162~~164
Section 11.11.	Confidentiality	~~162~~164
Section 11.12.	Interest Rate Limitation	~~163~~165
Section 11.13.	Waiver of Effect of Corporate Seal	~~163~~165
Section 11.14.	Patriot Act	~~163~~165
Section 11.15.	No Advisory or Fiduciary Responsibility	~~163~~166
Section 11.16.	Electronic Execution of Assignments and Certain Other Documents	~~164~~166
Section 11.17.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~164~~166
Section 11.18.	Acknowledgement Regarding Any Supported QFCs	~~164~~167
Section 11.19.	INTERCREDITOR AGREEMENTS	~~165~~168

Schedules
Schedule I    -    Commitment Amounts
Schedule 1.01    -    Ineligible Assignees
Schedule 4.11(d)    -    Real Property
Schedule 4.14    -    Subsidiaries
Schedule 4.18    -    Material Agreements
Schedule 5.15    -    Post-Closing Obligations
Schedule 7.1    -    Existing Indebtedness
Schedule 7.2    -    Existing Liens
Schedule 7.4    -    Existing Investments
Schedule 7.7    -    Transactions with Affiliates
Exhibits
Exhibit 2.3    -    Form of Notice of Borrowing
Exhibit 2.7    -    Form of Notice of Continuation/Conversion
Exhibit 2.10    -    Form of Note
Exhibits 2.20 (1-4)    -    Forms of U.S. Tax Compliance Certificates
Exhibit 5.1    -    Form of Compliance Certificate
Exhibit 5.12    -    Form of Joinder Agreement
Exhibit 11.4    -    Form of Assignment and Acceptance

i

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 22, 2020 (as amended and restated on August 9, 2022, and as amended on February 10, 2023, September 29, 2023, January 29, 2024 and August 7, 2024, September 25, 2024, November 13, 2024, November 17, 2025 and as further amended, restated, amended and restated, supplemented or modified from time to time, this “Agreement”), by and among ONE WATER ASSETS & OPERATIONS, LLC, a Delaware limited liability company (the “Borrower”), ONE WATER MARINE HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), ONEWATER MARINE INC., a Delaware corporation (the “Parent”), the other Guarantors (defined herein) from time to time party hereto, the Lenders (defined herein) from time to time party hereto, and TRUIST BANK, in its capacity as Administrative Agent (defined herein), Collateral Agent (defined herein), as Issuing Bank (defined herein) and as Swingline Lender (defined herein).

W I T N E S S E T H:

WHEREAS, (i) Parent intends to acquire one hundred percent (100%) of the outstanding equity interests of the Merger Target, by means of the merger of Merger Sub with and into Merger Target pursuant to the Merger Agreement (as defined below), with the equity interests of Merger Target to be immediately transferred to Borrower following such acquisition, (ii) Borrower intends to acquire one hundred percent (100%) of the outstanding membership interests of Acquisition Target by means of an acquisition by Borrower of the membership interests in Acquisition Target from SBE Holdco, Inc., a Florida corporation owned by the Sellers pursuant to the Purchase Agreement (as defined below), and (iii) Acquisition Target, immediately following Borrower’s acquisition thereof and the subsequent assignment by Borrower of its right to purchase thereunder to Acquisition Target, intends to acquire certain real property located in Ft. Lauderdale, Florida, pursuant to the Real Estate Purchase Agreement, (as defined below) (the foregoing acquisitions and related transactions, collectively, the “Ocean Acquisition”).

WHEREAS, the Borrower has requested that the Credit Agreement, dated as of July 22, 2020, by and among the Borrower, Holdings, Parent, the other guarantors from time to time party thereto, the lenders and issuing banks party thereto from time to time, the Administrative Agent and the Collateral Agent (as amended, restated, modified or supplemented from time to time prior to the Restatement Date, the “Existing Credit Agreement”), be amended and restated on the Restatement Date (as defined below) as set forth herein, which amendment and restatement shall become effective on the Restatement Date;

WHEREAS, the Borrower, the other Loan Parties (as defined below), the Lenders and the Administrative Agent desire, subject to the terms and conditions set forth herein, to amend and restate the Existing Credit Agreement in its entirety as set forth herein in order to (i) convert all, or a portion of the “Initial Term Loans” (as defined in the Existing Credit Agreement) outstanding thereunder immediately prior to the Restatement Date (the “Existing Term Loans”) into Converted Term Loans (as defined below) as set forth herein and outstanding hereunder, (ii) provide for the extension of Additional Initial Term Loans to the Borrower hereunder in an aggregate principal amount equal to $172,173,051.93, (iii) convert all or a portion of the “Revolving Commitments” (as defined in the Existing Credit Agreement) in effect immediately prior to the Restatement Date (the “Existing Revolving Commitments”) into Converted Revolving Commitments as set forth herein, (iv) provide for the establishment of Additional Revolving Commitments (as defined below) to the Borrower hereunder in an aggregate amount equal to $20,706,636.92, (v) provide for certain other amendments set forth herein (the transactions discussed in preceding clauses (i) through (v), the “Borrower Financing Transaction”), (vi) finance the Ocean Acquisition, (vii) refinance all of the indebtedness of the Targets other than indebtedness contemplated by the Acquisition Agreements to remain outstanding (the “Target Refinancing”), (viii) pay the fees and expenses incurred in connection with Borrower Financing Transaction, the Ocean Acquisition and the Target Refinancing, and (ix) finance the working capital and general corporate requirements of the Borrowers and its Subsidiaries (the transactions described in preceding clauses (i) through (ix), the “Transactions”);
WHEREAS, effective on the Restatement Date (after giving effect to the making of the Additional Initial Term Loans on such date), (i) the Initial Term Loans outstanding under this Agreement shall consist of a single tranche of Initial Term Loans in an aggregate principal amount equal to $445,000,000 and (ii) the Revolving Commitments in effect under this Agreement shall consist of a single tranche of Revolving Commitments in an amount equal to $65,000,000; and

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligation and liabilities of the parties under the Existing Credit Agreement and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the “Obligations” (under, and as defined in, the Existing Credit Agreement) outstanding on the Restatement Date as contemplated hereby.

WHEREAS, subject to the terms and conditions of this Agreement, the Lenders, the Issuing Bank and the Swingline Lender to the extent of their respective Commitments as defined herein, are willing severally to make the requested term loans and establish the requested revolving credit facility, letter of credit subfacility and the swingline subfacility in favor of, and severally to make the term loans to, the Borrower; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Guarantors, the Lenders, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Swingline Lender agree to amend and restate the Existing Credit Agreement as follows:

ARTICLE I
DEFINITIONS; CONSTRUCTION
Section 1.1. Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“2024 Norfolk Tax Reorganization” shall have the meaning specified in the Fifth Amendment.

“Acceptable Intercreditor Agreement” shall mean a customary intercreditor agreement, subordination agreement, collateral trust agreement or other intercreditor arrangement (which may, if applicable, consist of a payment waterfall) in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which shall be deemed reasonably acceptable to the Required Lenders to the extent posted to the Platform and (x) is accepted by the Required Lenders and/or (y) not otherwise objected to by the Required Lenders within five (5) Business Days of being posted.

“Acquisition” shall mean (a) any Investment (in one transaction or a series of transactions) by the Borrower or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary or shall be merged with the Borrower or any of its Subsidiaries or (b) any acquisition by the Borrower or any of its Subsidiaries of the assets of any Person (other than a Subsidiary) that constitute all or substantially all of the assets of such Person or a division or business unit of such Person.

“Acquisition Agreements” shall mean, collectively, the Real Estate Purchase Agreement, the Purchase Agreement and the Merger Agreement.

“Acquisition Target” shall mean Star brite Europe, Inc., a Florida corporation (to be renamed Star Brite Europe LLC and converted to a Florida limited liability company pursuant to an F reorganization immediately prior to the acquisition thereof by the Borrower pursuant to the Purchase Agreement).

“Additional Commitment Amount” shall have the meaning given to such term in Section 2.23.

“Additional Initial Term Commitment” shall mean (a) as to any Existing Term Lender with an Initial Term Commitment, an amount equal to the difference between such Existing Term Lender’s Initial Term Commitment and the aggregate outstanding principal amount of such Existing Term Lender’s Existing Term Loans on the Restatement Date, and (b) as to any other Lender with an Initial Term Commitment, such Lender’s Initial Term Commitment.
“Additional Initial Term Lender” shall mean each Lender with an Additional Initial Term Commitment and/or Additional Initial Term Loans.
“Additional Initial Term Loans” shall have the meaning specified in Section 2.5(a).
“Additional Lender” shall have the meaning given to such term in Section 2.23.

“Additional Revolving Commitment” shall mean (a) as to any Existing Revolving Lender with a Revolving Commitment, an amount equal to the difference between such Existing Revolving Lender’s Revolving Commitment and the aggregate principal amount of such Existing Revolving Lender’s Existing Revolving Commitments on the Restatement Date and (b) as to any other Revolving Lender with a Revolving Commitment, such Revolving Lender’s Revolving Commitment.
“Additional Revolving Lender” shall mean each Revolving Lender with an Additional Revolving Commitment and/or Revolving Loans.
“Administrative Agent” shall mean Truist Bank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. The term “Affiliated” shall have a meaning correlative thereto. For the purposes of this definition, “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contact or otherwise. The terms “Controlling”, “Controlled by”, and “under common Control with” have the meanings correlative thereto.

“Agent Parties” shall have the meaning set forth in Section 11.1(b)(iv).

“Aggregate Revolving Commitments” shall mean the Revolving Commitments of all the Revolving Lenders at any time outstanding. As of the Restatement Date, the aggregate amount of the Aggregate Revolving Commitments is $65,000,000.

“Agreement” shall have the meaning given in the introductory paragraph hereof.

“Anti-Corruption Laws” shall mean the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions applicable to the Borrower or its Subsidiaries.

“Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

“Applicable Margin” shall mean, as of any date, with respect to all interest on Initial Term Loans of any Type outstanding on any date, interest on all Revolving Loans of any Type outstanding on any date or the letter of credit fee, as the case may be, a percentage per annum determined by reference to the applicable Consolidated Leverage Ratio in effect on such date as set forth in the table below; provided, that a change in the Applicable Margin resulting from a change in the Consolidated Leverage Ratio shall be effective on the second (2nd) Business Day after which the Borrower delivers each of the financial statements required by Section 5.1(a) or (b), as applicable, and the Compliance Certificate required by Section 5.1(c); provided further, that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Margin shall be at Level VI as set forth in the table below until the second (2nd) Business Day after which such financial statements and Compliance Certificate are delivered, at which time the Applicable Margin shall be determined as provided above. Notwithstanding the foregoing, (i) the Applicable Margin from the Restatement Date until the second (2nd) Business Day after which the financial statements and Compliance Certificate for the Fiscal Quarter ending December 31, 2022, are required to be delivered shall be at Level III as set forth in the table below with respect to Term SOFR Loans, Letters of Credit, Base Rate Loans and the Commitment Fee; provided that the Compliance Certificate for the Fiscal Quarter ending December 31, 2022, shall evidence the calculation of the Consolidated Leverage Ratio after giving pro forma effect to the Transactions and the debt incurred on the Restatement Date and the determination of the Applicable Margin for such period shall be based upon such calculations, ~~and~~ (ii) the Applicable Margin from the Fourth

Amendment Effective Date until the second (2nd) Business Day after which the financial statements and Compliance Certificate for the Fiscal ~~Quarter ending~~Year ended September 30, 2024, are required to be delivered shall be at Level VI as set forth in the table below with respect to Term SOFR Loans, Letters of Credit, Base Rate Loans and the Commitment Fee, and (iii) the Applicable Margin from the Seventh Amendment Effective Date until the second (2nd) Business Day after which the financial statements and Compliance Certificate for the Fiscal Year ended September 30, 2025, are required to be delivered shall be at Level VI as set forth in the table below (after giving effect to the Seventh Amendment) with respect to Term SOFR Loans, Letters of Credit, Base Rate Loans and the Commitment Fee. In the event that any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate (regardless of whether the Commitments are in effect when such inaccuracy is discovered, but in any event within ninety (90) days after full payment of the Obligations and termination of the Commitments hereunder), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin based upon the pricing grid set forth in the table below (the “Accurate Applicable Margin”) for any period that such financial statement or Compliance Certificate covered, then (i) the Borrower shall immediately deliver to the Administrative Agent a correct financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Margin shall be adjusted such that after giving effect to the corrected financial statements or Compliance Certificate, as the case may be, the Applicable Margin shall be reset to the Accurate Applicable Margin based upon the pricing grid set forth in the table below for such period and (iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest owing as a result of such Accurate Applicable Margin for such period. The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.13(c) or Article VIII.

Level	Consolidated Leverage Ratio	Term SOFR Loans	Base Rate Loans	Commitment Fee
I	< 0.75:1.00	1.75%	0.75%	0.15%
II	≥ 0.75:1.00 but < 1.50:1.00	2.00%	1.00%	0.20%
III	≥ 1.50:1.00 but < 2.25:1.00	2.25%	1.25%	0.25%
IV	≥ 2.25:1.00 but < 3.00:1.00	2.50%	1.50%	0.30%
V	≥ 3.00:1.00 but < 3.50:1.00	2.75%	1.75%	0.35%
VI	≥ 3.50:1.00	~~3.25~~3.50%	~~2.25~~2.50%	0.40%

“Approved Floorplan Financing” shall mean any floorplan inventory financing that is provided to any of the Guarantors (and guaranteed by the Parent, Holdings, and/or the Borrower) pursuant to Approved Floorplan Financing Documents and is permitted under Section 7.1(r).

“Approved Floorplan Financing Documents” shall mean, collectively or individually as the context requires, (i) that certain Eighth Amended and Restated Inventory Financing Agreement dated as of November 14, 2023 by and among Wells Fargo Commercial Distribution Finance, LLC and the Loan Parties party thereto, and each other “Loan Document” under and as defined therein, in each case as in effect on the Restatement Date; (ii) any amendments, restatements, supplements, consents, waivers or other modifications to any of the documents described in clause (i) of this definition in accordance with this Agreement; and (iii) the definitive documentation of any new floorplan inventory financing, including any refinancing or replacement of any existing Approved Floorplan Financing, in each case under this clause (iii) to the extent permitted under Section 7.1(r) and consented to by Administrative Agent.

“Approved Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” shall mean Truist Securities, Inc., Synovus Bank and KeyBank National Association, each in its capacity as joint lead arranger and bookrunner.

“Asset Sale” shall mean the sale, transfer, exclusive license, lease or other disposition of any property by the Borrower or any Subsidiary, including any sale and leaseback transaction and any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (a) the sale of inventory in the ordinary course of business; (b) the sale or disposition for fair market value of obsolete or worn out property or other property not necessary for operations of the Parent and its Subsidiaries; (c) the disposition of property (including the cancellation of Indebtedness permitted by Section 7.4) between and among the Loan Parties; (d) licenses, sublicenses, leases or subleases granted to others in the ordinary course of business or not interfering in any material respect with the business of the Borrower or any Subsidiary; (e) the disposition (including the write off) of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business; (f) the sale or disposition of cash or Permitted Investments for fair market value in the ordinary course of business; (g) the disposition of shares of Capital Stock of any Subsidiary in order to qualify members of the governing body of such Subsidiary if required by applicable Law; and (h) sale and leaseback transactions (A) existing on the Restatement Date and (B) occurring after the Restatement Date but prior to the Sixth Amendment Effective Date.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee meeting the requirements of Section 11.4(a) (with the consent of any party whose consent is required by Section 11.4(b)) and accepted by the Administrative Agent, substantially in the form of Exhibit 11.4 attached hereto or any other form approved by the Administrative Agent (with the consent of any party whose consent is required by Section 11.4(b)).

“Audited Financial Statements” shall mean the audited consolidated balance sheets of (a) the Parent and its Subsidiaries for the fiscal year ended September 30, 2021, and (b) the Targets and each of their respective Subsidiaries for the fiscal year ended December 31, 2021, and, in each case, the related consolidated statements of income or operations, shareholders’ equity and cash flows of the Parent, the Targets and their respective Subsidiaries for such fiscal year, including the notes thereto.

“Availability Period” shall mean the period from the Restatement Date to but excluding the Revolving Commitment Termination Date.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.16(e).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Amount” shall have the meaning set forth in the definition of “Bank Product Provider”.
“Bank Product Obligations” shall mean, collectively, all obligations and other liabilities of any Loan Party to any Bank Product Provider arising with respect to any Bank Products.

“Bank Product Provider” shall mean any Person that, at the time it provides any Bank Products to any Loan Party, (a) (i) is a Lender or an Affiliate of a Lender or (ii) has provided any Bank Products to any Loan Party that exist on the Restatement Date, and such Person is a Lender or an Affiliate of a Lender on the Restatement Date and (b) except when the Bank Product Provider is Truist Bank and its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Borrower of (x) the existence of such Bank Product, (y) the maximum dollar amount of obligations arising thereunder (the “Bank Product Amount”) and (z) the methodology to be used by such parties in determining the obligations under such Bank Product from time to time. In no event shall any Bank Product Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Bank Products, except that each reference to the term “Lender” in Article IX and Section 11.4 shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent. The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable Bank Product Provider. The Bank Product Amount may not be increased, and no new agreements for Bank Products may be established at any time that an Event of Default exists.

“Bank Products” shall mean any of the following services provided to any Loan Party by any Bank Product Provider: (a) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts, and (b) card services, including credit cards (including purchasing cards and commercial cards), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services.

“Base Rate” shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (a) the rate of interest which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time (the “Prime Rate”), (b) the Federal Funds Rate in effect on such day plus 0.50%, (c) Term SOFR for a one-month Interest Period (calculated after taking into account the Floor) in effect on such day plus 1.00% and (d) 1.00%.

“Base Rate Borrowing” and “Base Rate Loan” when used in reference to any Borrowing refers to whether such Loans or the loan comprising such Borrowing bears interest at a rate determined by reference to the Base Rate.

“Base Rate Term SOFR Determination Day” shall have the meaning set forth the definition of “Term SOFR”.

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.16(b).

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)    Daily Simple SOFR; or

(b)    the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” shall mean a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” shall have the meaning set forth in Section 11.18(c).

“Board of Directors” shall mean, (i) with respect to any corporation or company, the board of directors of the corporation or company or any committee thereof duly authorized to act on behalf of such board, (ii) with respect to a partnership, the board of directors or equivalent governing body of the general partner of the partnership, (iii) with respect to a limited liability company, the manager, the managing member or members or any controlling committee or board of managers (or equivalent governing body) of such company or the sole member or the managing member thereof, and (iv) with respect to any other Person, the entity, individual, board or committee of such Person serving a similar function.

“Borrower” shall have the meaning given in the introductory paragraph hereof.

“Borrower Financing Transaction” shall have the meaning given in the recitals to this Agreement.

“Borrowing” shall mean a borrowing consisting of (a) Loans of the same Class and Type, made, converted or continued on the same date and in the case of Term SOFR Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York are authorized or required by Law to close; provided that, when used in connection with a Term SOFR Loan, the term “Business Day” shall also exclude any day which is not a U.S. Government Business Day.

“Capital Expenditures” shall mean, for any period, without duplication, (i) the additions to property, plant and equipment and other capital expenditures of the Parent and its Subsidiaries that are (or would be) set forth on a consolidated statement of cash flows of the Parent and its Subsidiaries for such period prepared in accordance with GAAP, and (ii) Capital Lease Obligations incurred by the Loan Parties on a consolidated basis during such period; provided, that the following shall be excluded from the foregoing: (i) expenditures incurred in connection with Permitted Acquisitions or incurred by the Person acquired in a Permitted Acquisition prior to the closing of such Permitted Acquisition; (ii) capital expenditures in respect of the reinvestment of any proceeds in accordance with Section 2.12(a); (iii) expenditures made with cash proceeds from any issuances of Capital Stock of the Parent or any Subsidiary or contributions of capital made to the Borrower; ~~or~~ (iv) expenditures made with tenant improvement allowances provided by landlords under leases; or (v) Specified Singleton CapEx. For purposes of this definition, the purchase price of equipment that is purchased substantially simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

“Capital Lease Obligations” of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital or finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Securities Exchange Act of 1934).

“Cash Collateralize” shall mean, in respect of any obligations, to provide and pledge (as a first priority perfected security interest) cash collateral for such obligations in Dollars, to the Administrative Agent pursuant to documentation in form and substance, reasonably satisfactory to the Administrative Agent (and “Cash Collateralization” and “Cash Collateral” have a corresponding meaning).

“Cash Flow Forecast” shall ~~have the meaning specified in the Sixth Amendment.~~mean, for any period, 13-week cash flow forecasts (including both balance sheet cash and cash on hand) together with (A) all supporting assumptions and underlying schedules for the Loan Parties and (B) a variance report comparing the actual results that have elapsed since the prior forecast to the forecasted results for such period as set forth in the immediately preceding cash flow forecast, in each case in form and detail reasonably satisfactory to the Administrative Agent.

“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” shall mean any Domestic Subsidiary that is a disregarded entity for U.S. federal income tax purposes and has no material assets other than Capital Stock of one or more Foreign Subsidiaries that are CFCs.

“Change in Control” shall mean the occurrence of any of the following events: (i) any Person or “group” (within the meaning of Rules 13d 3 and 13d 5 under the Exchange Act) (a) shall have acquired current beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of the Parent or (b) shall have obtained the current power (whether or not exercised) to elect a majority of the members of the Board of Directors of Parent, (ii) a majority of the Board of Directors of the Parent shall cease to constitute Continuing Directors, (iii) the Parent Holdings Group shall cease to beneficially own and control, directly or indirectly, at least the percentage on a fully diluted basis of economic and voting interests in Holdings it owns and controls as of the Restatement Date (as such percentage may be reduced in connection with a Permitted Acquisition with the consent of Required Lenders and Administrative Agent) or cease to have power to elect a majority of the members of the Board of Directors of Holdings; (iv) Holdings shall cease to beneficially own and control, directly or indirectly, 100% of the common membership interests in the Borrower, (v) the Borrower shall cease to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of each other Guarantor (other than the Parent and Holdings and except as permitted by Section 7.3); (vi) any “change of control” or similar event under the Approved Floorplan Financing shall occur; or (vii) a Change of Control (as defined in the Tax Receivable Agreement) shall have occurred.

“Change in Law” shall mean (a) the adoption of any applicable Law after the date of this Agreement, (b) any change in any applicable Law after the date of this Agreement, or (c) compliance by any Lender (or its Applicable Lending Office) or the Issuing Bank (or for purposes of Section 2.18(b), by the Parent Company of such Lender or the Issuing Bank, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, in each case, are deemed to have been introduced or adopted after the date hereof, regardless of the date enacted or adopted.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans or Term Loans and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, a Swingline Commitment or a Term Loan Commitment.

“Closing Certificate” shall have the meaning set forth in Section 3.1(d).

“Closing Date” shall mean July 22, 2020.

“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

“Collateral” shall mean a collective reference to all real and personal property with respect to which Liens in favor of the Collateral Agent, for the benefit of the Secured Parties, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents, and which shall include the Capital Stock owned by the Parent and its Subsidiaries and all IP Rights of the Loan Parties; provided that, for the avoidance of doubt, the Floorplan Collateral (as defined in the Security Agreement) shall not constitute Collateral.

“Collateral Agent” shall mean Truist Bank in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.

“Collateral Documents” shall mean a collective reference to the Security Agreement, any Mortgage, any Leasehold Property Document, security agreements, intellectual property security agreements, pledge agreements delivered to the Collateral Agent pursuant to Section 5.12, 5.13 or 5.14 and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” shall mean a Revolving Commitment, a Swingline Commitment or a Term Loan Commitment or any combination thereof (as the context shall permit or require).

“Commitment Fee” shall have the meaning set forth in Section 2.14(b).

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning set forth in Section 11.1(b)(iv).

“Compliance Certificate” shall mean a certificate from the principal executive officer or the principal financial officer of the Borrower in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit 5.1.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”. the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.19 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated EBITDA” shall mean, for the Parent and its Subsidiaries for any period, an amount equal to the sum of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in determining Consolidated Net Income for such period, and without duplication, (A) Consolidated Interest Expense, (B) income and withholding tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation and amortization determined on a consolidated basis in accordance with GAAP, (D) fees and expenses paid in connection with the execution, delivery and the performance by the Loan Parties of the Loan Documents, and fees and expenses incurred in connection with the issuance, payment, amendment or refinancing of Indebtedness permitted under the Loan Documents, (E) fees and expenses incurred in connection with the Existing Credit Agreement, (F) effects of adjustments in any line item in the consolidated financial statements of the Parent and its Subsidiaries resulting from the application of purchase accounting (including any adjustments with respect to re-valuing assets and liabilities) in relation to any Investments (including Acquisitions) and any investment, acquisition, merger or consolidation or the depreciation, amortization or write-off of any amounts thereof, (G) any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting (excluding (i) any such non-cash charge, write-down or item to the extent it represents an accrual or reserve for a cash expenditure for a future period and (ii) amortization of a prepaid cash item that was paid in a prior period), (H) all unusual and non-recurring cash charges or expenses reducing Consolidated Net Income for such period as approved by the Administrative Agent from time to time that, when combined with amounts added back to Consolidated EBITDA pursuant to clause (I) below, shall not exceed 15% of Consolidated EBITDA during any Test Period (calculated prior to giving effect to such adjustments), (I) the amount of any cost savings, operating expense reductions, other operating improvements and cost synergies related to any Subject Transaction or the implementation of any operational initiative, net of the actual benefits realized during such calculation period from such actions, including (i) pro forma adjustments arising out of events which are directly attributable to any proposed Subject Transaction or operational initiative, are factually supportable and are expected to have a continuing impact, in each case, as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933 (as in effect prior to January 1, 2021), (ii) pro forma adjustments determined in good faith by the Borrower arising out of operating and other expense reductions attributable to such transaction or operational initiative being given pro forma effect that (y) have been realized or (z) are supportable and quantifiable and are expected to be realized within twelve (12) months following the date of such event period and, in each case, including, but not limited to (1) reduction in personnel expenses, (2) reduction of costs related to administrative functions, (3) reduction of costs related to leased or owned properties and (4) reductions from the consolidation of operations and streamlining of corporate overhead, and (iii) such other adjustments as determined in good faith by the Borrower; provided that the aggregate adjustments, when combined with amounts added back to Consolidated EBITDA pursuant to clause (H) above, under sub-clauses (i), (ii) and (iii) shall not exceed 15% of Consolidated EBITDA during any Test Period (calculated prior to giving effect to such adjustments) and (J) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary, minus, to the extent such amounts were included in arriving at such Consolidated Net Income during such period (without duplication), (i) non-cash gains increasing Consolidated Net Income for such period (excluding (x) any non-cash gains to the extent they represent the reversal of an accrual or cash reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and (y) any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period), (ii) the amount of any minority interest income consisting of Subsidiary losses attributable to minority interests of third parties in any non-Wholly-Owned Subsidiary and (iii) the excess of actual cash rent paid over rent expense during such period due to the use of straight line rent for GAAP purposes; it being understood that the Consolidated EBITDA (adjusted as provided herein) of a Person that is acquired in a Permitted Acquisition shall be calculated on a Pro Forma Basis (other than for purposes of calculating Consolidated Excess Cash Flow). Notwithstanding the foregoing, but subject to any adjustment set forth above with respect to any transactions occurring after the Restatement Date, Consolidated EBITDA shall be $92,612,000, $52,736,000, $51,026,000 and $74,693,000 for each of the fiscal quarters ended June 30, 2021, September 30, 2021, December 31, 2021 and March 31, 2022, respectively, as may be adjusted on a Pro Forma Basis. For the avoidance of doubt, Consolidated EBITDA shall be calculated, without duplication, in accordance with Section 1.3 and the definition of “Pro Forma Basis.

“Consolidated Excess Cash Flow” shall mean for the Parent and its Subsidiaries for any period, determined on a consolidated basis, an amount equal to the sum of, without duplication, (a) Consolidated EBITDA (which for the avoidance of doubt shall not be calculated on a Pro Forma Basis) for such period minus (b) Unfinanced Cash Capital Expenditures and the Specified Singleton CapEx made during such period minus (c) Consolidated Interest Expense paid in cash during such period minus (d) cash Taxes payable during such period (and, without duplication, Permitted Tax Distributions payable in cash with respect to such period) minus (e) scheduled principal payments made with Internally Generated Cash on Consolidated Total Debt during such period (including earnouts and Seller Financing Indebtedness) minus (f) voluntary prepayments during such period made with Internally Generated Cash on Consolidated Total Debt, but excluding voluntary prepayments of Revolving

Loans (except to the extent the Revolving Commitments are permanently reduced in a corresponding amount in connection with such prepayments) minus (g) Restricted Payments permitted under Section 7.5(c) through (j), inclusive, during such period to the extent made with Internally Generated Cash minus (h) to the extent elected by the Borrower, cash consideration paid with Internally Generated Cash in connection with Permitted Acquisitions and Investments permitted under Sections 7.4(g), (p) and (q) during such period minus (i) amounts added to Consolidated EBITDA pursuant to clauses (D) and (E) of the definition thereof paid with Internally Generated Cash during such period minus (j) an amount equal to any increase in Working Capital (other than increases arising from Acquisitions or dispositions by the Borrower and its Subsidiaries completed during such period) of the Parent and its Subsidiaries during such period minus (k) Permitted TRA Payments plus (l) an amount equal to any decrease in Working Capital (other than decreases arising from Acquisitions or dispositions by the Borrower and its Subsidiaries completed during such period) of the Parent and its Subsidiaries during such period plus (m) an amount equal to the amount of all cash gains for such period to the extent excluded in the calculation of Consolidated Net Income.

“Consolidated First Lien Debt” shall mean, as to Parent and its Subsidiaries on a consolidated basis at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on any assets of the Parent or any of its Subsidiaries (other than any Consolidated Total debt that is secured by a Lien that is expressly subordinated to the Lien securing the Obligations).

“Consolidated First Lien Leverage Ratio” shall mean, as of any date of determination, for the Parent and its Subsidiaries on a Consolidated basis, the ratio of (a) Consolidated First Lien Debt as of such date minus the unrestricted cash and Permitted Investments of Parent and its Subsidiaries in an aggregate amount of up to $75,000,000 to (b) Consolidated EBITDA, measured for the most recently ended Test Period.

“Consolidated Fixed Charge Coverage Ratio” shall mean, as of any date of determination, for the Parent and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated EBITDA measured for the most recently ended Test Period minus (i) Unfinanced Cash Capital Expenditures minus (ii) cash income Taxes minus (iii) cash dividends and distributions and repurchases of equity interests for cash, in each case, made by the Parent and its Subsidiaries during such Test Period to (b) Consolidated Fixed Charges made during the most recently ended Test Period.

“Consolidated Fixed Charges” shall mean, for the Parent and its Subsidiaries for any period, the sum, without duplication, of (a) Consolidated Interest Expense paid in cash for such period (net of any cash interest income for such period) and (b) scheduled principal payments made on Consolidated Total Debt during such period (without giving effect to any reduction to or elimination of any scheduled principal payment resulting from prepayments made after the Sixth Amendment Effective Date); provided, however, that Consolidated Fixed Charges shall not include any fees and expenses payable by the Loan Parties in connection with the execution and delivery of the Loan Documents or the repayment of any amounts due or outstanding under or in respect of, and the termination of, the Existing Credit Agreement.

“Consolidated Interest Expense” shall mean, for the Parent and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (a) total interest expense, including without limitation the interest component of any payments in respect of Capital Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) with respect to Hedging Transactions during such period (whether or not actually paid or received during such period), but excluding, however, any interest expense attributable to any Approved Floorplan Financing.

“Consolidated Leverage Ratio” shall mean, as of any date of determination, for the Parent and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Total Debt as of such date minus unrestricted cash and Permitted Investments of the Parent and its Subsidiaries in an aggregate amount up to $75,000,000 to (b) Consolidated EBITDA, measured for the most recently ended Test Period.

“Consolidated Net Income” shall mean, for the Parent and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the net income (or loss) of the Parent and its Subsidiaries for such period but excluding therefrom (to the extent otherwise included therein) (a) any extraordinary (as defined in GAAP as in effect prior to FASB update No. 2015-07) gains or losses, (b) any gains attributable to write-ups of assets or losses attributable to write-downs of assets (other than the sale of inventory in the ordinary course of business), (c) any net income (loss) of any Person if such

Person is not a Subsidiary, except that the Borrower’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Permitted Investments actually distributed as a dividend or other distribution or return on investment, subject, in the case of a dividend or other distribution or return on investment to a Subsidiary, to the limitations contained in clause (d) below, (d) any net income (loss) of any Subsidiary (other than any Guarantor) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Borrower or a Guarantor by operation of the terms of such Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Subsidiary or its shareholders (other than (i) restrictions that have been waived or otherwise released and (ii) restrictions pursuant to the Loan Documents), except that the Borrower’s equity in the net income of any such Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Permitted Investments actually distributed or that could have been distributed by such Subsidiary during such period to the Borrower or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Subsidiary, to the limitation contained above in this clause (d)) and (e) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower, the Parent or any Subsidiary on the date that such Person’s assets are acquired by the Borrower, the Parent or any Subsidiary.

“Consolidated Secured Debt” shall mean, as to the Parent and its Subsidiaries on a consolidated basis at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on any assets of the Parent or any of its Subsidiaries.

“Consolidated Secured Leverage Ratio” shall mean, as of any date of determination, for the Parent and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Secured Debt as of such date minus unrestricted cash and Permitted Investments of the Parent and its Subsidiaries in an aggregate amount up to $75,000,000 to (b) Consolidated EBITDA, measured for the most recently ended Test Period.

“Consolidated Total Debt” shall mean, as of any date, the outstanding principal amount of all Indebtedness for borrowed money, capital leases and purchase money debt, Indebtedness evidenced by promissory notes, indentures bonds or similar instruments and unreimbursed drawings under letters of credit, in each case of the Parent and its Subsidiaries, on a consolidated basis and determined in accordance with GAAP (excluding (x) Deferred TRA Obligations, (y) the Approved Floorplan Financing and (z) Indebtedness under the TCF Agreement, but including any Seller Financing Indebtedness).

“Continuing Directors” shall mean, with respect to any period, individuals (A) who were members of the board of directors or other equivalent governing body of the Borrower on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.

“Converted Revolving Commitments” has the meaning specified in Section 2.2(a)
“Converted Term Loans” has the meaning specified in Section 2.5(a).

“Covenant Relief Period” shall mean the period commencing on the Fourth Amendment Effective Date and ending on the Maturity Date.

“Covered Entity” shall have the meaning set forth in Section 11.18(c).
“Covered Party” shall have the meaning set forth in Section 11.18(b).

“Credit Agreement Refinancing Indebtedness” shall mean Indebtedness of the Borrower in the form of Refinancing Revolving Commitments, Refinancing Term Commitments or Refinancing Term Loans that is secured by Liens on Collateral that rank pari passu in priority with the Liens on Collateral that secure the Obligations and that is pari passu in right of payment with the Obligations; provided that:

(a)    such Indebtedness is incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, or refinance, in whole or part, any Class of Term Loans, Revolving Loans or Revolving Commitments (“Refinanced Indebtedness”);

(b)    such Indebtedness is in an original aggregate principal amount (including any unutilized commitments) not greater than the principal amount (including any unutilized commitments) of the Refinanced Indebtedness, plus the sum of (i) the amount of all accrued and unpaid interest on such Refinanced Indebtedness, (ii) the amount of any premiums, make-whole amounts or penalties on such Refinanced Indebtedness, (iii) the amount of all fees on such Refinanced Indebtedness, (iv) the amount of all fees (including arrangement, commitment, structuring, underwriting, ticking, amendment, closing and other similar fees), commissions, costs, expenses and other amounts associated with such Credit Agreement Refinancing Indebtedness, (v) any amount otherwise permitted under Section 7.1 (provided that any additional Indebtedness shall be deemed to constitute a utilization of the relevant basket or exemption under Section 7.1 pursuant to which such additional amount is permitted), and (vi) any amounts otherwise approved by the Required Lenders;

(c)    any such Indebtedness will not mature (and, with respect to any Credit Agreement Refinancing Indebtedness comprising revolving loans, have mandatory commitment reductions) prior to the final maturity date of the Refinanced Indebtedness, or, in the case of any Refinanced Indebtedness in the form of Term Loans, have a shorter weighted average life to maturity than the remaining weighted average life to maturity of the Refinanced Indebtedness;

(d)    such Indebtedness is not incurred or guaranteed by any Person other than a Loan Party or a Person that substantially concurrently with the incurrence of such Indebtedness becomes a Guarantor;

(e)    such Indebtedness is not secured by any assets or property of the Borrower or any Subsidiary that does not constitute Collateral or property or assets that substantially concurrently with the incurrence of such Indebtedness becomes Collateral;

(f)    the proceeds of such Indebtedness are applied, substantially concurrently with the incurrence thereof, to the pro rata payment of outstanding loans (and, in the case of Revolving Commitments, pro rata commitment reductions) with respect to the applicable loans and commitments being so refinanced; and

(g)    the other terms applicable to such Indebtedness (i) are substantially identical to, or (taken as a whole as reasonably determined by the Borrower in good faith) not materially more favorable to the lenders or holders providing such Indebtedness than, those applicable to such Refinanced Indebtedness or (ii) reflect market terms and conditions at the time of incurrence of such Indebtedness (as reasonably determined by the Borrower in good faith); provided that this clause (g) will not apply to (1) terms addressed in the preceding clauses (a) through (f), (2) interest rates, rate floors, fees, funding discounts, and other pricing terms, (3) redemption, prepayment or other premiums, (4) prepayment terms (subject to clause (c) above), (5) covenants and other terms that are applicable only to periods after the Maturity Date and the Revolving Commitment Termination Date at the time of incurrence of such Indebtedness and (6) any financial maintenance covenant applicable to such Credit Agreement Refinancing Indebtedness to the extent applied to the Initial Term Loans and other Term Loans and Revolving Loans or Revolving Commitments, existing at the time of incurrence of such Credit Agreement Refinancing Indebtedness (so that existing Lenders also receive the benefit of such provisions).

“Credit Date” means the date of a Credit Extension.

“Credit Extension” means (i) the making of a Loan or (ii) the issuing, renewal or extension of the expiration period of a Letter of Credit, or any amendment or modification to increase the amount of any Letter of Credit.

“Current Assets” shall mean, with respect to the Parent and its Subsidiaries on a consolidated basis at any date of determination, the sum of all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Parent and its Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits.

“Current Liabilities” shall mean, with respect to the Parent and its Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Parent and its Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is due and unpaid) and (c) accruals for current or deferred Taxes based on income or profits.

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent reasonably determines that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Interest” shall have the meaning set forth in Section 2.13(c).
“Default Right” shall have the meaning set forth in Section 11.18(c).

“Deferred TRA Obligations” shall mean, at any time of determination, the amount of past-due obligations to pay accrued Permitted TRA Payments for which payment is deferred as contemplated in Section 4.3(b) of the Tax Receivable Agreement as in effect on the Restatement Date.

“Defaulting Lender” shall mean, at any time, any Lender as to which the Administrative Agent has notified the Borrower that (a) such Lender has failed for three (3) or more Business Days to comply with its obligations under this Agreement to make a Loan and/or to make a payment to the Issuing Bank in respect of a Letter of Credit or to the Swingline Lender in respect of a Swingline Loan (each a “funding obligation”), (b) such Lender has notified the Administrative Agent or the Borrower, or has stated publicly, that it will not comply with any such funding obligation hereunder, or has defaulted on, its obligation to fund generally under any other loan agreement, credit agreement or other financing agreement, (c) such Lender has, for three (3) or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder, (d) a Lender Insolvency Event has occurred and is continuing with respect to such Lender, or (e) such Lender or its Parent Company has become the subject of a Bail-In Action. The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition.

“Disqualified Capital Stock” means any Capital Stock, that, by its terms (or by the terms of any other instrument, agreement or Capital Stock into which it is convertible or for which it is exchangeable), or upon the occurrence of any event or condition (i) matures or is mandatorily redeemable (other than solely for Capital Stock that is not otherwise Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise,(ii) is redeemable at the option of the holder or beneficial owner thereof (in each case, other than solely for Capital Stock that is not otherwise Disqualified Capital Stock), in whole or in part, (iii) provides for the scheduled payments of dividends, distributions or other Restricted Payments in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other obligation, instrument, agreement, or Capital Stock that would meet any of the conditions in clauses (i), (ii), or (iii) of this definition, in each case, prior to the date that is one hundred eighty (180) days after the Latest Maturity Date.

“Documentation Agents” shall mean Hancock Whitney Bank, Pinnacle Bank and Wells Fargo Bank, N.A., each in its capacity as documentation agent.

“Dollar(s)” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is organized under the laws of any political subdivision of the United States.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Indemnity” shall mean each environmental indemnity made by each Loan Party with real property required to be pledged as Collateral in favor of the Administrative Agent for the benefit of the Administrative Agent and other Secured Parties, in each case in form and substance satisfactory to the Administrative Agent.

“Engagement Letter” shall mean that certain engagement letter, dated as of June 23, 2022, executed by Truist Bank and Truist Securities, Inc. and accepted and agreed to by Parent.

“Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” shall mean any liability (including contingent liabilities, and any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities) of the Borrower, any Subsidiary of the Borrower or any Loan Party directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a “single employer” or otherwise aggregated with the Borrower or any of the Loan Parties under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“ERISA Event” shall mean (i) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event as to which the PBGC has waived the requirement of Section 4043(a) of ERISA that it be notified of such event); (ii) any failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance, there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title 1 of ERISA),

whether or not waived, or any filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code or Section 302 of ERISA with respect to any Plan or Multiemployer Plan, or any determination that any Plan is in at-risk status under Title IV of ERISA; (iii) any incurrence by the Borrower, any of the Loan Parties or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan (other than for premiums due and not delinquent under Section 4007 of ERISA); (iv) any institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC, under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (v) any incurrence by the Borrower, any of the Loan Parties or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or the receipt by the Borrower, any of the Loan Parties or any of their respective ERISA Affiliates of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (vi) any receipt by the Borrower, any of the Loan Parties or any of their respective ERISA Affiliates of any notice, or any receipt by any Multiemployer Plan from the Borrower, any of the Loan Parties or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is insolvent or in reorganization, within the meaning of Title IV of ERISA; (vii) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to a Plan; or (viii) any filing of a notice of intent to terminate any Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, any filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan, or the termination of any Plan under Section 4041(c) of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 9.17(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.17(d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.17(d)(i).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.17(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.17(e).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” shall have the meaning provided in Section 8.1.
“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Excluded Subsidiary” shall mean (a) each Immaterial Subsidiary, (b) each Foreign Subsidiary that is a CFC, (c) each Subsidiary to the extent that (and only for so long as) such Subsidiary is prohibited by any applicable Law from guaranteeing the Obligations, (d) each Subsidiary if, and for so long as, the guarantee of the Obligations by such Subsidiary would require the consent, approval, license or authorization of a Governmental Authority or under any binding Contractual Obligation (or, if such Subsidiary is not a wholly-owned Subsidiary, under its Organizational Documents) with any Person other than the Borrower or any Subsidiary existing on the Restatement Date (or, if later, the date such Subsidiary is acquired (so long as such Contractual Obligation is not incurred in contemplation of such acquisition), except to the extent and until such consent, approval, license or authorization has actually been obtained, (e) each Subsidiary that is a not-for-profit organization, (f) each Subsidiary with respect to which, as reasonably determined by the Borrower in good faith, the guarantee by such Subsidiary would reasonably be expected to result in material adverse tax consequences to the Borrower or any Subsidiary, (g) each CFC Holdco, (h) each Subsidiary with respect to which, as reasonably determined by the Borrower and the Administrative Agent the cost, burden and/or potential tax liability of providing a guarantee outweigh the marginal benefits to be obtained by the Lenders and (i) any non-wholly owned Subsidiary.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity

Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor, or the grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation; provided that, for the avoidance of doubt, in determining whether any Guarantor is an “eligible contract participant” under the Commodity Exchange Act, the keepwell agreement set forth in Section 10.8 shall be taken into account. If a Swap Obligation arises under a Master Agreement governing more than one Hedging Transaction, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Hedging Transactions for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.25) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” shall have the meaning given in the recitals to this Agreement.
“Existing Collateral Documents” has the meaning set forth in Section 1.14(c).

“Existing Revolving Commitment” has the meaning specified in the recitals of this Agreement.

“Existing Revolving Lender” means each Revolving Lender which is a “Revolving Lender” under, and as defined in, the Existing Credit Agreement.

“Existing Revolving Loans” has the meaning specified in Section 2.2(b).

“Existing Term Lender” means each Term Lender which is an “Lender” under, and as defined in, the Existing Credit Agreement that holds Existing Term Loans as of the Restatement Date.

“Existing Term Loans” has the meaning specified in the recitals of this Agreement.
“Extended Revolving Commitment” shall have the meaning provided in Section 2.28(a).

“Extended Term Loans” shall have the meaning provided in Section 2.28(a).

“Extension” shall have the meaning provided in Section 2.28(a).

“Extension Offer” shall have the meaning provided in Section 2.28(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement between the United States and one or more other governmental authorities that is entered into in order to facilitate compliance with the foregoing.

“Federal Funds Rate” shall mean, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such a manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate, or if no such rate is published, the average rate per annum, as determined by the Administrative Agent, quoted for overnight Federal Funds transactions last available prior to such day; provided further that the Federal Funds Rate shall not be less than 0.00% per annum.

“Fifth Amendment” shall mean that certain Amendment No. 5 to Amended and Restated Credit Agreement, dated as of September 25, 2024, by and among the Borrower, Holdings, the Parent, each of the other Guarantors party thereto, each of the Lenders party thereto and the Administrative Agent.

“Fifth Amendment Effective Date” shall have the meaning specified in the Fifth Amendment.
“Financial Plan” shall have the meaning provided in Section 5.1(e).

“Financial Officer Certification” shall mean, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of the Parent, acting in such capacity, that, as of the date of such certification, such financial statements fairly present, in all material respects, the financial condition of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Fiscal Month” shall mean any fiscal month of the Parent.

“Fiscal Quarter” shall mean any fiscal quarter of the Parent.
“Fiscal Year” shall mean any fiscal year of the Parent.

“First Amendment” shall mean that certain Amendment No. 1 to Amended and Restated Credit Agreement, dated as of February 10, 2023, by and among the Borrower, Holdings, the Parent, each of the other Guarantors party thereto, each of the Lenders party thereto and the Administrative Agent.

“Flood Hazard Property” as defined clause (d) of Part I in the definition of Real Estate Documents.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (e) the Biggert–Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect or any successor statute thereto, in each case, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing, as amended or modified from time to time.

“Floor” shall mean a rate of interest equal to 0.00% per annum.

“Floorplan Collateral” shall have the meaning provided in the Floorplan Intercreditor Agreement.

“Floorplan Intercreditor Agreement” shall mean that certain Amended and Restated Intercreditor and Collateral Access Agreement, dated August 9, 2022, by and among Wells Fargo Commercial Distribution Finance, LLC, the Administrative Agent and certain of the Loan Parties.

“FL Sale and Leaseback Transaction" has the meaning set forth in the Second Amendment.

“Foreign Lender” shall mean (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“Fourth Amendment” shall mean that certain Amendment No. 4 to Amended and Restated Credit Agreement, dated as of August 7, 2024, by and among the Borrower, Holdings, the Parent, each of the other Guarantors party thereto, each of the Lenders party thereto and the Administrative Agent.

“Fourth Amendment Effective Date” shall have the meaning specified in the Fourth Amendment.

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” shall mean, collectively, (a) the Parent, (b) Holdings, (c) the Borrower (other than with respect to its own primary obligations), (d) each Subsidiary identified as a “Guarantor” on the signature pages hereto, (e) each Person that joins as a Guarantor pursuant to Section 5.12 or otherwise, (f) with respect to (i) any Hedging Obligations between any Loan Party (other than the Borrower) and any Lender-Related Hedge Provider that are permitted to be incurred pursuant to Section 7.9 and any Bank Product Obligations owing by any Loan Party (other than the Borrower), the Borrower and (ii) the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Swap Obligations, the Borrower, and (g) the successors and permitted assigns of the foregoing; provided, however, that no Excluded Subsidiary shall be a Guarantor.

“Guaranty” shall mean the Guaranty made by the Guarantors in favor of the Administrative Agent, for the benefit of the holders of the Obligations, pursuant to Article X.

“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Obligations” of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (a) any and all Hedging Transactions, (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (c) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.

“Hedging Transaction” of any Person shall mean (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Holdings LLC Agreement” shall mean that certain Fourth Amended & Restated Limited Liability Company Agreement of Holdings dated as of February 11, 2020, as amended, restated, supplemented or otherwise modified in accordance with this Agreement.

“Immaterial Subsidiary” shall mean, at any date of determination, each Subsidiary of the Borrower that has been designated by the Borrower in writing to the Administrative Agent as an “Immaterial Subsidiary” for purposes of this Agreement (and not redesignated as a Material Subsidiary as provided below), provided that (a) for purposes of this Agreement, at the time of such designation (i) the total assets of all Immaterial Subsidiaries (other than Foreign Subsidiaries) at the last day of the most recent Test Period shall not equal or exceed 2.5% of the total assets of the Parent and its Subsidiaries at such date or (ii) the gross revenues for such Test Period of all Immaterial Subsidiaries (other than Foreign Subsidiaries) shall not equal or exceed 2.5% of the consolidated gross revenues of the Parent and its Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP, (b) the Borrower shall not designate any new Immaterial Subsidiary if such designation would not comply with the provisions set forth in clause (a) above, and (c) if the total assets or gross revenues of all Subsidiaries so designated by the Borrower as “Immaterial Subsidiaries” (and not redesignated as “Material Subsidiaries”) shall at any time exceed the limits set forth in clause (a) above, then all such Subsidiaries shall be deemed to be Material Subsidiaries unless and until the Borrower shall redesignate one or more Immaterial Subsidiaries as Material Subsidiaries, in each case in a written notice to the Administrative Agent, and, as a result thereof, the total assets and gross revenues of all Subsidiaries still designated as “Immaterial Subsidiaries” do not exceed such limits; and provided further that the Borrower may designate and re-designate a Subsidiary as an Immaterial Subsidiary at any time, subject to the terms set forth in this definition.

“Incremental Amount” subject to Section 6.4, shall mean the sum of (i) $125,000,000 plus (ii) such additional amounts so long as immediately after giving effect to the incurrence of the Incremental Term Loans and the establishment of commitments in respect thereof pursuant to Section 2.23 (and assuming any increase to the Revolving Commitments contemplated at such time is fully drawn) and the use of the proceeds of the loans thereunder, the Consolidated Leverage Ratio does not exceed 2.25:1.00 (it being understood and agreed that, unless notified by the Borrower, (A) the Borrower shall be deemed to have utilized amounts of the type described in clause (ii) above prior to the utilization of amounts under clause (i) above and (B) Loans may be incurred in respect of any or all of the clauses (i) and (ii) above, and the proceeds from any such incurrence in respect of clauses (i) and (ii) above, may be utilized in a single transaction by, first, calculating the incurrence in respect of clause (ii) above (without giving effect to any incurrence in respect of clause (i)), and second, calculating the incurrence in respect of clause (i) above (the foregoing amount, the “Available Incremental Amount”)); provided that the Aggregate Revolving Commitments may not be increased by more than $50,000,000.

“Incremental Term Loan” shall have the meaning provided in Section 2.23.

“Incremental Term Loan Commitment” shall mean, with respect to Persons identified as an “Incremental Term Loan Lender” in the applicable amendment, supplement or joinder in form and substance reasonably satisfactory to the Administrative Agent, together with their respective successors and assigns, the commitment of such Person to make the Incremental Term Loan hereunder pursuant to such amendment, supplement or joinder; provided that, at any time after the funding of the Incremental Term Loan, determination of “Required Lenders” shall include the outstanding principal amount of the Incremental Term Loan.

“Indebtedness” of any Person shall mean, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than (x) trade payables incurred in the ordinary course of such Person’s business; provided that, for purposes of Section 8.1(f), trade payables overdue by more than one hundred twenty (120) days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures, and (y) any earn-outs (until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), Seller Financing Indebtedness, purchase price adjustments for working capital and similar adjustments in respect of any Acquisitions permitted under this Agreement), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) the amount of Capital Lease Obligations of such Person, (vi) the maximum amount of all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances, surety bonds, performance bonds or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) Disqualified Capital Stock, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price (for purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and as if such price were based upon, or measured by, the fair market value of such Disqualified Capital Stock), (x) all Off-Balance Sheet Liabilities and (xi) all Hedging Obligations. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor. The amount of any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the initial stated principal amount thereof without giving effect to any such discounts.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Ineligible Assignee” shall mean (a) any competitor of the Borrower identified on Schedule 1.01, (b) any Person that, together with its Affiliates, directly or indirectly owns more than 5% of any competitor of the Borrower and is identified on Schedule 1.01 and (c) any Affiliates or Subsidiary thereof to the extent clearly identifiable as such on the basis that such Affiliate’s or Subsidiary’s names include the name of the specified Ineligible Assignee). Notwithstanding anything to the contrary set forth in Section 11.2, Schedule 1.01 may be updated by the Borrower from time to time pursuant to written notice to the Administrative Agent and without the consent of any Lender, provided, that no Event of Default has occurred and is continuing at the time of such update; provided that any Person that is a Lender or a Participant and subsequently becomes an Ineligible Assignee (but was not an Ineligible Assignee at the time it became a Lender) shall be deemed to not be an Ineligible Assignee hereunder with respect to any Loans, Commitments or participations held by such Lender or Participant at the time such Lender or Participant became an Ineligible Assignee.

“Initial Term Loan Commitment” shall mean, with respect to each Lender, the obligation of such Lender to make its portion of the Initial Term Loans hereunder on the Restatement Date, in a principal amount not exceeding the amount set forth with respect to such Lender on Schedule I. The aggregate principal amount of all Lenders’ Initial Term Loan Commitments as of the Restatement Date is
$445,000,000.

“Initial Term Loans” shall have the meaning set forth in Section 2.5(a).

“Intellectual Property” has the meaning given to that term in the Security Agreement.

“Intercreditor Agreements” shall mean the Floorplan Intercreditor Agreement and any other Acceptable Intercreditor Agreement, collectively, in each case to the extent then in effect.

“Interest Period” shall mean with respect to any Term SOFR Borrowing, a period of one, three or six months (in each case, subject to availability); provided, that:

(a)    the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b)    if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

(c)    any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month;

(d)    each principal installment of the Term Loans shall have an Interest Period ending on each installment payment date and the remaining principal balance (if any) of the Term Loans shall have an Interest Period determined as set forth above;

(e)    no Interest Period for any Revolving Loan may extend beyond the date specified in clause (i) of the definition of Revolving Commitment Termination Date, and no Interest Period for any Term Loan may extend beyond the date specified in clause (i) of the definition of Maturity Date; and

(f)    no tenor that has been removed from this definition pursuant to Section 2.16(e) shall be available for specification in such Notice of Borrowing or Notice of Conversion/Continuation.

“Interim Financial Statements” shall mean the unaudited consolidated financial statements of (a) the Parent and its Subsidiaries for the Fiscal Quarter ended December 31, 2021 and March 31, 2022, and (b) the Targets and each of their respective Subsidiaries for the Fiscal Quarter ended March 31, 2022, and, in each case, including balance sheets and statements of income or operations and cash flows.

“Internally Generated Cash” shall mean, with respect to Parent or any Subsidiary during any period, cash funds of such Person and its Subsidiaries generated during such period as a result of such Person’s operations and not constituting (x) proceeds of the issuance of (or contributions in respect of) Capital Stock of such Person, (y) proceeds of the incurrence of Indebtedness by such Person or any of its Subsidiaries (other than any draws on any revolving line of credit) or (z) proceeds of Asset Sales and Recovery Events.

“Investments” shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee with respect to any obligation of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but in each case, without duplication of any adjustments to the amount of Investments permitted under Section 7.4 net of any return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts.

“IP Rights” shall mean all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, franchises, licenses, software, trade secrets and other intellectual property rights that are reasonably necessary for the operation of their respective businesses that the Borrower or any of its Subsidiaries owns, or possesses the legal right to use.

“IRS” shall mean the United States Internal Revenue Service.

“Issuing Bank” shall mean Truist Bank in its capacity as the issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit.

“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit 5.12 executed and delivered by a Subsidiary in accordance with the provisions of Section 5.12 or any other documents as the Administrative Agent shall reasonably deem appropriate for such purpose.

“Junior Debt” shall mean any Indebtedness that constitutes (i) Subordinated Debt, (ii) Indebtedness that is secured by assets on a junior basis to the Liens securing the Obligations and (iii) unsecured Indebtedness.

“Junior Debt Documents” shall mean any agreement, indenture or instrument pursuant to which any Junior Debt is issued, in each case as amended to the extent permitted under the Loan Documents.

“Landlord Consent and Estoppel” shall mean, with respect to any Leasehold Property in respect of which a Mortgage is required pursuant to this Agreement, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord agrees to provide Administrative Agent certain leasehold mortgagee protections and consents to the granting of a Mortgage on such Leasehold Property by the Loan Party tenant, such Landlord Consent and Estoppel to be in form and substance acceptable to Administrative Agent in its reasonable discretion, but in any event sufficient for Administrative Agent to obtain a Title Policy with respect to such Mortgage.

“Latest Maturity Date” shall mean, as of any date of determination, the latest possible maturity or expiration date applicable to any Loan or Commitment hereunder at such time, in each case, as extended in accordance with this Agreement from time to time, as the case may be.

“Laws” or “Law” shall mean, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LC Commitment” shall mean that portion of the Aggregate Revolving Commitments that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed the lesser of (x) $5,000,000 and (y) the aggregate amount of the Revolving Commitments.

“LC Disbursement” shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Documents” shall mean all applications, agreements and instruments relating to the Letters of Credit but excluding the Letters of Credit.

“LC Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender shall be its Pro Rata Share of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices 1998, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Leasehold Property” shall mean any leasehold interest of any Loan Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Administrative Agent in its sole discretion as not being required to be included in the Collateral.

“Leasehold Property Documents” shall mean, with respect to each Leasehold Property that is Material Real Property:

(a)    a Landlord Consent and Estoppel;

(b)    evidence that such Leasehold Property is a Recorded Leasehold Interest;

(c)    a title report reasonably satisfactory to Administrative Agent issued by a title company with respect thereto dated within a reasonable time satisfactory to Administrative Agent and issued by a title company reasonably satisfactory to Administrative Agent, together with copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Administrative Agent;

(d)    a subordination non-disturbance agreement duly executed by any Person that has a Lien on the fee interest in such Material Real Property, in form and substance reasonably satisfactory to Administrative Agent and in recordable form;

(e)    to the extent available, copies of any surveys of all such Material Real Property and reports and other information regarding environmental matters relating to such Material Real Property;

(f)    one or more fully executed and notarized Mortgages encumbering such Material Real Property, and such financing statements and other instruments as may be necessary or advisable to grant a Mortgage lien under the laws of the applicable jurisdiction on such real property and fixtures located thereon, in each case in proper form for recording in all appropriate places in all applicable jurisdictions and evidence reasonably acceptable to the Administrative Agent of payment by the Borrower of all title search, escrow and examination charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages; and

(g)    a customary opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in the state in which such Material Real Property is located with respect to the enforceability of the Mortgage to be recorded in such state and such other matters as Administrative Agent may reasonably request, in form and substance reasonably satisfactory to Administrative Agent.

“Lender Insolvency Event” shall mean that (a) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (b) a Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, custodian or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, or (c) a Lender or its Parent Company has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent; provided that, for the avoidance of doubt, a Lender Insolvency Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interest in or control of a Lender or a Parent Company thereof by a Governmental Authority or an instrumentality thereof.

“Lender-Related Hedge Provider” shall mean any Person that, (a)(i) at the time it enters into a Hedging Transaction with any Loan Party, is a Lender or an Affiliate of a Lender or (ii) has entered into a Hedging Transaction with any Loan Party that exists on the Restatement Date, and such Person is a Lender or an Affiliate of a Lender on the Restatement Date and (b) except when the Lender-Related Hedge Provider is Truist Bank and its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Borrower of (x) the existence of such Hedging Transaction, and (y) the methodology to be used by such parties in determining the obligations under such Hedging Transaction from time to time. In no event shall any Lender-Related Hedge Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Hedging Obligations except that each reference to the term “Lender” in Article IX and Section 11.4 shall be deemed to include such Lender-Related Hedge Provider. In no event shall the approval of any such Person in its capacity as Lender-Related Hedge Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent. No new Hedging Transactions may be established by any Lender-Related Hedge Provider at any time that an Event of Default exists.

“Lenders” shall mean each of the Persons identified as a “Lender” on the signature pages hereto and each Additional Lender that joins this Agreement pursuant to Section 2.23 and their successors and assigns and shall include, where appropriate, the Swingline Lender.

“Letter of Credit” shall mean any stand-by letter of credit issued pursuant to Section 2.22 by the Issuing Bank for the account of the Borrower or any Subsidiary pursuant to the LC Commitment; provided that to the extent that a Letter of Credit is issued for the account of a Subsidiary that is not a Loan Party, then such Letter of Credit shall be deemed to be an Investment in such Subsidiary and shall only be issued so long as such Investment is permitted hereunder and the issuance of such Letter of Credit shall be deemed to constitute a utilization of the relevant basket or except under Section 7.4.

“Letter of Credit Fee” shall have the meaning set forth in Section 2.14(c).

“Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

“Limited Condition Transaction” shall mean any acquisition or other Investment permitted hereunder by the Borrower or one or more of its Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Liquidity” shall mean as of any date of determination, the sum of (a) unrestricted cash and Permitted Investments of the Parent and its Subsidiaries as of such date, (b) the unused and available portion of the Aggregate Revolving Commitments then in effect, and (c) the available portion of the Borrowing Base (as defined in the Used PTL (as defined in the Approved Floorplan Financing Documents)).

“Loan Documents” shall mean, collectively, this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Collateral Documents, each Intercreditor Agreement, the LC Documents, the Engagement Letter, all Notices of Borrowing, all Notices of Conversion/Continuation, all Compliance Certificates, all UCC financing statements, all stock powers and similar instruments of transfer, any promissory notes issued hereunder and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

“Loan Parties” shall mean, collectively, the Borrower and each Guarantor.

“Loans” shall mean all Revolving Loans, Swingline Loans and Term Loans in the aggregate or any of them, as the context shall require.

“Location Level Revenue” shall mean, with respect to any dealership location of any Loan Party for any period, the total revenue attributed to such dealership for such period, and in with respect to any other business location of any Loan Party that does not constitute a dealership, the total revenue attributed to such business generated at such location for such period, in each case calculated in a manner consistent with GAAP.

“Master Agreement” shall have the meaning set forth in the definition of “Hedging Transaction.”

“Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, resulting in a material adverse change in, or a material adverse effect on, (a) the business, results of operations, financial condition, assets or liabilities of the Parent and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents, (c) the rights and remedies of the Administrative Agent, the Issuing Bank, Swingline Lender, and the Lenders under any of the Loan Documents or (d) the legality, validity or enforceability of any of the Loan Documents.

“Material Agreement” shall mean (i) any contract or other arrangement to which any Loan Party or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect, (ii) any other contract or arrangement with any counterparty or its Affiliates from which any Loan Parties and their Subsidiaries, on an aggregate basis for all contracts with such counterparty or any of its Affiliates, have received or are anticipated to receive earnings in excess of 2.5% of Consolidated EBITDA on an annual basis; provided that, any such contract or other arrangement described in clause (ii) of this definition that is terminated and replaced in accordance with Section 7.11, shall no longer constitute a Material Agreement for purposes of this definition upon such replacement.

“Material Indebtedness” shall mean any Indebtedness (other than the Loans and Letters of Credit) and Hedging Obligations of the Borrower or any of its Subsidiaries, individually or in an aggregate committed or outstanding principal amount exceeding $20,000,000. For purposes of determining the amount of attributed Indebtedness from Hedging Obligations, the “principal amount” of any Hedging Obligations at any time shall be the Net Mark-to-Market Exposure of such Hedging Obligations.

“Material Real Property” shall mean any and all of the following: (a) any fee owned Real Property having a fair market value in excess of $10,000,000 as of the date of the acquisition thereof, (b) any Leasehold Property that (i) has aggregate payments under the terms of the lease of such property greater than or equal to $1,500,000 per annum; (ii) is the corporate headquarters of any Loan Party; or (iii) at the time of entering, acquiring, extending, restating or renewing the corresponding lease, relates to one or more business locations that have generated trailing twelve month Location Level Revenue of at least $135,000,000, (c) any Real Property that the Administrative Agent determines after the Restatement Date, in its reasonable discretion, to be material to the business, operations, properties, assets or condition (financial or otherwise) of the Loan Parties and their Subsidiaries, taken as a whole, and designates in writing to Borrower to be “Material Real Property”, and (d) any Real Property identified as Material Real Property and listed on Schedule 4.11(d); provided, that Material Real Property shall not include any Real Property that is subject to a short-term lease or for which the lease is terminable by the landlord without cause.

“Material Subsidiary” shall mean any Subsidiary that is not an Immaterial Subsidiary.

“Maturity Date” shall mean the earlier of (i) July 31, ~~2026~~2027 or (ii) with respect to the Term Loans, the date on which the principal amount of all outstanding Term Loans have been declared or automatically have become due and payable pursuant to Section 8.1 (whether by acceleration or otherwise).

“Merger Agreement” shall mean that certain Agreement and Plan of Merger dated June 21, 2022, by and among Merger Sub, Parent, and Merger Target.

“Merger Sub” shall mean OBCMS, Inc., a Florida corporation.

“Merger Target” shall mean Ocean Bio-Chem, Inc., a Florida corporation (to be renamed and converted to Ocean Bio-Chem, LLC, a Florida limited liability company on the Restatement Date following the Ocean Acquisition).

“MFN Provision” shall have the meaning set forth in Section 2.23(c).

“Minimum Extension Condition” shall have the meaning set forth in Section 2.28(b).

“MIRE Event” shall mean if there are any Mortgaged Properties at such time, any increase, extension or renewal of any of the Commitments or Loans (including any incremental credit facilities hereunder, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Revolving Loans or (iii) the issuance, renewal or extension of any Letters of Credit).

“Modified Amortization Percentage” shall mean, at any time, with respect to any Incremental Term Loans that will constitute, and be added to, the Initial Term Loans, a percentage equal to the fraction, the numerator of which is the amount of the scheduled amortization payment required to be made on the next scheduled amortization repayment date pursuant to Section 2.9(b) and the denominator of which is the aggregate principal amount of Initial Term Loans that is outstanding at such time (without giving effect to the incurrence of Incremental Term Loans to be made at such time, but, for the avoidance of doubt, to include any Incremental Term Loans incurred prior to such time).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgaged Property” shall mean each Material Real Property of the Borrower or a Loan Party with respect to which a Mortgage is granted pursuant to Sections 5.12, 5.13, 5.14 and/or 5.15 (if any).

“Mortgages” shall mean the mortgages, deeds of trust, deeds to secure debt or other real estate security documents granted by any Loan Party to the Administrative Agent from time to time and evidencing a Lien on a Mortgaged Property in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, as the same may be amended, amended and restated, extended, supplemented, substituted or otherwise modified from time to time.
“Multiemployer Plan” shall mean any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) the Borrower, any of the Loan Parties or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, any of the Loan Parties or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.

“Narrative Report” shall mean, with respect to the financial statements for which such narrative report is required, a narrative report or dashboard in the form previously provided before the Restatement Date, in either case, describing the operations of Parent and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate with comparison to and variances from the immediately preceding period and budget.

“Net Cash Proceeds” shall mean the aggregate cash or Permitted Investments proceeds received by the Borrower or any Subsidiary in respect of any Asset Sale, Recovery Event, any issuance of Indebtedness or any issuance of Capital Stock net of (a) direct costs incurred in connection therewith (including legal, accounting and investment banking fees, and sales commissions) and other reasonable and customary transaction costs, fees and expenses attributable to such transaction and payable by the Borrower or such Subsidiary, (b) taxes paid or payable as a result thereof, (c) in the case of any Asset Sale or any Recovery Event, the amount necessary to retire any Indebtedness secured by a Lien permitted by Section 7.2 (other than Indebtedness under the Loan Documents and Indebtedness that is secured by Liens ranking junior to or pari passu with any Lien of the Administrative Agent in respect of Indebtedness under the Loan Documents) on the related property and (d) in the case of any Asset Sale, a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by a Loan Party in connection with such Asset Sale; provided, that upon release of any such reserve (other than any release to pay such indemnification obligations), the amount released shall be considered Net Cash Proceeds.

“Net Mark-to-Market Exposure” of any Person shall mean, as of any date of determination with respect to any Hedging Obligation, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from such Hedging Obligation. “Unrealized losses” shall mean the fair market value of the cost to such Person of replacing the Hedging Transaction giving rise to such Hedging Obligation as of the date of determination (assuming the Hedging Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).

“NFIP” as defined in clause (d) of Part I in the definition of Real Estate Documents.

“Non-Converting Portion” means, (i) as to any Existing Term Lender, an amount (if positive) equal to the difference between the aggregate outstanding principal amount of Existing Term Loans of such Existing Term Lender and such Existing Term Lender’s Initial Term Commitment and (ii) as to any Existing Revolving Lender, an amount (if positive) equal to the difference between such Existing Revolving Lender’s Existing Revolving Commitment and such Existing Revolving Lender’s Revolving Commitment.
“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.

“Non-U.S. Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by the Borrower or one or more of the Loan Parties primarily for the benefit of employees of the Borrower or such of the Loan Parties residing outside the United States, which plan, fund or other similar program provides, or results in, defined-benefit retirement benefits, or defined-benefit payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Norfolk” shall mean Norfolk Marine Company, a Virginia corporation, which shall, on or before the Fiscal Quarter ending September 30, 2024, convert to a Delaware limited liability company.

“Norfolk Holdings” shall mean Norfolk Marine Holdings, Inc., a Delaware corporation, the direct wholly-owned Subsidiary of Parent and a direct or indirect parent of the Borrower.

“Note” shall have the meaning set forth in Section 2.10(b).

“Notice of Borrowing” shall mean, a notice of (a) a Term Borrowing, (b) a Revolving Borrowing or (c) a Swingline Borrowing which shall be substantially in the form of Exhibit 2.3.

“Notice of Conversion/Continuation” shall have the meaning set forth in Section 2.7(b). “Obligations” shall mean, collectively, (a) all amounts owing by the Loan Parties to the Administrative Agent, the Issuing Bank, any Lender (including the Swingline Lender) or the Arrangers pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loan or Letter of Credit including without limitation, all principal, interest (including any interest and fees accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest or fees is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent, the Issuing Bank and any Lender (including the Swingline Lender) incurred pursuant to this Agreement or any other Loan Document) and all obligations pursuant to the Administrative Agent’s Erroneous Payment Subrogation Rights, whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, (b) all Hedging Obligations owed by any Loan Party to any Lender-Related Hedge Provider permitted by Section 7.9, and (c) all Bank Product Obligations, together with all renewals, extensions, modifications or refinancings of any of the foregoing; provided, that “Obligations” of a Guarantor shall exclude any Excluded Swap Obligations of such Guarantor.

“Ocean Acquisition” shall have the same meaning given in the recitals to this Agreement.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, excluding any sale and leaseback transactions permitted hereunder, (iii) any Synthetic Lease Obligation or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Organizational Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“OSHA” shall mean the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.25).

“Parent” shall have the meaning given in the introductory paragraph hereof.

“Parent Company” shall mean, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Parent Holdings Group” shall mean the Parent and each Subsidiary of the Parent (other than Holdings and its Subsidiaries).

“Participant” shall have the meaning set forth in Section 11.4(d).
“Participant Register” shall have the meaning set forth in Section 11.4(e).

“Patriot Act” shall mean the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001).

“Payment Office” shall mean the office of the Administrative Agent located at 203 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

“Payment Recipient” has the meaning assigned to it in Section 9.17(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

“Permitted Acquisition” shall mean an Investment consisting of an Acquisition by the Borrower or any other Loan Party (other than the Parent and Holdings) of at least 75% of the Capital Stock, or a business line or division of, any Person; provided that, (1) in the case of an Acquisition for which the Acquisition consideration is less than $10,000,000 (excluding amounts paid for inventory or working capital), (a) no Event of Default shall have occurred and be continuing or would result from such Acquisition and (b) Borrower shall deliver limited reporting and legal due diligence as may be reasonably requested by Administrative Agent, and (2) in the case of any other Acquisition, (a) no Event of Default shall have occurred and be continuing or would result from such Acquisition, (b) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Parent and its Subsidiaries were engaged in on the Restatement Date (or a business reasonably related, supplemental or ancillary thereto), (c) in the case of an Acquisition of the Capital Stock of another Person, the Board of Directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (d) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that after giving effect to such Acquisition on a Pro Forma Basis, (x) the Loan Parties would be in compliance with the financial covenants set forth in Article VI recomputed as of the end of the most recently ended Test Period; provided that, for purposes of calculating the Consolidated Leverage Ratio for purposes of this clause (x), Consolidated Total Debt of the Parent shall be deemed to include the aggregate amount of any earn-out obligations and Seller Financing Indebtedness, as reasonably estimated by the Borrower in good faith, scheduled to be incurred pursuant to such Permitted Acquisition, and (y) the Consolidated Leverage Ratio of the Loan Parties is in compliance with the requirements of Section 6.2 at such time, (e) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto), except to the extent such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (f) the aggregate amount of acquisitions of entities or assets that will not become Guarantors or do not constitute Collateral, shall not exceed, as valued at cost at the time each such acquisition is made and including all related commitments for future acquisition, $10,000,000, (g) immediately after giving effect to such Acquisition, the sum of cash on hand (that is unencumbered) of the Loan Parties plus availability existing under the Aggregate Revolving Commitments is at least $5,000,000; provided, further, that the requirements herein shall be subject to Section 1.7 hereof in the case of a Limited Condition Transaction, (h) the acquisition shall be non-hostile and shall have been approved by the Board of Directors of the Person acquired or the Person from whom such assets or division is acquired, as applicable, and (i) the Loan Parties shall have delivered to Administrative Agent and Lenders at least ten (10) Business Days prior to such proposed acquisition, and Administrative Agent shall have satisfactorily completed its review of, each of the following in form and substance satisfactory to the Administrative Agent in its reasonable discretion:

(i)    to the extent received by, or otherwise available to, the applicable Loan Party, all relevant financial information with respect to such acquisition, including, without limitation, the aggregate consideration for such acquisition;

(ii)    with respect to the acquisition of any Person or assets or division which for the four-quarter period most recently ended prior to the date of such acquisition, shall have generated earnings before income taxes, depreciation, and amortization during such period (calculated in substantially the same manner as Consolidated EBITDA) equal to or greater than 3.0% of Consolidated EBITDA calculated on a Pro Forma Basis, a quality of earnings report detailing proposed adjustments;

(iii)    to the extent received by, or otherwise available to, the applicable Loan Party, a due diligence memorandum prepared by the Loan Parties’ counsel regarding such counsel’s due diligence review of the target’s business, assets, liabilities, operations and condition (financial or otherwise), including customary lien and litigation searches; and

(iv)    any other information related to such acquisition that is reasonably requested by the Administrative Agent or its counsel to the extent such information has been received by or is reasonably available to the Borrower;

provided, that, notwithstanding the foregoing requirements, the Ocean Acquisition consummated on the Restatement Date shall be deemed to constitute a Permitted Acquisition for all purposes under this Agreement and the other Loan Documents.

“Permitted Convertible Indebtedness" means all Permitted Convertible Notes and Permitted Convertible Note Guarantees.

"Permitted Convertible Note Guarantees" means any unsecured Indebtedness of a Loan Party that is permitted to be incurred under this Agreement and is in the form of Guarantees of Permitted Convertible Notes of another Loan Party.

"Permitted Convertible Notes" means unsecured Indebtedness of any Loan Party that is permitted to be incurred under this Agreement and is convertible into, or exchangeable for, common stock or other common equity interests of the Parent (and cash in lieu of any fractional share of common stock or other common equity interest) and/or cash (in an amount determined by reference to the price of such common stock or other common equity interest).

“Permitted Encumbrances” shall have the meaning assigned to such term in Section 7.2. “Permitted Exchange” shall mean (i) any transaction pursuant to Section 4.6(a) or Section 4.6(m) (excluding any Cash Election (as defined in the Holdings LLC Agreement)) of the Holdings LLC Agreement in which “Units” are exchanged for “Class A Shares” (as such terms are defined in the Holdings LLC Agreement) of Parent as described in the Holdings LLC Agreement and the Registration Statement and (ii) in connection with a Permitted Acquisition consummated by the Parent Holdings Group, any cash redemption of such “Units” to the extent reasonably necessary to fund such Permitted Acquisition.

“Permitted Investments” shall mean:

(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(b)    commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody’s and in either case maturing within six (6) months from the date of acquisition thereof;

(c)    certificates of deposit, bankers’ acceptances and time deposits maturing within one year of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)    fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)    mutual funds investing solely in any one or more of the Permitted Investments described in clauses (a) through (d) above; and

(f)    other marketable debt instruments approved by the Administrative Agent in its reasonable discretion.

“Permitted Refinancing” shall mean, with respect to any Person, any modification (other than a release of such Person), refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, and as otherwise permitted under Section 7.1, (provided that any additional Indebtedness shall be deemed to constitute a utilization of the relevant basket or exemption under Section 7.1 pursuant to which such additional amount is permitted) and (ii) the proceeds of any such Permitted Refinancing are applied substantially concurrently with the incurrence thereof to the prepayment, refinancing or purchase of the Indebtedness being prepaid, refinanced and/or purchased, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) (i) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is secured by a Lien on the Collateral, the Lien securing such Indebtedness as modified, refinanced, refunded, renewed or extended shall not be senior in priority to the Lien on the Collateral securing the Indebtedness being modified, refinanced, refunded, renewed or extended and shall not be secured by any additional assets unless such additional assets substantially simultaneously secures the Obligations or is otherwise permitted under this Agreement and (ii) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is unsecured, such Indebtedness as modified, refinanced, refunded, renewed or extended shall be unsecured, (d) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is guaranteed by a Guarantee, such Indebtedness as modified, refinanced, renewed or extended shall not have any additional guarantees unless such additional guarantees are substantially simultaneously provided in respect of the Loans and Commitments under this Agreement and (e) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, (i) such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate, redemptions and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended (other than in the case of terms applying to periods after the Latest Maturity Date for any Loans then outstanding or otherwise added for the benefit of the Lenders hereunder); provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iii) such modification, refinancing, refunding, renewal or extension is incurred by a Person who is the obligor of the Indebtedness being so modified, refinanced, refunded, renewed or extended.

“Permitted Stock Repurchases” shall mean (i) Restricted Payments to the Parent in an aggregate amount not to exceed $50,000,000 during any Fiscal Year, the proceeds of which are used to purchase, repurchase, retire, redeem or otherwise acquire the Capital Stock of the Parent (including related stock appreciation rights or similar securities); provided that, (x) no Event of Default shall have occurred and be continuing or would result therefrom, and (y) the Consolidated Leverage Ratio, after giving Pro Forma Effect to any such Restricted Payment, does not exceed 2.25x:1.00 as of the last day of the most recently ended Test Period, and (ii) non-cash repurchases of Capital Stock of the Parent deemed to occur upon exercise of stock options and warrants if such Capital Stock represents a portion of the exercise price of such options or warrants.

“Permitted Tax Distributions” shall mean distributions by Holdings to all members of Holdings on a pro rata basis in an amount that is not in excess of the amount sufficient to result in a distribution to Parent to enable the Parent Holdings Group to timely satisfy its U.S. federal, state and local and non-U.S. tax obligations, other than any obligations to remit any withholdings withheld from payments to third parties (determined, for the avoidance of doubt, by taking into account any tax benefits with respect to which any distributions described in the definition of “Permitted TRA Payments” are made).

“Permitted TRA Payments” shall mean distributions by Holdings to all members of Holdings on a pro rata basis in an amount that is not in excess of the amount necessary for Parent to satisfy its payment obligations under the Tax Receivable Agreement as in effect on the date hereof except that “Permitted TRA Payments” shall not include any payment obligations of Parent pursuant to Article IV of the Tax Receivable Agreement; for the avoidance of doubt, regularly scheduled payments required under Section 3.1 of the Tax Receivable Agreement that are deferred and paid at a later time in accordance with Section 4.3(b) of the Tax Receivable Agreement are Permitted TRA Payments.

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

“PIK Interest” shall have the meaning set forth in Section 2.13(a).

“PIK Rate” shall mean 1.00% per annum.

“PIK Trigger Date” shall mean November 1, 2026.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower, any of the Loan Parties or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan of Reorganization” shall have the meaning set forth in Section 11.4(b)(vii)(C).
“Platform” shall have the meaning set forth in Section 11.1(b)(iii).

“Pro Forma Basis” and “Pro Forma Effect” shall mean, for purposes of calculating compliance with respect to any test or covenant hereunder (excluding, for the avoidance of doubt, Consolidated Excess Cash Flow), compliance with any test or covenant shall be determined after giving effect to any Subject Transaction or the amount of any cost savings, operating expense reductions, other operating improvements and cost synergies related to any Subject Transaction or the implementation of any operational initiative and assuming that (i) all acquisitions, Asset Sales and operational initiatives that have been consummated during the period or subsequent to such period and prior to or simultaneously with the event for which the calculation is made, and any Indebtedness or other liabilities repaid in connection therewith had been consummated and repaid as of the first day (or last day in the case of any Indebtedness in connection with the calculation of the Consolidated Leverage Ratio, Consolidated Secured Leverage Ratio and Consolidated First Lien Leverage Ratio) of the most recently ended Test

Period, (ii) any Indebtedness incurred or assumed in connection with such transaction that is not retired in connection with such transaction (x) shall be deemed to have been incurred as of the first day (or last day in the case of the calculation of the Consolidated Leverage Ratio, Consolidated Secured Leverage Ratio and Consolidated First Lien Leverage Ratio) of the applicable period and (y) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination and (iii) income statement items (whether positive or negative) and Capital Expenditures attributable to the Person or property acquired shall be included beginning as of the first day of the applicable period; provided that, whenever pro forma effect or a determination of pro forma compliance is to be given to a Subject Transaction or operational initiative, the pro forma calculation shall include, net of the actual benefits realized during such calculation period from such actions, (a) pro forma adjustments arising out of events which are directly attributable to any proposed Subject Transaction or operational initiative, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933 (as in effect prior to January 1, 2021), (b) pro forma adjustments determined in good faith by the Borrower arising out of operating and other expense reductions attributable to such transaction or operational initiative being given pro forma effect that (y) have been realized or (z) are supportable and quantifiable and are expected to be realized within twelve (12) months following the date of such event and, in each case, including, but not limited to, (1) reduction in personnel expenses, (2) reduction of costs related to administrative functions, (3) reduction of costs related to leased or owned properties and (4) reductions from the consolidation of operations and streamlining of corporate overhead, and (c) such other adjustments as determined in good faith by the Borrower; provided, further, that (A) the aggregate adjustments, when combined with amounts added back to Consolidated EBITDA pursuant to clause (H) of the definition thereof, under sub-clauses (a), (b) and (c) shall not exceed 15% of Consolidated EBITDA during any applicable Test Period (calculated prior to giving effect to such adjustments), and using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired and the consolidated financial statements of the Parent and its Subsidiaries, and (B) the Borrower shall provide the Administrative Agent with written calculations of the proposed adjustments set forth in clauses (b) and (c) above prior to the inclusion of such adjustments in the calculation of any financial covenant under the Loan Documents. No amounts shall be added pursuant to this definition to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA, whether through pro forma adjustments or otherwise, with respect to any period.

“Pro Forma Compliance Certificate” shall mean a certificate of a Responsible Officer of the Borrower containing reasonably detailed calculations of the financial covenants set forth in Article VI recomputed as of the end of the period of the most recently ended Test Period, after giving effect to the applicable transaction on a Pro Forma Basis.

“Pro Rata Share” shall mean (a) with respect to any Commitment of any Lender at any time, a percentage, the numerator of which shall be such Lender’s Commitment (or if such Commitments have been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure or Term Loan, as applicable), and the denominator of which shall be the sum of such Commitments of all Lenders (or if such Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure or the Term Loan, as applicable, of all Lenders), (b) with respect to all Revolving Commitments of any Lender at any time, the numerator of which shall be the sum of such Lender’s Revolving Commitment (or if such Revolving Commitments have been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure), and the denominator of which shall be the sum of all Lenders’ Revolving Commitments (or if such Revolving Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders funded under such Commitments), and (c) with respect to all Term Loans of any Lender at any time, the numerator of which shall be the sum of such Lender’s Term Loans, and the denominator of which shall be the sum of all Lenders’ Term Loans.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Agreement” shall mean that certain Equity Purchase Agreement dated June 21, 2022, by and among the Sellers and the Borrower, as buyer.

“QFC” shall have the meaning set forth in Section 11.18(c).

“QFC Credit Support” shall have the meaning set forth in Section 11.18(a).

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Loan Party as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by the Borrower and any of the Loan Parties, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Real Estate Documents” shall mean, (I) with respect to each fee owned Real Property that is Material Real Property:

(a)    a fully executed and notarized Mortgage encumbering the fee interest of such Loan Party in such real property, and such financing statements and other instruments as may be necessary or advisable to grant a Mortgage lien under the laws of the applicable jurisdiction on such real property and fixtures located thereon;

(b)    ALTA mortgagee title insurance policies issued by a title insurance company reasonably acceptable to the Administrative Agent with respect to such real property, insuring the Administrative Agent that the Mortgage covering such real property creates a valid and enforceable first priority mortgage lien on such real property, free and clear of all defects and encumbrances except Permitted Encumbrances, which title insurance policies shall otherwise be in amount, form and substance reasonably satisfactory to the Administrative Agent and shall include such endorsements as are reasonably requested by the Administrative Agent (each, a “Title Policy”);

(c)    (i) a survey of such real property that is certified to the Administrative Agent and the title insurance company, compliant with the minimum requirements of the American Land Title Association as such requirements are in effect on the date of the preparation thereof and otherwise in form and substance reasonably acceptable to the Administrative Agent or (ii) an existing survey together with a no-change affidavit sufficient for the title insurance company to remove all standard survey exceptions from each Title Policy and issue the title endorsements required in clause (b) of this Part I;

(d)    (i) a completed “Life of Loan Federal Emergency Management Agency Standard Flood Hazard Determination form indicating whether such real property is located in an area designated by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” or having special mud slide hazards (a “Flood Hazard Property”) and (ii) if such real property is a Flood Hazard Property, (A) indicating whether the community in which such real property is located is participating in the National Flood Insurance Program (“NFIP”) created by the United States Congress pursuant to the Flood Insurance Laws, (B) the Borrower and the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (1) as to the fact that such real property is a Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the NFIP and (C) copies of (i) flood insurance policies under the NFIP or the Borrower’s application for flood insurance plus proof of premium payment, (ii) private insurance endorsed to cause such private insurance to be fully compliant with the federal law as regards private placement insurance applicable to the NFIP, with commercially reputable insurance companies not Affiliates of the Borrower and reasonably acceptable to the Administrative Agent, or (iii) other evidence of flood insurance evidencing such flood insurance coverage in such amounts and with such deductibles as the Administrative Agent may reasonably request, with commercially reputable insurance companies not Affiliates of the Borrower and reasonably acceptable to the Administrative Agent, in each case, without limiting the foregoing, in compliance with applicable Flood Insurance Laws, naming the Administrative Agent and its successors and/or assigns as mortgagee and sole loss payee on behalf of the Lenders and otherwise in form and substance reasonable acceptable to the Administrative Agent;

(e)    environmental assessment reports in form and substance reasonably satisfactory to and from professional firms reasonably acceptable to the Administrative Agent, including (1) Phase I Environmental Site Assessment Reports, consistent with American Society of Testing and Materials (ASTM) Standard E 1527-13, and applicable state requirements, on all of the owned real property, dated no more than six (6) months prior to the Closing Date (or date of the applicable Mortgage if provided post-closing), prepared by environmental engineers satisfactory to the Administrative Agent, all in form and substance satisfactory to the Administrative Agent, and (2) such environmental review and audit reports, including Phase II reports, with respect to the real property of any Loan Party as the Administrative Agent shall have requested, in each case together with letters executed by the environmental firms preparing such environmental reports, in form and substance satisfactory to the Administrative Agent, authorizing the Administrative Agent and the Lenders to rely on such reports, and the Administrative Agent shall be satisfied with the contents of all such environmental reports;

(f)    if reasonably requested by the Administrative Agent, evidence reasonably satisfactory to the Administrative Agent that such real property, and the uses of such real property, are in compliance in all material respects with all applicable zoning Laws (the evidence submitted as to which should include the zoning designation made for such real property, the permitted uses of such real property under such zoning designation and, if available, zoning requirements as to parking, lot size, ingress, egress and building setbacks);

(g)    customary legal opinions to the Loan Parties in each jurisdiction (i) where such real property is located and (ii) where the applicable Loan Party granting the Mortgage on said real property is organized, regarding the due execution, delivery and enforceability of each such Mortgage, the corporate formation, existence and good standing of the applicable Loan Party, and such other matters as may be reasonably requested by the Administrative Agent, in each case addressed to the Administrative Agent and each Lender, in form and substance reasonably acceptable to the Administrative Agent;

(h)    evidence reasonably acceptable to the Administrative Agent of payment by the Borrower of all title insurance premiums, search, escrow and examination charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies and endorsements contemplated above and such other documents as the Administrative Agent may reasonably request with respect to any such Material Real Property; and

(i)    a duly executed Environmental Indemnity with respect thereto;

and (II) with respect to any Leasehold Property that is Material Real Property, the Leasehold Property Documents and the documents set forth in clause (d) of Part I above.

“Real Estate Purchase Agreement” shall mean that certain Real Estate Sales Contract dated June 21, 2022, between PEJE, Inc., a Florida corporation and the Borrower.

“Recipient” shall mean (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank as applicable.

“Record Document” shall mean, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

“Recorded Leasehold Interest” shall mean a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Administrative Agent’s reasonable judgment, to give constructive notice of such Leasehold Property to third party purchasers and encumbrancers of the affected real property.

“Recovery Event” shall mean any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of the Borrower or any Subsidiary.

“Refinanced Indebtedness” shall have the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinancing” shall have the meaning set forth in the recitals to this agreement.

“Refinancing Amendment” shall mean an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Refinancing Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.27.

“Refinancing Commitments” shall mean any Refinancing Term Commitments or Refinancing Revolving Commitments.

“Refinancing Loans” shall mean any Refinancing Term Loans or Refinancing Revolving Loans.
“Refinancing Lender” shall have the meaning set forth in Section 2.27(d).

“Refinancing Revolving Commitments” shall mean one or more Classes of commitments in respect of Revolving Loans hereunder that result from a Refinancing Amendment.

“Refinancing Revolving Loans” shall mean one or more Classes of Revolving Loans that result from a Refinancing Amendment.

“Refinancing Term Commitments” shall mean one or more Classes of Term Loan Commitments hereunder that result from a Refinancing Amendment.

“Refinancing Term Loans” shall mean one or more Classes of Term Loans that result from a Refinancing Amendment.

“Register” shall have the meaning assigned to such term in Section 11.4(c).

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation Y” shall mean Regulation Y of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Required Lenders” shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding Revolving Commitments and the Term Loans (and any active Incremental Term Loan Commitment) at such time or if the Lenders have no Commitments outstanding, then Lenders holding more than 50% of the Revolving Credit Exposure and the Term Loans; provided that, if there are two or more non-Affiliated Lenders, Required Lenders shall mean at least two non-Affiliated Lenders holding more than 50% of the aggregate outstanding Revolving Commitments and the Term Loans at such time or if the Lenders have no Commitments outstanding, then at least two Lenders holding more than 50% of the Revolving Credit Exposure and the Term Loans; provided, further, that, to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Revolving Commitments, Revolving Credit Exposure and Term Loans shall be excluded for purposes of determining Required Lenders.

“Requirement of Law” for any Person shall mean the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and any Law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” shall mean the EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean, (x) with respect to certifying compliance with the financial covenants set forth in Article VI, the chief financial officer or the treasurer of the Borrower and (y) with respect to all other provisions, any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of a Person or such other representative of such Person as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent; and, with respect to the financial covenants only, the chief financial officer or the treasurer of such Person.

“Restatement Date” shall mean August 9, 2022.

“Restricted Payment” shall mean, for any Person, any dividend or distribution on any class of its Capital Stock, or any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of its Capital Stock, or any options, warrants, or other rights to purchase such Capital Stock, whether now or hereafter outstanding.

“Revolving Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrower and to acquire participations in Letters of Credit and Swingline Loans in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule I, as such schedule may be amended pursuant to Section 2.23, or in the case of a Person becoming a Lender after the Restatement Date, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Acceptance executed by such Person as an assignee, or the joinder executed by such Person, in each case as such commitment may subsequently be increased or decreased, pursuant to terms hereof.

“Revolving Commitment Increase” shall have the meaning provided in Section 2.23.

“Revolving Commitment Termination Date” shall mean the earlier of (i) July 31, ~~2026~~2027 and (ii) the date on which the Revolving Commitments are terminated pursuant to Sections 2.8 or 8.1.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, LC Exposure and Swingline Exposure at such time.

“Revolving Lender” shall mean Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

“Revolving Loan” shall have the meaning given in Section 2.2(a).
“RPA” shall have the meaning given in Section 5.17.

“S&P” shall mean S&P Global Ratings and any successor thereto.

“Sanctioned Country” shall mean, at any time, a country or territory that is, or whose government is, the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria and the Crimea Region of the Ukraine).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” shall mean economic or financial sanctions or trade embargoes administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the
U.S. Department of State or (b) the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” shall mean the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” shall mean that certain Amendment No. 2 to Amended and Restated Credit Agreement, dated as of September 29, 2023, by and among the Borrower, Holdings, the Parent, each of the other Guarantors party thereto, each of the Lenders party thereto and the Administrative Agent.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Lenders (including the Swingline Lender), the Issuing Banks, the Arrangers, the Lender-Related Hedge Providers, the Bank Product Providers and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.1(a).

“Security Agreement” shall mean that certain pledge and security agreement dated as of July 22, 2020, and as amended, restated, modified or supplemented prior to the Restatement Date, executed in favor of the Administrative Agent, for the benefit of the Secured Parties, by each of the Loan Parties.

“Sellers” shall mean, collectively, Peter Dornau and Maureen Dornau.

“Seller Financing Indebtedness” shall mean any obligation or liability consisting of fixed deferred purchase price, installment payments, or promissory notes that, in each case, is issued or otherwise incurred as consideration for any Acquisition.

“Seventh Amendment” shall mean that certain Amendment No. 7 to Amended and Restated Credit Agreement and Amendment to Pledge and Security Agreement, dated as of November 17, 2025, by and among the Borrower, Holdings, the Parent, each of the other Guarantors and Grantors party thereto, each of the Lenders, the Collateral Agent and the Administrative Agent.

“Seventh Amendment Cash Flow Reporting Period” shall have the meaning set forth in Section 5.17.

“Seventh Amendment Effective Date” shall have the meaning specified in the Seventh Amendment.

“Sixth Amendment” shall mean that certain Amendment No. 6 to Amended and Restated Credit Agreement and Waiver and Amendment No. 1 to Pledge and Security Agreement, dated as of November 13, 2024, by and among the Borrower, Holdings, the Parent, each of the other Guarantors and Grantors party thereto, each of the Sixth Amendment Consenting Lenders, the Collateral Agent and the Administrative Agent.

“Sixth Amendment Consent Fee” shall have the meaning specified in the Sixth Amendment.
“Sixth Amendment Consenting Lenders” shall have the meaning specified in the Sixth Amendment.

“Sixth Amendment Effective Date” shall have the meaning specified in the Sixth Amendment.
“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital; (e) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business and (f) such Person does not intend, in any transaction, to hinder, delay or defraud either present or future creditors or any other person to which such Person is or will become, through such transaction, indebted. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.

“Specified Acquisition Agreement Representations” shall mean each of the representations made by, or with respect to, the Targets and their respective subsidiaries in the applicable Acquisition Agreement as are material to the interests of the Lenders (in their capacities as such), but only to the extent that the Borrower and/or Parent (or its affiliate), as applicable, has the right (taking into account any applicable cure provisions) to terminate its obligations under the Acquisition Agreement to which it is a party or decline to consummate the Ocean Acquisition (or any part thereof, in accordance with the terms thereof) as a result of a breach of such representations in the applicable Acquisition Agreement.

“Specified Event of Default” shall mean the occurrence of any event that constitutes an Event of Default under one or more of Sections 8.1(a), (b), (d) (solely as a result of a breach of Article VI or for failure to deliver the financial statements or Compliance Certificate required pursuant to Sections 5.1(a), (b) or (c)), (g), (h), or (i) of this Agreement.

“Specified Loan Party” shall mean each Loan Party that is, at the time on which the relevant Guarantee or grant of the relevant security interest under the Loan Documents by such Loan Party becomes effective with respect to a Swap Obligation, a corporation, partnership, proprietorship, organization, trust or other entity that would not be an “eligible contract participant” under the Commodity Exchange Act at such time but for the effect of Section 10.8.

“Specified Representations” shall mean those representations and warranties made by the Borrower and the Guarantors in Sections 4.1(i) (only with respect to the organizational existence of the Loan Parties), 4.2, 4.7, 4.9, 4.15, 4.17, 4.19 (only with respect to the use of proceeds of the Loans made on the applicable funding date), 4.20 (only with respect to the Patriot Act and, other than with respect to the Patriot Act, the use of proceeds of the Loans made on the applicable funding date.

“Specified Singleton CapEx” shall mean any growth Capital Expenditures in an aggregate principal amount not to exceed $5,000,000 made after the Seventh Amendment Effective Date to develop, construct, renovate, and expand the dealership located at A1A & A1B Lake Oconee Pkwy, Greensboro, Georgia 30642 and maintained by Singleton Assets & Operations, LLC.

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“Subject Transaction” shall mean any Acquisition, any disposition that results in a Subsidiary ceasing to be a Subsidiary of the Borrower or, any asset sale of a business unit, line of business or division, incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit in the ordinary course for working capital purposes unless such Indebtedness has been permanently repaid and not replaced), Restricted Payment, Revolving Commitment Increase or Incremental Term Loan that by the terms of this Agreement is subject to a test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Subordinated Debt” shall mean Indebtedness of any Person subordinated to the repayment of the Obligations pursuant to a written agreement in form and substance reasonably satisfactory to the Administrative Agent.

“Subsidiary” shall mean, with respect to any Person (the “parent”), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of the Borrower.

“Supported QFC” shall have the meaning set forth in Section 11.18(a).

“Swap Obligations” shall mean with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $5,000,000.

“Swingline Exposure” shall mean, with respect to each Lender, the principal amount of the Swingline Loans in which such Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with Section 2.4, which shall equal such Lender’s Pro Rata Share of all outstanding Swingline Loans.

“Swingline Lender” shall mean Truist Bank in its capacity as provider of Swingline Loans, or any successor swingline lender hereunder.

“Swingline Loan” shall mean a loan made to the Borrower by the Swingline Lender under the Swingline Commitment.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee pursuant to Accounting Standards Codification Sections 840-10 and 840-20, as amended and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Synthetic Lease Obligations” shall mean, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

“Targets Refinancing” shall have the meaning given in the recitals to this Agreement.
“Targets” shall mean, collectively, the Acquisition Target and the Merger Target.

“Tax Receivable Agreement” shall mean that certain Tax Receivable Agreement dated as of February 11, 2020, by and among Parent, the “TRA Holders” (as therein defined) and the other Persons party thereto, together with any other tax receivable agreement approved by Administrative Agent in its sole discretion from time to time.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax, or penalties applicable thereto.

“TCF Agreement” shall mean that certain Inventory Security Agreement dated as of June 19, 2015, by and among Singleton, Holdings and TCF Inventory Finance, Inc., as in effect on the Closing Date.

“Term Loan Commitments” shall mean the Initial Term Loan Commitment, any Incremental Term Loan Commitment and any Refinancing Term Commitment.

“Term Loans” shall mean the Initial Term Loans, any Incremental Term Loans, any Refinancing Term Loans and/or Extended Term Loans, as the context may require.

“Term SOFR” shall mean:

(a)    for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one (1) month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided that, if Term SOFR shall be less than the Floor in respect of the preceding clauses (a) or (b), it shall be deemed to be the Floor for the purposes of this Agreement.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration (CBA) or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion in consultation with the Borrower).

“Term SOFR Borrowing” shall mean any Borrowing bearing interest based on Term SOFR other than pursuant to clause (c) of the definition of “Base Rate”.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Term SOFR Loans” shall mean any loans bearing interest based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or 5.1(b).

“Third Amendment” shall mean that certain Amendment No. 3 to Amended and Restated Credit Agreement, dated as of January 29, 2024, by and among the Borrower, Holdings, the Parent, each of the other Guarantors party thereto, each of the Lenders party thereto and the Administrative Agent.

“Title Policy” as defined clause (b) of Part I in the definition of Real Estate Documents.
“Trade Date” shall have the meaning set forth in Section 11.4(b)(vii)(A).

“Trading with the Enemy Act” shall mean the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended and in effect from time to time.

“Transactions” shall have the meaning given in the recitals to this Agreement.
“Truist Bank” shall mean Truist Bank and its successors.
“Type”, when used in reference to a Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR or the Base Rate.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfinanced Cash Capital Expenditures” shall mean, for any period, the amount of Capital Expenditures made by the Parent and its Subsidiaries during such period in cash, but excluding any such Capital Expenditures financed with Indebtedness permitted under Section 7.1 (but including Capital Expenditures to the extent financed with the proceeds of Revolving Loans, Swingline Loans or loans under any other revolving credit facility) and excluding any such Capital Expenditures that constitute reinvestment of proceeds as permitted under Section 2.12(a).

“Unfunded Pension Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the respective State of the State of organization of the Borrower and each Loan Party.

“United States” or “U.S.” shall mean the United States of America.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income department of its members be closed for the entire day for purposes of trade in the United States government securities.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” shall have the meaning set forth in Section 11.18(a).
“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.20(g).
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean any Loan Party and the Administrative Agent.

“Working Capital” shall mean, with respect to the Parent and its Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided, that, increases or decreases in Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2.    Classifications of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. a “Revolving Loan” or “Term Loan”) or by Type (e.g. a “Term SOFR Loan” or “Base Rate Loan”) or by Class and Type (e.g. “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g. “Revolving Borrowing”) or by Type (e.g. “Term SOFR Borrowing”) or by Class and Type (e.g. “Eurodollar Revolving Borrowing”).

Section 1.3.    Accounting Terms and Determination.

(a)    Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 5.1(a); provided, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any covenant for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

(b)    Notwithstanding any other provision contained herein, (i) for all purposes of this Agreement and the other Loan Documents, including negative covenants, financial covenants and component definitions, GAAP will be deemed to treat operating leases and Capitalized Lease Obligations in a manner consistent with the treatment under GAAP as in effect prior to the issuance by the Financial Accounting Standards Board on February 24, 2016 of Accounting Standards Update No. 2016-02 and (ii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (A) Statement of Financial Accounting Standards 141R or ASC 805 (or any other financial accounting standard having a similar result or effect), (B) any election under Financial Accounting Standards Codification No. 825 – Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any

Indebtedness of the Borrower or any Subsidiary at “fair value” as defined therein or (C) any treatment of Indebtedness in respect of convertible debt instruments under ASC 470-20 (or any other financial accounting standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(c)    Notwithstanding anything to the contrary herein, (x) financial ratios and tests, including the Consolidated Leverage Ratio, Consolidated Secured Leverage Ratio, Consolidated First Lien Leverage Ratio, the Fixed Charge Coverage Ratio and compliance with covenants determined by reference to Consolidated EBITDA shall be calculated on a Pro Forma Basis in the manner prescribed in this Section 1.3 and (y) for purposes of determining compliance with any ratio and test contained in this Agreement, with respect to any period during which any Subject Transaction occurs or subsequent to such period and prior to or simultaneously with the event for which the calculation is made, the Consolidated Leverage Ratio, Consolidated Secured Leverage Ratio, Consolidated First Lien Leverage Ratio, the Fixed Charge Coverage Ratio and Consolidated EBITDA shall be calculated with respect to such period and such event on a Pro Forma Basis and shall be calculated for the applicable period of measurement for which quarterly or fiscal year-end financial statements have been delivered pursuant to Section 5.1(a) or (b), as applicable, immediately preceding the date of such event; provided that notwithstanding anything to the contrary in this Section 1.3(c), when calculating Consolidated Excess Cash Flow and the Consolidated Leverage Ratio for purposes of (i) the definition of “Applicable Margin”, (ii) the percentage of Consolidated Excess Cash Flow to be applied pursuant to Section 2.12(c) and (iii) determining actual compliance (and not in compliance on a Pro Forma Basis) with Section 6.2, any Subject Transaction that occurred subsequent to the end of the applicable period of measurement shall not be given pro forma effect.

(d)    Notwithstanding any other provision contained herein, in the case of any calculation of the Consolidated Leverage Ratio, Consolidated Secured Leverage Ratio, Consolidated First Lien Leverage Ratio, Consolidated Fixed Charge Coverage Ratio, and Consolidated EBITDA on a Pro Forma Basis that occurs prior to the date on which financial statements have been (or are required to be) delivered for the Fiscal Quarter ending June 30, 2022, any such calculation to be made on a “Pro Forma Basis” shall use the Interim Financial Statements.

(e)    Any provision requiring pro forma compliance with the financial covenants in Article VI shall be made assuming that compliance with the Consolidated Leverage Ratio and Consolidated Fixed Charge Coverage Ratio pursuant to such Article is required with respect to the most recently ended Test Period; provided that, at any time prior to December 31, 2022, any provision requiring pro forma compliance with the financial covenants in Article VI should be made assuming that compliance with the Consolidated Leverage Ratio and Consolidated Fixed Charge Coverage Ratio levels set forth in Article VI for the Fiscal Quarter ending December 31, 2022, was required with respect to the most recent Fiscal Quarter prior to such time.

(f)    Notwithstanding any other provision contained herein, for purposes of calculation of the Consolidated Leverage Ratio, Consolidated Secured Leverage Ratio, Consolidated First Lien Leverage Ratio, Consolidated Fixed Charge Coverage Ratio, and Consolidated EBITDA, any payment of principal or interest on Indebtedness of the Loan Parties that is due on the last day of a calendar quarter or calendar month and as to which such due date is not a Business Day in such calendar quarter or calendar month, such payment shall be deemed to have been made during such calendar quarter or calendar month, as applicable, to the extent the payment of principal or interest, as applicable, is actually made on the next succeeding Business Day in accordance with the next-to-last sentence of Section 2.21(a) (or comparable provisions of the agreements governing other Indebtedness of the Loan Parties) which results in such payment being made in the immediately succeeding calendar quarter or calendar month, as applicable.

Section 1.4. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in Charlotte, North Carolina, unless otherwise indicated.

Section 1.5. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.6. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.7. Limited Condition Transactions. Notwithstanding anything in this Agreement or any Loan Document to the contrary, when (i) calculating any applicable ratio in connection with the making of an Investment, including any Permitted Acquisitions, (ii) determining the accuracy of any representation or warranty, (iii) determining whether any Default or Event of Default has occurred, is continuing or would result from any action, or (iv) determining compliance with any other condition precedent to any action or transaction, in each case of clauses (i) through (iv) in connection with a Limited Condition Transaction, the date of determination of such ratio, the accuracy of such representation or warranty (but taking into account any earlier date specified therein), whether any Default or Event of Default has occurred, is continuing or would result therefrom, or the satisfaction of any other condition precedent shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCA Election”), be deemed to be the date that the definitive agreement for such Investment is entered into (the “LCA Test Date”). If on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) such ratios, representations and warranties, absence of defaults, satisfaction of conditions precedent and other provisions are calculated as if such Limited Condition Transaction or other transactions had occurred at the beginning of the most recent fiscal quarter ending prior to the LCA Test Date for which financial statements have been delivered pursuant to Section 5.1(a) or (b), as applicable, the Borrower could have taken such action on the relevant LCA Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with, (x) unless an Event of Default pursuant to Sections 8.1(a), 8.1(b), 8.1(g), 8.1(h), or 8.1(i) shall be continuing on the date such Limited Condition Transaction is consummated, and (y) so long as the date on which such Limited Condition Transaction occurs is not more than six (6) months after the LCA Test Date. For the avoidance of doubt, (i) if any of such ratios, representations and warranties, absence of defaults, satisfaction of conditions precedent or other provisions are exceeded or breached as a result of fluctuations in any such ratio (including due to fluctuations in Consolidated EBITDA), a change in facts and circumstances or other provisions at or prior to the consummation of the relevant Limited Condition Transaction, such ratios, representations and warranties, absence of defaults, satisfaction of conditions precedent and other provisions will not be deemed to have been exceeded, breached, or otherwise failed as a result of such fluctuations or changed circumstances solely for purposes of determining whether the Limited Condition Transaction and any related transactions are permitted hereunder and (ii) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction, so long as the date on which such Limited Condition Transaction is consummated is not more than six (6) months after the LCA Test Date. If the Borrower has made an LCA Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated. For purposes of any calculation pursuant to this Section 1.7 of the Consolidated Fixed Charge Coverage Ratio, clause (a) of the definition of Consolidated Fixed Charges may be calculated using an assumed interest rate for the Indebtedness to be incurred in connection with such Limited Condition Transaction based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Borrower in good faith.

Section 1.8. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

Section 1.9. Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.10. Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.11. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements, and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.12. Leverage Ratios. Notwithstanding anything to the contrary contained herein, for purposes of calculating any leverage ratio herein in connection with the incurrence of any Indebtedness,
(a)    there shall be no netting of the cash proceeds proposed to be received in connection with the incurrence of such Indebtedness and (b) to the extent the Indebtedness to be incurred is revolving Indebtedness, such incurred revolving Indebtedness (or if applicable, the portion (and only such portion) of the increased commitments thereunder) shall be treated as fully drawn.

Section 1.13. Cashless Rolls. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Term Loans or loans incurred under Credit Agreement Refinancing Indebtedness, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in cash” or any other similar requirement.

Section 1.14.    Effect of Restatement.

(a)    The effectiveness of this Agreement shall not constitute a novation of any Obligations owing under the Existing Credit Agreement. Any payment or performance of any Obligation under the Existing Credit Agreement or any Obligation described in this Agreement during any period prior to the Restatement Date shall constitute payment or performance of such Obligation under this Agreement. Except as otherwise specifically noted herein, any usage, or accumulated capacity, under any “basket” set forth in any covenant or exception in the Existing Credit Agreement shall not be included in the determination of baskets under this Agreement.

(b)    After giving effect to this Agreement and the modifications effectuated thereby, each reference to the “Credit Agreement” in the Loan Documents shall be deemed a reference to the Existing Credit agreement, as amended and restated on the Restatement Date.
(c)    Each undersigned Loan Party agrees that this Agreement amends and restates and is substituted for (and is not executed in payment or novation of) the Existing Credit Agreement and that the security interest provided under the Collateral Documents referenced therein (the “Existing Collateral Documents”) and the Guaranty provided under the Existing Credit Agreement shall continue uninterrupted under the Collateral Documents and this Agreement, respectively, and that the security interests granted under the Existing Collateral Documents and the Guaranty provided under the Existing Credit Agreement continue in effect as security for and a Guaranty of, respectively, all obligations and liabilities under the Existing Credit Agreement, as amended and restated by this Agreement, and each other Loan Document.

ARTICLE II

AMOUNT AND TERMS OF THE COMMITMENTS

Section 2.1. General Description of Facilities. Subject to and upon the terms and conditions herein set forth, (i) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which each Lender severally agrees (to the extent of such Lender’s Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2, (ii) the Issuing Bank may issue Letters of Credit in accordance with Section 2.22, (iii) the Swingline Lender may make Swingline Loans in accordance with Section 2.4, (iv) each Lender agrees to purchase a participation interest in the Letters of Credit and the Swingline Loans pursuant to the terms and conditions hereof; provided, that in no event shall the aggregate principal amount of all outstanding Revolving Loans, Swingline Loans and outstanding LC Exposure exceed the Aggregate Revolving Commitments in effect from time to time, and (v) each Lender severally agrees to make its portion of the Initial Term Loans to the Borrower on the Restatement Date in a principal amount not exceeding such Lender’s Initial Term Loan Commitment in accordance with Section 2.5.

Section 2.2. Revolving Loans. (a) Subject to the terms and conditions set forth herein, (i) each Existing Revolving Lender severally agrees that, on the Restatement Date, the Existing Revolving Commitments of such Existing Revolving Lender under the Existing Credit Agreement (other than the Non-Converting Portion, if any, of such Existing Revolving Lenders) shall be converted on the Restatement Date into a Revolving Commitment (each, a “Converted Revolving Commitment”) and (ii) each Revolving Lender (including each Additional Revolving Lender) severally agrees on and after the Restatement Date (but immediately after giving effect to preceding clause (i)) to make a revolving loan or revolving loans denominated in Dollars (the “Revolving Loans”) to the Borrower from time to time during the Availability Period, in an aggregate principal amount not to exceed at any time such Revolving Lender’s Revolving Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the aggregate Revolving Credit Exposures shall not exceed the Aggregate Revolving Commitments then in effect and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Commitment; provided further that the maximum amount of Revolving Loans that will be made available to the Borrower on the Restatement Date will be an amount equal to $0. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.2, prepay under Section 2.11, and reborrow under this Section 2.2; provided that, the Borrower may not borrow or reborrow if a Default or an Event of Default has occurred and is continuing. Revolving Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.

(b)    On the Restatement Date, with respect to the Revolving Commitments in effect on the Restatement Date, (x) each Existing Revolving Lender with a Converted Revolving Commitment immediately prior to the Restatement Date will automatically and without further act be deemed to have assigned to each Additional Revolving Lender on the Restatement Date, and each such Additional Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Existing Revolving Lender’s participations under the Existing Credit Agreement in outstanding “L/C Disbursements” and “Swingline Loans” (as defined in the Existing Credit Agreement) such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in L/C Disbursements and (ii) participations hereunder in Swingline Loans held by each Revolving Lender (including each such Additional Revolving Lender) will equal the percentage of the Aggregate Revolving Commitments of all Revolving Lenders represented by such Revolving Lender’s Revolving Commitment and (y) if, on the Restatement Date, there are any “Revolving Loans” (as defined in the Existing Credit Agreement) outstanding immediately prior to the Restatement Date (the “Existing Revolving Loans”), such Existing Revolving Loans shall on or prior to the Restatement Date be prepaid from the proceeds of Revolving Loans made hereunder (reflecting the Additional Revolving Commitments), which prepayment shall be accompanied by accrued interest on the Existing Revolving Loans being prepaid and any costs incurred by any Existing Revolving Lender in accordance with Section 2.19 of the Existing Credit Agreement. The Administrative Agent and the Lenders hereby agree that the minimum Borrowing, pro rata Borrowing and pro rata payment requirements contained in the Existing Credit Agreement and this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

Section 2.3.    Procedures for Revolving Borrowings and Term Loan Borrowings.    The Borrower shall deliver a Notice of Borrowing to the Administrative Agent (or telephonic notice promptly confirmed in writing by a Notice of Borrowing) (x) prior to 11:00 a.m. one (1) Business Day prior to the requested date of each Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) Business Days prior to the requested date of each Term SOFR Borrowing (or, in the case of an Term SOFR Borrowing on the Restatement Date, prior to 4:00 p.m. two (2) Business Days prior to the Restatement Date). Each Notice of Borrowing shall be irrevocable and shall specify: (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Class and Type of Loans comprising such Borrowing and (iv) in the case of a Term SOFR Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Borrowing shall consist of Base Rate Loans or Term SOFR Loans or a combination thereof, as the Borrower may request. The aggregate principal amount of each Term SOFR Borrowing shall be not less than $500,000 or a larger multiple of $100,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $100,000 or a larger multiple of $100,000; provided, that Base Rate Loans made pursuant to Section 2.4 or Section 2.22(d) may be made in lesser amounts as provided therein. At no time shall the total number of Term SOFR Borrowings outstanding at any time exceed eight. Promptly following the receipt of a Notice of Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Loan to be made as part of the requested Borrowing. If the Borrower fails to specify a Type of Loan in a Notice of Revolving Borrowing, then the applicable Loans shall be made or continued as, or converted to Base Rate Loans. Any such automatic conversion or continuation shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of Term SOFR Loans in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

Section 2.4.    Swingline Commitment.

(a)    Subject to the terms and conditions set forth herein, the Swingline Lender may, in its reasonable discretion, make Swingline Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time not to exceed, after giving effect to any Swingline Borrowing, the lesser of (i) the Swingline Commitment then in effect and (ii) the difference between the Aggregate Revolving Commitments and the aggregate Revolving Credit Exposures of all Lenders; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. The Borrower shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement.

(b)    The Borrower shall deliver to the Administrative Agent a Notice of Borrowing prior to 11:00 a.m. on the requested date of each Swingline Borrowing. Each such Notice of Borrowing shall be irrevocable and shall specify: (i) the principal amount of such Swingline Loan, (ii) the date of such Swingline Loan (which shall be a Business Day) and (iii) the account of the Borrower to which the proceeds of such Swingline Loan should be credited. The Administrative Agent will promptly advise the Swingline Lender of each Notice of Borrowing. Each Swingline Loan shall accrue interest at the Base Rate plus the Applicable Margin. The aggregate principal amount of each Swingline Loan shall not be less than $100,000 or a larger multiple of $100,000, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrower in Dollars in immediately available funds at the account specified by the Borrower in the applicable Notice of Borrowing not later than 1:00 p.m. on the requested date of such Swingline Loan.

(c)    The Swingline Lender, at any time and from time to time in its sole discretion, may, but in no event no less frequently than once each calendar week shall, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders (including the Swingline Lender) to make Base Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan. Each Lender will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lender in accordance with Section 2.6, and such proceeds will be used solely for the repayment of such Swingline Loan.

(d)    If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share thereof on the date that such Base Rate Borrowing should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender.

(e)    Each Lender’s obligation to make a Base Rate Loan pursuant to Section 2.4(c) or to purchase the participating interests pursuant to Section 2.4(d) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender’s Revolving Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by any Loan Party, the Administrative Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof (i) at the Federal Funds Rate until the second (2nd) Business Day after such demand and (x) at the Base Rate at all times thereafter. Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder, to the Swingline Lender to fund the amount of such Lender’s participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section 2.4, until such amount has been purchased in full.

Section 2.5. Initial Term Loan Commitments

(a)    Upon the terms and subject to the conditions set forth herein, (x) each Existing Term Lender severally agrees that, on the Restatement Date, the Existing Term Loans held by such Existing Term Lender under the Existing Credit Agreement and outstanding on the Restatement Date (immediately prior to giving effect thereto) (other than the Non-Converting Portion, if any, of such Existing Term Lender) shall convert (the “Term Loan Conversion”) into a new term loan to the Borrower (each such term loan, a “Converted Term Loan”); and (y) each Additional Initial Term Lender with an Additional Initial Term Commitment severally agrees to make, on the Restatement Date, in cash, a term loan or term loans to the Borrower in an amount equal to its Additional Initial Term Commitment (each, an

“Additional Initial Term Loan”, and collectively, the “Additional Initial Term Loans”, and together with the Converted Term Loans, the “Initial Term Loans”), which Initial Term Loans:

(i)    shall, in the case of Additional Initial Term Loans, be incurred by the Borrower pursuant to a single drawing on the Restatement Date for the purposes described in Section 5.10; and

(ii)    shall not exceed for any Lender, an initial principal amount which equals the sum of (1) the aggregate principal amount of the Converted Term Loans made (or deemed made) by such Lender (if any) and outstanding on the Restatement Date (immediately prior to giving effect thereto) as set forth on Schedule I hereto under the heading “Converted Term Loans” plus (2) the aggregate principal amount of the Additional Initial Term Commitments of such Lender (if any) as in effect on the Restatement Date (before giving effect to any reductions thereto on such date pursuant to Section 2.8(a)).

(b)    Notwithstanding anything to the contrary herein, upon the occurrence of the Restatement Date, the Initial Term Loans converted pursuant to clause (a)(i)(x) above and the Initial Term Loans advanced pursuant to clause (a)(i)(y) above shall, collectively, constitute a single tranche of Initial Term Loans hereunder and under the other Loan Documents. The Initial Term Loans subject to the Term Loan Conversion shall be allocated ratably to the outstanding Borrowings of Additional Initial Term Loans (based upon the relative principal amounts of Borrowings of Additional Initial Term Loans subject to different Interest Periods immediately prior to giving effect thereto). Each resulting “borrowing” of Converted Initial Term Loans shall constitute a new “Borrowing” and be subject to the same Interest Period applicable to the Borrowing of Additional Initial Term Loans to which it relates, which Interest Period shall continue in effect until such Interest Period expires and a new Type of Borrowing is selected in accordance with the provisions of Section 2.7.

(c)    Amounts borrowed under this Section 2.5 and subsequently repaid or prepaid may not be reborrowed. Initial Term Loans may be Base Rate Loans or Term SOFR Loans as further provided herein.

Section 2.6.    Funding of Borrowings.

(a)    Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 11:00 a.m. to the Administrative Agent at the Payment Office; provided, that the Swingline Loans will be made as set forth in Section 2.4. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or at the Borrower’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.

(b)    Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate until the second (2nd) Business Day after such demand and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(c)    All Revolving Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each

Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

Section 2.7.    Interest Elections.

(a)    Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, all as provided in this Section 2.7. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Upon the PIK Trigger Date, without election by the Borrower, the Borrower shall pay PIK Interest on all Loans in accordance with the terms of Section 2.13.

(b)    To make an election pursuant to this Section 2.7, the Borrower shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing that is to be converted or continued, as the case may be, substantially in the form of Exhibit 2.7 attached hereto (a “Notice of Conversion/Continuation”) (x) prior to 11:00 a.m. one (1) Business Day prior to the requested date of a conversion into a Base Rate Borrowing and (y)    prior to 11:00 a.m. three (3) Business Days prior to a continuation of or conversion into a Term SOFR Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Conversion/Continuation applies and if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day; (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Term SOFR Borrowing; and (iv) if the resulting Borrowing is to be a Term SOFR Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”. If any such Notice of Conversion/Continuation requests a Term SOFR Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Term SOFR Borrowings and Base Rate Borrowings set forth in Section 2.3.

(c)    If, on the expiration of any Interest Period in respect of any Term SOFR Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/ Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing. No Borrowing may be converted into, or continued as, a Term SOFR Borrowing if an Event of Default has occurred and is continuing. No conversion of any Term SOFR Loans shall be permitted except on the last day of the Interest Period in respect thereof.

(d)    Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

Section 2.8.    Optional Reduction and Termination of Commitments.

(a)    Unless previously terminated, all Revolving Commitments, Swingline Commitments and LC Commitments shall terminate on the Revolving Commitment Termination Date. The Initial Term Loan Commitments shall terminate on the Restatement Date upon the making of the Initial Term Loans pursuant to Section 2.5.

(b)    Upon at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable, except to the extent conditioned on a refinancing of all or any portion of the Aggregate Revolving Commitments), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided, that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section 2.8 shall be in an amount of at least $100,000 and any larger multiple of $100,000 and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving

Commitments to an amount less than the aggregate outstanding Revolving Credit Exposure of all Lenders. Any such reduction in the Aggregate Revolving Commitments below the principal amount of the Swingline Commitment and the LC Commitment shall result in a dollar-for-dollar reduction in the Swingline Commitment and the LC Commitment.

(c)    With the written approval of the Administrative Agent, the Borrower may terminate (on a non-ratable basis) the unused amount of the Revolving Commitment of a Defaulting Lender, and in such event the provisions of Section 2.26 will apply to all amounts thereafter paid by the Borrower for the account of any such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender may have against such Defaulting Lender.

Section 2.9.    Repayment of Loans.

(a)    The outstanding principal amount of all Revolving Loans and Swingline Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Revolving Commitment Termination Date.

(b)    The Borrower unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of the Initial Term Loans of such Lender in installments payable on the ~~dates set forth below~~last day of each Fiscal Quarter commencing with the Fiscal Quarter ending December 31, 2025, through and including the Fiscal Quarter ending June 30, 2027, with each such installment being in ~~the~~an aggregate principal amount for all Lenders ~~set forth opposite such date below (and on such other date(s) and in such  other amounts as may be required from time to time pursuant to this Agreement), as such amounts  shall be reduced from time to time by optional prepayments pursuant to Section 2.11 and  mandatory prepayments pursuant to Section 2.12:~~equal to $11,125,000; provided, that, if after the Seventh Amendment Effective Date but on or before [*] Borrower prepays (such prepayment to expressly exclude scheduled amortization payments hereunder) the Obligations in an aggregate amount of $[*] then, commencing with the Fiscal Quarter ending [*], each then remaining installment of the Initial Term Loans shall be automatically reduced to an aggregate principal amount equal to $6,571,000; provided, further, that, to the extent not previously paid, the aggregate unpaid principal balance of the Initial Term Loans shall be due and payable on the Maturity Date.

~~Installment Date~~	~~Aggregate Principal Amount~~
~~December 31, 2022~~	~~$5,562,500~~
~~March 31, 2023~~	~~$5,562,500~~
~~June 30, 2023~~	~~$5,562,500~~
~~September 30, 2023~~	~~$5,562,500~~
~~December 31, 2023~~	~~$5,562,500~~
~~March 31, 2024~~	~~$5,562,500~~
~~June 30, 2024~~	~~$5,562,500~~
~~September 30, 2024~~	~~$5,562,500~~
~~December 31, 2024~~	~~$8,343,750~~
~~March 31, 2025~~	~~$8,343,750~~
~~June 30, 2025~~	~~$8,343,750~~
~~September 30, 2025~~	~~$8,343,750~~
~~December 31, 2025~~	~~$11,125,000~~
~~March 31, 2026~~	~~$11,125,000~~
~~June 30, 2026~~	~~$11,125,000~~
~~Maturity Date~~	~~Remaining outstanding  principal amount of Initial  Term Loans~~

~~provided, that, to the extent not previously paid, the aggregate unpaid principal balance of the Initial  Term Loans shall be due and payable on the Maturity Date.~~ In connection with any Incremental Term Loans that constitute part of the same Class as the Initial Term Loans, the Borrower and the Administrative Agent shall be permitted to adjust the rate of prepayment in respect of such Class such that the Term Lenders holding Initial Term Loans comprising such Class continue to receive a payment that is not less than the same amount that such Term Lenders would have received absent the issuance of such Incremental Term Loans (i.e., the amortization percentage set forth in the immediately preceding sentence shall be automatically adjusted to reflect the Modified Amortization Percentage); provided, that if such Incremental Term Loans are to be “fungible” with the Initial Term Loans, notwithstanding any other conditions specified in this Section 2.9(b), the amortization for such “fungible” Incremental Term Loans may provide for amortization based on the Modified Amortization Percentage to ensure that such Incremental Term Loans will be “fungible” with the Initial Term Loans; provided, further, that without the consent of any other Loan Party or Lender, the Borrower and the Administrative Agent may effect such amendments to the Agreement as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.9(b). The immediately preceding sentence of this Section 2.9(b) shall supersede any provision in Section 11.2 to the contrary.

Section 2.10.    Evidence of Indebtedness.

(a)    Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment and Term Loan Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Class and Type thereof and, in the case of a Term SOFR Loan, the Interest Period applicable thereto, (iii) the date of each continuation thereof pursuant to Section 2.7, (iv) the date of each conversion of all or a portion thereof to another Type pursuant to Section 2.7, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of such Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender’s Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement. In the event of any conflict between the records of the Administrative Agent and the records of any Lender in respect of such matters, the records of the Administrative Agent shall be conclusive in the absence of manifest error.

(b)    This Agreement evidences the obligation of the Borrower to repay the Loans and is being executed as a “noteless” credit agreement. However, at the request of any Lender (including the Swingline Lender) at any time, the Borrower agrees that it will prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender substantially in the form of Exhibit 2.10 (a “Note”). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment permitted hereunder) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.11.    Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing of any Class, in whole or in part, without premium or penalty, by giving irrevocable (except to the extent conditioned on a refinancing of all or any portion of the Loans) written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of prepayment of any Term SOFR Borrowing, 12:00 p.m. not less than three (3) Business Days prior to any such prepayment, (ii) in the case of any prepayment of any Base Rate Borrowing, 12:00 p.m. not less than one (1) Business Day prior to the date of such prepayment, and (iii) in the case of Swingline Borrowings, 12:00 p.m. on the date of such prepayment. Each such notice shall be irrevocable (except to the extent conditioned on a refinancing of all or any portion of the Loans) and shall specify the proposed date of such prepayment, the Class(es) and Types of Loans to be prepaid and the principal amount of each Borrowing or portion thereof to be prepaid, which shall be in minimum amounts of $100,000 and integral multiples of $100,000 (or in the aggregate principal amount of the Type of Loans that are prepaid). Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.13(d); provided, that if a Term SOFR Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.19. Each partial prepayment of any Loan (other than a Swingline Loan) shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type pursuant to Section 2.2 or in the case of a Swingline Loan pursuant to Section 2.4. Each prepayment of a Borrowing shall be applied to the aggregate principal outstanding amount of Revolving Borrowings at the discretion of the Borrower, and in the case of a prepayment of the Term Loans, to principal installments in the order determined by the Borrower in its sole discretion (and absent such direction, in direct order of maturity).

Section 2.12.    Mandatory Prepayments.

(a)    Subject to the proviso contained in this subsection (a), promptly (and in any event, within three (3) Business Days) after receipt by the Borrower or any Loan Party of Net Cash Proceeds of any Asset Sale or Recovery Event, the Borrower shall prepay the Obligations in accordance with Section 2.12(d) in an amount equal to such Net Cash Proceeds [*]; provided that the Borrower shall not be required to prepay the Obligations with respect to (i) proceeds from Asset Sales in the ordinary course of business, (ii) so long as the Approved Floorplan Financing Documents are in effect, proceeds from Asset Sales of Floorplan Collateral and (iii) proceeds of any sale or disposition by the Borrower or any Loan Party of any of its assets (other than [*], if applicable), or proceeds from casualty insurance policies or eminent domain, condemnation or similar proceedings ~~that in the case of~~solely to the extent that the aggregate amount of such Net Cash Proceeds received in connection with this clause (iii) do not exceed $5,000,000 in the aggregate after the Seventh Amendment Effective Date and solely to the extent that such proceeds are reinvested to repair, replace, or rebuild the property that gave rise to the receipt of such proceeds within two hundred seventy (270) days following receipt thereof or in which the Borrower or such Loan Party has entered into a commitment to reinvest such proceeds within two hundred seventy (270) days following receipt thereof and such proceeds are reinvested to repair, replace, or rebuild the property that gave rise to such proceeds within three hundred sixty (360) days following receipt thereof; provided, further, that if such 270-day period or 360-day period, as applicable, expires without the Borrower or such Loan Party reinvesting all or any portion of such proceeds, promptly (and in any event within three (3) Business Days) thereafter, the Borrower or such Loan Party shall prepay the Obligations in an amount equal to the unused portion of such Net Cash Proceeds.

(b)    No later than the Business Day following the date of receipt by the Borrower or any Loan Party of Net Cash Proceeds:

(i)    of any issuance of Indebtedness (other than Indebtedness permitted under Section 7.1 (other than Credit Agreement Refinancing Indebtedness)), the Borrower shall prepay the Obligations in accordance with Section 2.12(d) in an amount equal to such Net Cash Proceeds; and

(ii)    in connection with any issuance of Capital Stock having Net Cash Proceeds in excess of $30,000,000 in the aggregate, the Borrower shall prepay the Obligations in accordance with Section 2.12(d) in an amount equal to 75% of such Net Cash Proceeds in excess of $30,000,000 in the aggregate (and for the avoidance of doubt, the Borrower may retain 25% of such Net Cash Proceeds in excess of
$30,000,000 in the aggregate).

(c)    Within one hundred and twenty (120) days after the end of each Fiscal Year commencing with the Fiscal Year ending September 30, 2023, the Borrower shall prepay the Obligations in an aggregate amount equal to (v) 100% of Consolidated Excess Cash Flow for such Fiscal Year if the Consolidated Leverage Ratio is greater than or equal to 3.50:1.00 as of the end of such Fiscal Year, (w) 75% of Consolidated Excess Cash Flow for such Fiscal Year if the Consolidated Leverage Ratio is less than 3.50:1.00 but greater than or equal to 2.75:1.00 as of the end of such Fiscal Year, (x) 50% of Consolidated Excess Cash Flow for such Fiscal Year if the Consolidated Leverage Ratio is less than 2.75:1.00 but greater than or equal to 1.50:1.00 as of the end of such Fiscal Year, (y) 25% of Consolidated Excess Cash Flow for such Fiscal Year if the Consolidated Leverage Ratio is less than 1.50:1.00 but greater than or equal to 0.75:1.00 as of the end of such Fiscal Year and (z) 0% of Consolidated Excess Cash Flow for such Fiscal Year if the Consolidated Leverage Ratio is less than 0.75:1.00 as of the end of such Fiscal Year, in each case minus the aggregate amount of any voluntary prepayments of the Term Loans made with Internally Generated Cash during such Fiscal Year.

(d)    Any prepayments made by the Borrower pursuant to Sections 2.12(a), (b) or (c) above shall be applied as follows: first, to Administrative Agent’s fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders and all fees and reimbursable expenses of the Issuing Bank then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders and the Issuing Bank based on their respective Pro Rata Shares (or other allocated share set forth herein) of such fees and expenses; third, to interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective Pro Rata Shares of such interest and fees; fourth, on a pro rata basis (or on a less than pro rata basis for any Incremental Term Loans that so elect pursuant to Section 2.23) to the principal balance of each Class of Term Loans (or, in the case of the incurrence of any Credit Agreement Refinancing Indebtedness, to the applicable Class of Term Loans being refinanced), until the same shall have been paid in full, pro rata to the Lenders based on their Pro Rata Shares of such Term Loans, and applied, in the case of a prepayment under (A) Section 2.12(a) with respect to proceeds received pursuant to a Recovery Event, first to the next four scheduled installments of principal (in forward order of maturity) and then pro rata to the remaining principal installments of the Term Loans, ~~and~~(B) Sections 2.12(a) (other than in the case of ~~Sections 2.12~~proceeds received pursuant to a Recovery Event), (b) and (c), ~~pro rata to the  principal installments of the Term Loans~~in the inverse order of maturity (including the bullet payment); fifth, to the principal balance of the Swingline Loans, until the same shall have been paid in full, to the Swingline Lender, sixth, to the principal balance of the Revolving Loans, until the same shall have been paid in full, pro rata to the Lenders based on their respective Revolving Commitments and seventh, to Cash Collateralize the Letters of Credit in an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid fees thereon. The Revolving Commitments of the Lenders shall not be permanently reduced by the amount of any prepayments made pursuant to clauses fifth through seventh above, unless an Event of Default has occurred and is continuing and the Required Lenders so request.

(e)    If at any time the Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitments, as reduced pursuant to Section 2.8 or otherwise, the Borrower shall immediately repay Swingline Loans and Revolving Loans in an amount equal to such excess, together with all accrued and unpaid interest on such excess amount and any amounts due under Section 2.19. Each prepayment shall be applied first to the Swingline Loans to the full extent thereof, second to the Base Rate Loans to the full extent thereof, and finally to Term SOFR Loans to the full extent thereof. If after giving effect to prepayment of all Swingline Loans and Revolving Loans, the Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitments, the Borrower shall Cash Collateralize its reimbursement obligations with respect to all Letters of Credit in an amount equal to such excess plus any accrued and unpaid fees thereon.
Section 2.13.    Interest on Loans.

(a)    The Borrower shall pay interest on (i) each Base Rate Loan at the Base Rate plus the Applicable Margin for Base Rate Loans in effect from time to time and (ii) each Term SOFR Loan at Term SOFR for the applicable Interest Period in effect for such Loan plus the Applicable Margin for Term SOFR Loans in effect from time to time. Notwithstanding anything in this Agreement to the contrary, unless the Obligations are paid in full and the Credit Agreement is terminated prior to the PIK Trigger Date, then commencing on such date, the Borrower shall pay (x) cash interest on (i) each Base Rate Loan at the Base Rate plus the Applicable Margin for Base Rate Loans in effect from time to time and (ii) each Term SOFR Loan at Term SOFR for the applicable Interest Period in effect for such Loan plus the Applicable Margin for Term SOFR Loans in effect from time to time (including, in each case of the foregoing clauses (i) and (ii), on all PIK Interest previously added to the principal balance of the Base Rate Loans and the Term SOFR Loans prior to such interest payment date) plus (y) interest accrued on the outstanding principal amount of the Loans at a rate equal to the PIK Rate (“PIK Interest”), which shall be paid and discharged, without the taking of further action, by adding such PIK Interest to the principal balance of the Loans, which additional principal shall be treated in the same manner as all other principal of such Loans under this Agreement.

(b)    The Borrower shall pay interest on each Swingline Loan at the Base Rate plus the Applicable Margin for Base Rate Loans in effect from time to time.

(c)    Notwithstanding clauses (a) and (b) above, if an Event of Default has occurred and is continuing, at the option of the Required Lenders, and automatically after acceleration or with respect to any past due amount consisting of principal or, after passage of the applicable cure period, interest, the Borrower shall pay interest (“Default Interest”) with respect to any past due amount of all Term SOFR Loans (consisting of principal and, after passage of the applicable cure period, interest) at the rate per annum equal to 2.00% above the otherwise applicable interest rate for such past due principal (and interest, as applicable) of such Term SOFR Loans for the then-current Interest Period until the last day of such Interest Period, and thereafter, and with respect to any past due amount of all Base Rate Loans (consisting of principal and, after passage of the applicable cure period, interest) and all other past due amount of the Obligations hereunder (other than Loans), at the rate per annum equal to 2.00% above the otherwise applicable interest rate for Base Rate Loans.

(d)    Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans and Swingline Loans shall be payable (i) in cash quarterly in arrears on the last day of each March, June, September and December and on the Revolving Commitment Termination Date or the Maturity Date (including interest accruing through the last day of such quarter with respect to such scheduled payments), as the case may be, and (ii) commencing on the PIK Trigger Date, subject to and as provided in Section 2.13(a), in addition to the foregoing cash interest, in kind, with respect to the PIK Interest, quarterly in arrears on the last day of each March, June, September and December and on the Revolving Commitment Termination Date or the Maturity Date, as the case may be (including interest accruing through the last day of such quarter with respect to such PIK Interest). Interest on all outstanding Term SOFR Loans shall be payable (i) in cash on the last day of each Interest Period applicable thereto, and, in the case of any Term SOFR Loans having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on the Revolving Commitment Termination Date or the

Maturity Date (including interest accruing through the last day of such Interest Period with respect to such scheduled payments), as the case may be, and (ii) commencing on the PIK Trigger Date, subject to and as provided in Section 2.13(a)), in addition to the foregoing cash interest, in kind, with respect to the PIK Interest, on the last day of each Interest Period applicable thereto, and, in the case of any Term SOFR Loans having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on the Revolving Commitment Termination Date or the Maturity Date (including interest accruing through the last day of such Interest Period with respect to such scheduled payments), as the case may be. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.

(e)    The Administrative Agent shall determine each interest rate applicable to the Loans hereunder in accordance herewith and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

(f)    In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.14.    Fees.

(a)    The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon in writing by the Borrower and the Administrative Agent.

(b)    The Borrower agrees to pay to the Administrative Agent for the account of each Lender, a commitment fee (the “Commitment Fee”), which shall accrue at the Applicable Margin with respect to Commitment Fees on the daily amount of the unused Revolving Commitment of such Lender during the Availability Period. For purposes of computing the Commitment Fee, the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure, but not Swingline Exposure, of such Lender.

(c)    The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender, a letter of credit fee with respect to its participation in each Letter of Credit (the “Letter of Credit Fee”), which shall accrue at a rate per annum equal to the Applicable Margin for Term SOFR Loans then in effect on the daily average amount of such Lender’s LC Exposure attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (such Letter of Credit Fee shall continue to accrue on any LC Exposure that remains outstanding after the Revolving Commitment Termination Date) and (ii) to the Issuing Bank for its own account a facing fee, which shall accrue at a rate equal to 0.125% on the daily average amount of the LC Exposure during the Availability Period (or until the date that such Letter of Credit is irrevocably cancelled, whichever is later), as well as the Issuing Bank’s standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Notwithstanding the foregoing, if the interest rate on the Loans is increased to the Default Interest pursuant to Section 2.13(c), the rate per annum used to calculate the Letter of Credit Fee pursuant to clause (i) above shall automatically be increased by 2.00%.

(d)    The Borrower shall pay on the Restatement Date to the Administrative Agent and its affiliates all fees in the Engagement Letter that are due and payable on the Restatement Date. The Borrower shall pay on the Restatement Date to the Lenders all upfront fees previously agreed in writing with such Lenders.

(e)    Accrued fees under paragraphs (b) and (c) above shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on the first such date to occur after the Restatement

Date and on the Revolving Commitment Termination Date (and if later, the date the Loans and LC Exposure shall be repaid in their entirety); provided further, that any such fees accruing after the Revolving Commitment Termination Date shall be payable on demand.

(f)    Anything herein to the contrary notwithstanding, during any period a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to Commitment Fees during such period pursuant to Section 2.14(b) or Letter of Credit Fees accruing during such period pursuant to Section 2.14(c) (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees), provided that (a) to the extent that a portion of the LC Exposure of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.26, such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Revolving Commitments and (b) to the extent any portion of such LC Exposure cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the Issuing Bank. The pro rata payment provisions of Section 2.21 shall automatically be deemed adjusted to reflect the provisions of this subsection (f).

Section 2.15.    Computation of Interest and Fees.

Interest hereunder based on the Administrative Agent’s prime lending rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day); provided that, any such Loan that is repaid on the same day on which it is made shall bear interest for one (1) day). All other interest and all fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day); provided that, any such Loan that is repaid on the same day on which it is made shall bear interest for one (1) day). Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

Section 2.16.    Inability to Determine Interest Rates.

(a)    Inability to Determine SOFR. Subject to paragraphs (b) through and (f) below, if, prior to the commencement of any Interest Period for any Term SOFR Borrowing:

(i)    the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof; or

(ii)    the Administrative Agent shall have received notice from the Required Lenders that Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their Term SOFR Loans for such Interest Period, then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make Term SOFR Loans, and any right of the Borrower to continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (x) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (y) any outstanding affected Term SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.19. Subject to paragraphs (b) through (f) below, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

(b)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(c)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.16(e) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.16, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.16.

(e)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will be not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Term SOFR Borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Section 2.17. Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Term SOFR Loan or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligation of such Lender to make Term SOFR Revolving Loans, or to continue or convert outstanding Loans as or into Term SOFR Loans, shall be suspended and (ii) the Base Rate shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) thereof. In the case of the making of a Term SOFR Borrowing, such Lender’s Revolving Loan shall be made as a Base Rate Loan as part of the same Revolving Borrowing for the same Interest Period and if the affected Term SOFR Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Term SOFR Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Term SOFR Loan to such date (and in each instance the Base Rate shall, if necessary to avoid such illegality, bet determined by the Administrative Agent without reference to clause (iii)    thereof). Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.19.

Section 2.18.    Increased Costs.

(a)    If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the Issuing Bank;

(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender or on the Issuing Bank any other condition (other than Taxes) affecting this Agreement or any Term SOFR Loans made by such Lender or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a Term SOFR Loan or to increase the cost to such Lender or the Issuing Bank of participating in or issuing any Letter of Credit or to reduce the amount received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then the Borrower shall promptly pay, upon written notice from and demand by such Lender on the Borrower (with a copy of such notice and demand to the Administrative Agent), to the Administrative Agent for the account of such Lender, within ten (10) Business Days after the date of such notice and demand, additional amount or amounts sufficient to compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)    If any Lender or the Issuing Bank shall have determined that on or after the date of this Agreement any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital (or on the capital of the Parent Company of such Lender or Issuing Bank) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender, the Issuing Bank or the Parent Company of such Lender or Issuing Bank could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies or the policies of the Parent Company of such Lender or Issuing Bank with respect to capital adequacy and liquidity) then, from time to time, within five (5) Business Days after receipt by the Borrower of written demand by such Lender (with a copy thereof to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender, the Issuing Bank or the Parent Company of such Lender or the Issuing Bank for any such reduction suffered.

(c)    A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender, the Issuing Bank or the Parent Company of such Lender or the Issuing Bank, as the case may be, specified in paragraph (a) or (b) of this Section 2.18 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error. The Borrower shall pay any such Lender or the Issuing Bank, as the case may be, such amount or amounts within five (5) Business Days after receipt thereof.

(d)    Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.18 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise or such increased costs or reductions and the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to shall be extended to include the period of retroactive effect thereof).

Section 2.19. Funding Indemnity. In the event of (a) the payment of any principal of a Term SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Term SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure by the Borrower to borrow, prepay, convert or continue any Term SOFR Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked) or (d) any assignment of such Lender’s Term SOFR Loans pursuant to Section 2.25 on a day other than the last day of the Interest Period for such Loans, then, in any such event, the Borrower shall compensate each Lender, within ten (10) days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a Term SOFR Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Term SOFR Loan if such event had not occurred at Term SOFR applicable to such Term SOFR Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Term SOFR Loan) over (B) the amount of interest that would accrue on the principal amount of such Term SOFR Loan for the same period if the Term SOFR were set on the date such Term SOFR Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Term SOFR Loan. A certificate as to any additional amount payable under this Section 2.19 submitted to the Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.

Section 2.20.    Taxes.

(a)    For purposes of this Section 2.20, the term “Lender” includes any Issuing Bank and the term “applicable Law” includes FATCA. For purposes of subsection (g) of this Section 2.20, the term “Lender” also includes any successor Administrative Agent.

(b)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after making such deduction or withholding (including such deductions and withholdings applicable to additional sums payable under this Section 2.20) the applicable Recipient shall receive an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)    In addition, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)    The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability and the calculation thereof delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)    Each Lender shall severally indemnify the Administrative Agent, within ten (10) Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.4(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).

(f)    As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.20, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)    (a) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly completed and duly executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, properly completed and duly executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, properly completed and duly executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits”, “other income” or other applicable article of such tax treaty;

(2)    properly completed and duly executed copies of IRS Form W-8ECI,

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 2.20-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or
(4)    to the extent a Foreign Lender is not the beneficial owner, properly completed and duly executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.20-2 or Exhibit 2.20-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership for U.S. federal income tax purposes and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.20-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such

Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)    If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party actually incurred in connection with such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Section 2.21. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)    The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 2.18, 2.19 or 2.20, or otherwise) prior to 12:00 p.m. on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.18, 2.19, 2.20 and 11.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Applicable Lending Office. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied: first, to Administrative Agent’s fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders and all fees and reimbursable expenses of the Issuing Bank then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders and the Issuing Bank based on their respective pro rata shares of such fees and expenses; third, to interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective pro rata shares of such interest and fees; and fourth, to the payment of principal of the Loans and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Credit Exposure, Term Loans and accrued interest and fees thereon than the proportion received by any other Lender with respect to its Revolving Credit Exposure or Term Loans, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Credit Exposure and Term Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Exposure and Term Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Exposure and Term Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)    Notwithstanding anything herein to the contrary, any amount paid by the Borrower for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, reimbursement of LC Disbursements, indemnity payments or other amounts) will be retained by the Administrative Agent in a segregated non-interest bearing account until the Revolving Commitment Termination Date at which time the funds in such account will be applied by the Administrative Agent, to the fullest extent permitted by Law, in the following order of priority: first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank and the Swingline Lender under this Agreement, third to the payment of interest due and payable to the Lenders hereunder that are not Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth to the payment of fees then due and payable to the Lenders hereunder that are not Defaulting Lenders, ratably among them in accordance with the amounts of such fees then due and payable to them, fifth to pay principal and unreimbursed LC Disbursements then due and payable to the Lenders hereunder that are not Defaulting Lenders, ratably in accordance with the amounts thereof then due and payable to them, sixth to the ratable payment of other amounts then due and payable to the Lenders hereunder that are not Defaulting Lenders, and seventh to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

Section 2.22.    Letters of Credit.

(a)    During the Availability Period, the Issuing Bank, in reliance upon the agreements of the other Lenders pursuant to Section 2.22(d) and 2.22(e), may, in its sole discretion, issue, at the request of the Borrower, Letters of Credit for the account of the Borrower or any Subsidiary on the terms and conditions hereinafter set forth; provided, that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension) and

(B) the date that is five (5) Business Days prior to the Revolving Commitment Termination Date; (ii) each Letter of Credit shall be in a stated amount of at least $5,000; and (iii) the Borrower may not request any Letter of Credit, if, after giving effect to such issuance (A) the aggregate LC Exposure would exceed the LC Commitment, (B) the aggregate Revolving Credit Exposure of all Lenders would exceed the Aggregate Revolving Commitments or (C) the Revolving Credit Exposure of any Lender would exceed such Lender’s Revolving Commitment. Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank without recourse a participation in each Letter of Credit equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit on the date of issuance with respect to all other Letters of Credit. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation.

(b)    To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give the Issuing Bank and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Issuing Bank shall approve and that the Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require; provided, that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.

(c)    At least two (2) Business Days prior to the issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice and if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice from the Administrative Agent on or before 5:00 p.m. the Business Day immediately preceding the date the Issuing Bank is to issue the requested Letter of Credit (1) directing the Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in Section 2.22(a) or that one or more conditions specified in Article III are not then satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with the Issuing Bank’s usual and customary business practices.

(d)    The Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Issuing Bank shall notify the Borrower and the Administrative Agent of such demand for payment and whether the Issuing Bank has made or will make a LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to such LC Disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any LC Disbursements paid by the Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Borrower shall have notified the Issuing Bank and the Administrative Agent prior to 2:00 p.m. on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact amount due to the Issuing Bank; provided, that for purposes solely of such Borrowing, the conditions precedent set forth in Section 3.2 hereof shall not be applicable. The Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.6. The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for such LC Disbursement.

(e)    If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to subsection (a) in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred. Each Lender’s obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries, (iv) any breach of this Agreement by the Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the Issuing Bank. Whenever, at any time after the Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, the Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or the Issuing Bank, as the case may be, will distribute to such Lender its Pro Rata Share of such payment; provided, that if such payment is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or the Issuing Bank any portion thereof previously distributed by the Administrative Agent or the Issuing Bank to it.

(f)    To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraphs (d) or (e) of this Section on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided, that if such Lender shall fail to make such payment to the Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the rate set forth in Section 2.13(d).

(g)    If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding that its reimbursement obligations with respect to the Letters of Credit be Cash Collateralized pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Bank and the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid fees thereon; provided, that such obligation to Cash Collateralize the reimbursement obligations of the Borrower with respect to the Letters of Credit shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence and during the continuation of any Event of Default with respect to the Borrower described in clause (g) or (h) of Section 8.1. Such deposit shall be held by the Administrative Agent as Cash Collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. The Borrower agrees to execute any documents and/or certificates to effectuate the intent of this paragraph. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it had not been reimbursed and to the extent so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrower under this Agreement and the other Loan Documents. If the Borrower is required to Cash Collateralize its reimbursement obligations with respect to the Letters of Credit as a result of the occurrence and continuance of an Event of Default, such cash collateral so posted (to the extent not so applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

(h)    Upon the request of any Lender, but no more frequently than quarterly, the Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrower a report describing the aggregate Letters of

Credit then outstanding. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

(i)    The Borrower’s obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:

(i)    any lack of validity or enforceability of any Letter of Credit or this Agreement;

(ii)    the existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

(iii)    any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)    payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document to the Issuing Bank that does not comply with the terms of such Letter of Credit;

(v)    any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.22, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder; or

(vi)    the existence of a Default or an Event of Default.

Neither the Administrative Agent, the Issuing Bank, the Lenders nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided, that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any actual direct damages (as opposed to special, indirect (including claims for lost profits or other consequential damages), or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise due care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree, that in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised due care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(j)    Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued and subject to applicable Laws, (i) each standby Letter of Credit shall be governed by the “International Standby Practices 1998” (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued), (ii) each documentary Letter of Credit shall be governed by the Uniform Customs and Practices for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 (or such later revision as may be published by the International Chamber of

Commerce on any date any Letter of Credit may be issued) and (iii) the Borrower shall specify the foregoing in each letter of credit application submitted for the issuance of a Letter of Credit.

(k)    Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the benefit of, a Subsidiary, the Borrower shall be obligated to reimburse the Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit on behalf of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

Section 2.23. Increase of Commitments; Additional Lenders.

(a)    So long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the representations and warranties in the Loan Documents will be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) immediately prior to, and immediately after giving effect to, the incurrence of such Additional Commitment Amount (except to the extent that such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date), then from time to time after the Restatement Date, the Borrower may, upon at least fifteen (15) days’ (or such shorter period of time as the Administrative Agent may agree in its sole discretion) written notice to the Administrative Agent, propose to increase the Aggregate Revolving Commitments (a “Revolving Commitment Increase”) or to establish one or more new additional term loans and/or increase an existing Class of Term Loans (each, an “Incremental Term Loan”) by an amount not to exceed the Incremental Amount (the amount of any such increase or the principal amount of any such Incremental Term Loan, the “Additional Commitment Amount”) and in a minimum amount of at least $2,000,000 or a larger multiple of $500,000. For the avoidance of doubt, no Lender (or any successor thereto) shall have any obligation to increase its Revolving Commitment or its other obligations under this Agreement and the other Loan Documents or provide any Incremental Term Loan Commitment, and any decision by a Lender to increase its Revolving Commitment or provide any Incremental Term Loan Commitment shall be made in its sole discretion independently from any other Lender.

(b)    The allocations with respect to any Revolving Commitment Increase or any Incremental Term Loan shall be determined by the Borrower. The Borrower may designate any bank or other financial institution (which may be, but need not be, one or more of the existing Lenders) which at the time agrees to, in the case of any such Person that is an existing Lender, increase its Revolving Commitment and/or provide an Incremental Term Loan Commitment, as applicable, and in the case of any other such Person (an “Additional Lender”), become a party to this Agreement; provided, however, that any new bank or financial institution must be reasonably acceptable to the Administrative Agent and, in the case of an increase in the Aggregate Revolving Commitments, the Swingline Lender and Issuing Bank, in each case, to the extent required by Section 11.4. The sum of the increases in the Revolving Commitments and/or the principal amount of Incremental Term Loans of the existing Lenders pursuant to this subsection (b) plus the Revolving Commitments and/or the principal amount of Incremental Term Loans of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Additional Commitment Amount.

(c)    With respect to any Incremental Term Loan that is in the form of a new Class of Term Loans, (i) any such Incremental Term Loans may participate on a pro rata basis or a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory and voluntary repayments or prepayments of any other Term Loans, (ii) such Incremental Term Loan shall rank pari passu in right of payment and security with the Term Loans, be secured by the same Liens on the Collateral (with the same ranking in priority) that secure the Term Loans and benefit from the same Guarantee as the Term Loans (and not be secured by any other Liens or benefit from any other Guarantee), (iii) the final maturity date shall be no earlier than the latest Maturity Date for any then existing Term Loan, (iv) the weighted average life to maturity of such Incremental Term Loan shall not be shorter than the weighted average life to maturity of any then existing Term Loan, (v) if the interest rate margins for any such Incremental Term Loans are higher than the interest rate margins for the then existing Term Loans by more than 50 basis points (0.50%), then the interest rate margins for the then existing Term Loans shall be increased to the extent necessary so that such interest rate margins are equal to the interest rate margins for such Incremental Term Loan minus 50 basis points; provided that, in determining the interest rate margins applicable to such Incremental Term Loan and the existing Term Loans, (w) any prepayment premiums, arrangement, commitment, structuring, syndication, underwriting, placement, success, advisory, ticking and unused line, consent and amendment fees or other fees that are not generally paid ratably to all lenders providing such Indebtedness or to one or more arrangers (or their affiliates) of such Indebtedness shall be excluded, (x) original issue discount (“OID”) and upfront fees paid to the lenders thereunder shall be included (with OID or upfront fees being equated to interest based on assumed four-year life to maturity), (y) if such Incremental Term Loan includes an interest rate floor greater than the applicable interest rate floor for the then existing Term Loans, such differential between interest rate floors shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the interest rate margin under the existing Term Loans shall be required, but only to the extent an increase in the interest rate floor in the then existing Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the interest rate margin) applicable to the existing Term Loans shall be increased to the extent of such differential between interest rate floors and (z) for purposes of calculating the adjustments pursuant to this clause (v), such Indebtedness, if it is fixed rate Indebtedness, shall be swapped to a floating rate on a customary matched maturity basis as is reasonably acceptable to the Administrative Agent and the Borrower (this clause (v), the “MFN Provision”) and (vi) the other terms applicable to such Incremental Term Loans shall be substantially identical to, or (taken as a whole as determined by the Administrative Agent) no more favorable to the lenders providing such Incremental Term Loan than, those applicable to any then outstanding Term Loans (or otherwise be reasonably satisfactory to the Administrative Agent), except to the extent such terms (x) applied to the Term Loans existing at the time of incurrence of such Incremental Term Loan (so that existing Lenders also receive the benefit of such provisions) and/or (y) are applicable only to periods after the Maturity Date in in effect at the time of incurrence of such Indebtedness.

(d)    (i) Any Revolving Commitment Increase shall be on the same terms (other than with respect to any upfront fees) and pursuant to the same documentation applicable to the existing Revolving Commitments (other than the amendment, supplement or joinder evidencing such increase) and (ii) any Incremental Term Loan that increases an existing Class of Term Loans shall be on the same terms (including maturity date, amortization and, other than with respect to upfront fees (but subject to clause (c)(v) above as if such Incremental Term Loan was in the form of a separate Class), interest rates) and pursuant to the same determination applicable to the Class of Term Loans being increased (other than the amendment, supplement or joinder evidencing such increase).

(e)    An Revolving Commitment Increase or the establishment of any Incremental Term Loan pursuant to this Section 2.23 shall become effective upon the receipt by the Administrative Agent of an amendment, supplement or joinder in form and substance reasonably satisfactory to the Administrative Agent executed by the Borrower, by each Additional Lender and by each other Lender providing a Revolving Commitment Increase or Incremental Term Loan Commitment, setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, it being understood that such amendment supplement or joinder may provide for customary “certain funds provisions” as agreed to by the Borrower and the Lenders providing an Incremental Term Loan Commitment to the extent the proceeds of such Incremental Term Loan are being used to fund any Permitted Acquisition or permitted Investment. Any such amendment, supplement or joinder may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.23. To the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received customary legal opinions, board resolutions, solvency certificates, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Restatement Date under Section 3.1 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent).

(f)    Upon the acceptance of any such amendment, supplement or joinder by the Administrative Agent, the Commitments shall automatically be increased by the amount of the Commitments added through such supplement or joinder and Schedule I shall automatically be deemed amended to reflect the Commitments of all Lenders after giving effect to the addition of such Commitments.

(g)    On the date of the making of any Incremental Term Loans that will be added to any Class of Term Loans, and notwithstanding anything to the contrary set forth herein, such Incremental Term Loans shall be added to (and constitute a part of) each Borrowing of outstanding Term Loans of the same type with the same Interest Period of the respective Class on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Term Lender will participate proportionately in each then outstanding Borrowing of Term Loans of the same type with the same Interest Period of the respective Class. Upon each increase in the Revolving Commitments pursuant to this Section 2.14, each Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment increase (each, an “Incremental Revolving Increase Lender”), and each such Incremental Revolving Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit and Swingline Loans held by each Lender (including each such Incremental Revolving Increase Lender) will equal the percentage of the aggregate Revolving Commitments of all Lenders represented by such Lender’s Revolving Commitment after giving effect to such increase in the aggregate Revolving Commitment. Additionally, if any Revolving Loans are outstanding at the time any Revolving Commitment Increase is implemented, the Lenders immediately after the effectiveness of such Revolving Commitment Increase shall purchase and assign at par such amounts of the Revolving Loans outstanding at such time as the Administrative Agent may require such that each Lender holds its Pro Rata Share of all Revolving Loans outstanding immediately after giving effect to all such assignments.    The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this Section 2.23.

(h)    Each of the parties hereto acknowledges and agrees that no MIRE Event may be closed until the date that is (a) if there are no Mortgaged Properties located in an area which has been identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area”, ten (10) days or (b) if there are any Mortgaged Properties located in an area which has been identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area”, thirty (30) days (in each case, the “Notice Period”), after the Administrative Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such Mortgaged Property: (i) a completed “life of loan” standard flood hazard determination from a third party vendor; (ii) if such Mortgaged Property is located in a “special flood hazard area”, (A) a notification to the Borrower of that fact and (if applicable) notification to the Borrower that flood insurance coverage is not available and (B) evidence of the receipt by the Borrower of such notice and (C) a notice about special flood hazard area status and flood disaster assistance executed by the Borrower and any applicable Loan Party relating thereto; and (iii) if such notice is required to be provided to the Borrower and flood insurance is available in the community in which such Mortgaged Property is located, evidence of required flood insurance in compliance with subclause (C) of clause (d) of Part I of the defined term “Real Estate Documents”; provided that any such MIRE Event may be closed prior to the Notice Period if the Administrative Agent shall have received written confirmation from the Lenders that flood insurance due diligence and flood insurance compliance has been completed by the Lenders (such written confirmation not to be unreasonably withheld, conditioned or delayed).

(i)    This Section 2.23 shall supersede any provisions in Section 2.21 or 11.2 to the contrary.

Section 2.24.    Mitigation of Obligations. If any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.18 or Section 2.20, as the case may be, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses actually incurred by any Lender in connection with such designation or assignment.

Section 2.25. Replacement of Lenders. If (a) any Lender requests compensation under Section 2.18, (b) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority of the account of any Lender pursuant to Section 2.20, (c) any Lender notifies the Borrower and Administrative Agent that it is unable to fund Term SOFR Loans pursuant to Sections 2.16 or 2.17, (d)    a Lender (a “Non-Consenting Lender”) does not consent to a proposed amendment, waiver, deviation, discharge or termination with respect to any Loan Document that has been approved by the Required Lenders as provided in Section 11.2(b) but requires unanimous consent of all the Lenders or all the Lenders directly affected thereby (as applicable) or (e) if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 11.4(b) all its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts (including amounts required by Section 2.19)), (iii) in the case of a claim for compensation under Section 2.18 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments, (iv) such assignment does not conflict with applicable Law and (v) in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed amendment, waiver, deviation, discharge or termination with respect to any Loan Document, the applicable assignee consents to the proposed amendment, waiver, deviation, discharge or termination; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Acceptance shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans pursuant to this Section 2.25 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Acceptance. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.26.    Reallocation and Cash Collateralization of Defaulting Lender Commitment.

(a)    If a Revolving Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply, notwithstanding anything to the contrary in this Agreement:

(i)    Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 11.2.

(ii)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or Swingline Lender hereunder; third, to Cash Collateralize the Issuing Bank’s LC Exposure with respect to such Defaulting Lender in accordance with this Section 2.26(a); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section 2.26(a); sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in obligations with respect to the Letters of Credit and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable facility without giving effect to sub-section (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.26(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    (A) No Defaulting Lender shall be entitled to receive any Commitment Fee pursuant to Section 2.14(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)    Each Defaulting Lender shall be entitled to receive letter of credit fees pursuant to Section 2.14(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to that portion of its LC Exposure for which it has provided Cash Collateral pursuant to this Section 2.26(a).

(C)    With respect to any letter of credit fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s LC Exposure or Swingline Lender’s Swingline Exposure with respect to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)    the LC Exposure and Swingline Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Revolving Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Commitments (calculated as if the Defaulting Lender’s Revolving Commitment was reduced to zero); provided that (a) the sum of each Non-Defaulting Lender’s total Revolving Credit Exposure may not in any event exceed the Revolving Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (b) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender; and

(v)    to the extent that any portion (the “unreallocated portion”) of the LC Exposure and Swingline Exposure of any Defaulting Lender cannot be reallocated pursuant to clause (i) for any reason the Borrower will, not later than two (2) Business Days after demand by the Administrative Agent (at the direction of the Issuing Bank and/or the Swingline Lender), (A) Cash Collateralize the obligations of the Defaulting Lender to the Issuing Bank or Swingline Lender in respect of such LC Exposure or Swingline Exposure, as the case may be, in an amount at least equal to the aggregate amount of the unreallocated portion of the LC Exposure and Swingline Exposure of such Defaulting Lender, (B) in the case of such

Swingline Exposure, prepay and/or Cash Collateralize in full the unreallocated portion thereof, or (C) make other arrangements reasonably satisfactory to the Administrative Agent, the Issuing Bank and the Swingline Lender in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender.

(b)    If the Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lender agree in writing in their discretion that any Defaulting Lender has ceased to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, the LC Exposure and the Swingline Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and such Lender will purchase at par such portion of outstanding Revolving Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Revolving Credit Exposure of the Lenders to be on a pro rata basis in accordance with their respective Revolving Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such Revolving Credit Exposure of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing). If any cash collateral has been posted with respect to the LC Exposure or Swingline Exposure of such Defaulting Lender, the Administrative Agent will promptly return such cash collateral to the Borrower; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 2.27.    Credit Agreement Refinancing Indebtedness; Refinancing Amendments.

(a)    Refinancing Loans. Subject to Section 6.4, at any time after the Restatement Date, the Borrower may obtain from any Refinancing Lender, Credit Agreement Refinancing Indebtedness in the form of Refinancing Loans or Refinancing Commitments, in each case pursuant to a Refinancing Amendment, to refinance (and to reduce on a dollar-for-dollar or greater basis) all or any portion of the Term Loans or the Revolving Commitments then outstanding under this Agreement.

(b)    Refinancing Amendments. (i) The effectiveness of any Refinancing Amendment will be subject only to the satisfaction on the date thereof of such of the conditions set forth in Sections 3.1 and 3.2 as may be requested by the providers of applicable Refinancing Loans. The Administrative Agent will promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement will be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Refinancing Loans and Refinancing Commitments incurred pursuant thereto (including any amendments necessary to treat the Term Loans or Revolving Loans subject thereto as Refinancing Term Loans or Refinancing Revolving Loans, respectively); provided that notwithstanding anything to the contrary in this Section 2.27 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Refinancing Revolving Commitments (and related outstandings), (B) repayments required upon the Maturity Date of the Refinancing Revolving Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to Refinancing Revolving Commitments after the date of obtaining any Refinancing Revolving Commitments shall be made on a pro rata basis with all other Revolving Commitments, (2) subject to the provisions of Sections 2.4(d) and 2.22(k) to the extent dealing with Letters of Credit and Swingline Loans which mature or expire after a maturity date when there exist Extended Revolving Commitments with a longer maturity date, all Letters of Credit and Swingline Loans shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Commitments (and except as provided in Sections 2.4(d) and 2.22(k), without giving effect to changes thereto on an earlier maturity date with respect to Letters of Credit and Swingline Loans theretofore incurred or issued), (3) the permanent repayment of Revolving Loans with respect to, and termination of, Refinancing Revolving Commitments after the date of obtaining any Refinancing Revolving Commitments shall be made on a pro rata basis with all other Revolving Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (4) assignments and participations of Refinancing Revolving Commitments and Refinancing Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans. No Lender shall be obligated to provide any Credit Agreement Refinancing Indebtedness.

(i)    Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.27(b)(i) shall be in an aggregate principal amount that is (x) not less than $10,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.

(ii)    The effectiveness of any Refinancing Amendment shall be subject, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.

(c)    Required Consents. Any Refinancing Amendment may, without the consent of any Person other than the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed), the Borrower and the Persons providing the applicable Refinancing Loans, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.27. This Section 2.27 supersedes any provisions in Section 11.2 to the contrary.

(d)    Providers of Refinancing Loans. Refinancing Loans may be provided by any existing Lender (it being understood that no existing Lender will have an obligation to make all or any portion of any Refinancing Loan) or by any other bank or other financial institution (such Lender or other bank or financial institution, a “Refinancing Lender”) on terms permitted by this Section 2.27; provided that the Administrative Agent, the Swingline Lender and each Issuing Bank will have consented (in each case, such consent not to be unreasonably withheld, conditioned or delayed) to any such Person providing Refinancing Loans or Refinancing Commitments if such consent would be required under Section 11.4 for an assignment of Loans or Commitments to such Person.

Section 2.28. Extensions of Term Loans and Revolving Commitments.

(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of any Class of Term Loans or any Class of Revolving Commitments, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Commitments of the applicable Class) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Commitments of the applicable Class and otherwise modify the terms of such Term Loans and/or Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Commitments (and related outstandings), modifying the amortization schedule in respect of such Lender’s Term Loans and/or modifying any prepayment premium or call protection in respect of such Lender’s Term Loans) (each, an “Extension,” and each group of Term Loans or Revolving Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Commitments (in each case not so extended), being a separate Class of Term Loans from the Class of Term Loans from which they were converted, and any Extended Revolving Commitments (as defined below) shall constitute a separate Class of Revolving Commitments from the Class of Revolving Commitments from which they were converted, it being understood that an Extension may be in the form of an increase in the amount of any outstanding Class of Term Loans or Revolving Commitments otherwise satisfying the criteria set forth below), so long as the following terms are satisfied: (i) except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Revolving Commitment of any Revolving Credit Lender that agrees to an extension with respect to such Revolving Commitment extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a

Revolving Commitment (or related outstandings, as the case may be) with the same terms as the original Class of Revolving Commitments (and related outstandings); provided that at no time shall there be Revolving Commitments hereunder (including Extended Revolving Commitments and any original Revolving Commitments) which have more than two different maturity dates, (ii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an extension with respect to such Term Loans extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Class of Term Loans subject to such Extension Offer, (iii) the weighted average life to maturity of any Extended Term Loans shall be no shorter than the remaining weighted average life to maturity of the Term Loans extended thereby, (iv) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case, as specified in the respective Extension Offer, (v) if the aggregate principal amount of the Class of Term Loans (calculated on the face amount thereof) or Revolving Commitments, as the case may be, in respect of which Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Commitments of such Class, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Commitments of such Class, as the case may be, of such Term Lenders or Revolving Credit Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Credit Lenders, as the case may be, have accepted such Extension Offer, (vi) all documentation in respect of such Extension shall be consistent with the foregoing and (vii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower. No Lender shall be obligated to extend its Term Loans or Revolving Commitments unless it so agrees.

(b)    With respect to all Extensions consummated by the Borrower pursuant to this Section 2.28, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 2.11 and 2.12 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans or Revolving Commitments (as applicable) of any or all applicable Classes be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.28 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.28.

(c)    No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Commitments (or a portion thereof) and (B) with respect to any Extension of any Class of Revolving Commitments, the consent of the relevant Issuing Bank (if such Issuing Bank is being requested to issue letters of credit with respect to the Class of Extended Revolving Commitments), which consent shall not be unreasonably withheld or delayed. All Extended Term Loans, Extended Revolving Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize and direct the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Classes in respect of Revolving Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes, in each case on terms consistent with this Section 2.28 (and to the extent any such amendment is consistent with the terms of this Section 2.28 (as reasonably determined by the Borrower), the Administrative Agent shall be deemed to have consented to such amendment, and no such consent of the Administrative Agent shall be necessary to have such amendment become effective).

(d)    In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.28.

(e)    This Section 2.28 shall supersede any provisions in Section 2.21 or 11.2 to the contrary.

ARTICLE III

CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT

Section 3.1. Conditions To Restatement Date. This Agreement and the obligations of the Lenders (including the Swingline Lender) to make Loans and the obligation of the Issuing Bank to issue any Letter of Credit hereunder shall be effective upon satisfaction or waiver of the following conditions precedent in each case in form and substance reasonably satisfactory to the Administrative Agent and each Lender:

(a)    Credit Agreement. Receipt by the Administrative Agent (or its counsel) of a counterpart of this Agreement signed by or on behalf of each party hereto or thereto or written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of such signed signature page) that such party has signed a counterpart of this Agreement to which such party is a party.

(b)    Notes. The Administrative Agent shall have secured a Note executed by the Borrower in favor of each Lender to the extent such Lender has requested a Note reasonably in advance of the Restatement Date.

(c)    Organizational Documents; Resolutions and Certificates. Receipt by the Administrative Agent (or its counsel) of:

(i)    a certificate of the Secretary or Assistant Secretary of each Loan Party, attaching and certifying copies of such Loan Party’s Organizational Documents and resolutions of its board of directors (or equivalent governing body), authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party; and

(ii)    certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party.

(d)    Opinions of Counsel. Favorable written opinions of counsel to the Loan Parties addressed to the Administrative Agent, the Issuing Bank and each of the Lenders, and covering such customary matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein in form and substance reasonably satisfactory to the Administrative Agent.

(e)    Officer’s Closing Certificate. A certificate, dated the Restatement Date and signed by a Responsible Officer (the “Closing Certificate”) certifying on behalf of the Loan Parties that after giving effect to the funding of the Initial Term Loans and any Revolving Loans on the Restatement Date the conditions specified in clauses (i), (q), (r), (s) and (t) below are satisfied as of the Restatement Date.

(f)    [Reserved].

(g)    [Reserved].

(h)    Solvency. A certificate, dated the Restatement Date and signed by the chief financial officer or treasurer of the Borrower, certifying on behalf of the Borrower that the Parent and its Subsidiaries, on a consolidated basis, are Solvent before and after giving effect to the funding of the Initial Term Loans and any Revolving Loans on the Restatement Date and the consummation of the other transactions contemplated herein.

(i)    Ocean Acquisition. The Ocean Acquisition shall have been consummated, or shall be consummated substantially concurrently with the funding of the Initial Term Loans in accordance with the terms of the Acquisition Agreements. The Acquisition Agreements shall not have been amended or waived, and no consents shall have been given with respect thereto by Borrower or its Subsidiaries in a manner materially adverse to the Lenders or the Administrative Agent (in each case, in its capacity as such) without the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed); provided that (a) any amendment, waiver or consent that results in a change in the amount of consideration required to consummate the Ocean Acquisition shall be deemed not to be materially adverse to the Lenders or the Administrative Agent so long as (i) any reduction shall be applied to reduce the Initial Term Loans and (ii) any increase is funded by the Borrower’s cash on hand and (b) any change to the definition of “Company Material Adverse Effect” in the Acquisition Agreements shall be deemed materially adverse to the Lenders and the Arranger.

(j)    Refinancing. Each of the Borrowing Financing Transactions and the Target Refinancing shall have occurred or shall occur substantially concurrently with the funding of the Initial Term Loans.

(k)    Collateral Documents. Except for any items referred to on Schedule 5.15, all actions with respect to the Collateral Documents required to be taken pursuant to the terms thereof, including (but not limited to) delivery of a Pledge Supplement under and as defined in the Pledge and Security Agreement and any corresponding intellectual property security agreements, in each case, executed by all applicable Loan Parties, shall have been taken.

(l)    Patriot Act; Anti-Money Laundering Laws. Provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and including but not limited to, to the extent requested by the Administrative Agent or any Lender, a Beneficial Ownership Certification in relation to the Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

(m)    Financial Statements. The Administrative Agent shall have received (i) the Audited Financial Statements and (ii) the Interim Financial Statements.

(n)    [Reserved].

(o)    Fees and Expenses. The Administrative Agent shall have received payment of all fees, expenses and other amounts due and payable on or prior to the Restatement Date, including without limitation reimbursement or payment of all reasonable and documented out-of-pocket expenses of the Administrative Agent and the Arranger (including reasonable and documented fees, charges and disbursements of counsel required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent or the Arranger.

(p)    Approved Floorplan Financing Documents. The Administrative Agent shall have received certified copies of the definitive documentation of the Approved Floorplan Financing, each of which shall be in form and substance satisfactory to Administrative Agent and shall include consents, amendments, terminations (including with respect to subordinations that are no longer relevant) and/or other modifications (including amending related UCC-1 financing statements consistent with the Floorplan Intercreditor Agreement and consistent with this Agreement) necessary to permit the consummation of the Transactions occurring on the Restatement Date. Such Approved Floorplan Financing shall have commitments and availability in such amounts and on such terms, including, but not limited to, with respect to the Floorplan Intercreditor Agreement and any applicable subordination agreement, as are reasonably satisfactory to Agent.

(q)    Company Material Adverse Effect. Except as set forth in the disclosure schedules to the Acquisition Agreements, there has been no “Company Material Adverse Effect” as defined in the Merger Agreement or “Material Adverse Effect” as defined in the Purchase Agreement.

(r)    Specified Acquisition Agreement Representations. The Specified Acquisition Agreement Representations shall be true and correct to the extent required by the definition thereof on and as of the Restatement Date; provided that, to the extent that any such representation expressly refers to an earlier date, such representation shall be true and correct in all material respects as of such earlier date.

(s)    Specified Representations. The Specified Representations shall be true and correct in all material respects (except any such representations qualified by materiality shall be true and correct in all respects).

(t)    No Event of Default. At the time of and immediately after giving effect to the Transactions, no Event of Default under Sections 8.1(a), 8.1(b), 8.1(g), 8.1(h), and 8.1(i) shall have occurred and be continuing.

(u)    Notice of Borrowing. The Borrower shall have delivered the required Notice of Borrowing.

Without limiting the generality of the provisions of Section 3.1, for purposes of determining compliance with the conditions specified in this Section 3.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Restatement Date specifying its objection thereto.

Section 3.2. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, in each case, on the applicable Credit Date (other than the Restatement Date), is subject to the satisfaction of the following conditions:

(a)    at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing;

(b)    at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects, on and as of the date of such Borrowing or the date of issuance, amendment, extension or renewal of such Letter of Credit, in each case before and after giving effect thereto) except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;

(c)    the Borrower shall have delivered the required Notice of Borrowing;

(d)    if a request is made by the Borrower for the issuance of a Letter of Credit, the Administrative Agent shall have received such other documents, certificates or information as the Administrative Agent or the Required Lenders may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent or Required Lenders; provided that any such additional documents, certificates or information may be required only if the circumstances reasonably support such request by the Administrative Agent or Required Lenders, as applicable; and

(e)    if any Revolving Lender is a Defaulting Lender at the time of any request by the Borrower of a Borrowing of a Swingline Loan or the issuance, amendment, renewal or extension of a Letter of Credit, as applicable, set forth in this Section 3.2, the Issuing Bank will not be required to issue, amend or increase any Letter of Credit and the Swingline Lender will not be required to make any Swingline Loans, unless they are satisfied that 100% of the related LC Exposure and Swingline Exposure is fully covered or eliminated pursuant to Section 2.26.

Each Borrowing and each issuance, amendment, extension or renewal of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 3.2.

Section 3.3. Delivery of Documents. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article III, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory in all respects to the Administrative Agent.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Administrative Agent and each Lender as follows:

Section 4.1. Existence; Power. The Parent and each of its Subsidiaries (i) are duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) have all requisite corporate, partnership or limited liability company power and authority to carry on their respective business as now conducted, and (iii) are duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

Section 4.2. Organizational Power; Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational and, if required, shareholder, partner or member action. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which such Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 4.3. Governmental Approvals; No Conflicts. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, except for filings necessary to perfect or maintain perfection of the Liens created under the Loan Documents, and except where the failure to obtain would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Requirement of Law applicable to the Borrower or any of the Loan Parties or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any Contractual Obligation of the Borrower or any of the Loan Parties or any of their respective assets, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Loan Parties, except Liens (if any) created under the Loan Documents.

Section 4.4. Financial Statements. The Borrower has furnished to the Administrative Agent and each Lender (a) the Audited Financial Statements and (b) the Interim Financial Statements. Such financial statements fairly present in all material respects the consolidated financial condition of the Parent and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (b). Since September 30, 2021, there have been no changes with respect to the Parent and its Subsidiaries which have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 4.5.    Litigation and Environmental Matters.

(a)    No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against or affecting the Parent or any of its Material

Subsidiaries (i) that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.

(b)    Neither the Parent nor any of its Material Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability, or (iv) knows of any basis for any Environmental Liability.

Section 4.6. Compliance with Laws and Agreements. The Parent and each of its Material Subsidiaries is in compliance with (a) all Requirements of Law and all judgments, decrees and orders of any Governmental Authority and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.7. Investment Company Act, Etc. Neither the Borrower nor any of the other Loan Parties is (a) an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended and in effect from time to time, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from, or registration or filing with, any Governmental Authority in connection therewith.

Section 4.8. Taxes. The Borrower and the other Loan Parties and each of their respective Subsidiaries have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all federal and other material taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (a) where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Loan Party, as the case may be, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent and its Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

Section 4.9. Margin Regulations. None of the proceeds of any of the Loans or Letters of Credit will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of Regulation T, Regulation U or Regulation X. Neither the Borrower nor any of the Loan Parties is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock”.

Section 4.10. ERISA. Each Plan is in material compliance in form and operation with its terms and with ERISA and the Code (including, without limitation, the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations. Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code either has a remaining period of time to apply for or has received a favorable determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code or is comprised of a master or prototype plan that has received a favorable opinion letter from the Internal Revenue Service, and nothing has occurred since the date of such determination that would materially adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would materially adversely affect the issuance of a favorable determination letter or otherwise adversely affect such qualification). Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur, (ii) there exists no Unfunded Pension Liability with respect to any Plan, (iii) as of the date hereof, none of the Borrower, any of the Loan Parties or any ERISA Affiliate is making or accruing an obligation to make contributions to any Multiemployer Plan, (iv) there are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of the Borrower or any of the Loan Parties, threatened, which would reasonably be expected to be asserted successfully against any Plan, (v) the Borrower, each of the Loan Parties and each ERISA Affiliate have made all contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, by the terms of such Plan or Multiemployer Plan, respectively, or by any contract or agreement requiring contributions to a Plan or Multiemployer Plan, (vi) no Plan which is subject to Section 412 of the Code or

Section 302 of ERISA has applied for or received an extension of any amortization period within the meaning of Section 412 of the Code or Section 303 of ERISA, (vii) none of the Borrower, any of the Loan Parties or any ERISA Affiliate have ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions, (viii) each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, (ix) all contributions required to be made with respect to a Non-U.S. Plan have been timely made and (x) the present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is required to be funded, determined as of the end of the Borrower’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities.

Section 4.11.    Ownership of Property; Insurance.

(a)    Each of the Parent and its Subsidiaries has good title to, or valid leasehold interests in, all of its Real Property and personal property material to the operation of its business, including all such properties reflected in the most recent audited consolidated balance sheet of the Borrower referred to in Section 4.4 or purported to have been acquired by the Borrower or any of its Subsidiaries after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are material to the business or operations of the Parent and its Subsidiaries are valid and subsisting and are in full force.

(b)    Each of the Parent and its Subsidiaries owns, or is licensed or otherwise has the right to use, all of its or such Loan Parties’ patents, trademarks, service marks, trade names, domain names, copyrights, software, licenses, trade secrets and other intellectual property, and the use thereof by the Parent and its Subsidiaries does not infringe on the rights of any other Person, except to the extent that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(c)    The properties of the Parent and its Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or any applicable Subsidiary operates.

(d)    As of the ~~Restatement~~Seventh Amendment Effective Date, (i) all Real Property owned in fee by the Parent and its Subsidiaries and (ii) all Real Property leased by the Parent and its Subsidiaries, in each case, is depicted on Schedule 4.11(d).

(e)    With respect to each improved Mortgaged Property that is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Insurance Laws, the Borrower or the applicable Loan Party (A) has obtained and shall maintain, with financially sound and reputable insurance companies not Affiliates of the Borrower and reasonably acceptable to the Administrative Agent (except to the extent that any insurance company insuring the Mortgaged Property of the Borrower or applicable Loan Party ceases to be financially sound and reputable after the Restatement Date, in which case, the Borrower shall promptly replace such insurance company with a financially sound and reputable insurance company), such flood insurance in such reasonable total amount as the Administrative Agent and the Lenders may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (B) promptly upon request of the Administrative Agent or any Lender, will deliver to the Administrative Agent or such Lender, as applicable, evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent and such Lender in accordance with subclause (C) of clause (d) of Part I of the defined term “Real Estate Documents”, including, without limitation, evidence of annual renewals of such insurance.

Section 4.12. Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders as of the Restatement Date all agreements, instruments, and corporate or other restrictions to which the Parent or any of its Subsidiaries is subject, and all other matters known to any of them, that, in any such case, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports (including, without limitation, all reports that the Parent is required to file with the Securities and Exchange Commission), financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent and the Lenders in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished), taken as a whole, as of the Restatement Date contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable in light of the circumstances at the time and such projected financial information is not to be viewed as facts, the actual results may differ from such projected financial information, and that the differences may be material.

Section 4.13. Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against the Parent or any of its Subsidiaries, or, to the Borrower’s knowledge, threatened against or affecting the Parent or any of its Subsidiaries, and no significant unfair labor practice charges or grievances are pending against the Parent or any of its Subsidiaries, or, to the Borrower’s knowledge, threatened against any of them before any Governmental Authority, except in any such case, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All payments due from the Parent or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Parent or any of its Subsidiaries, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.14. Subsidiaries. Schedule 4.14 sets forth the name of, the ownership interest of the applicable Loan Party in, the jurisdiction of incorporation or organization of, and the type of each Subsidiary of the Borrower and the other Loan Parties and identifies each Subsidiary that is a Loan Party, in each case as of the ~~Restatement~~Seventh Amendment Effective Date.

Section 4.15.    Solvency.    After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, each Loan Party is Solvent.

Section 4.16.    [Reserved].

Section 4.17. Collateral Documents. The Collateral Documents are effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral (as defined therein), and when UCC financing statements are filed in the appropriate offices, such shall constitute a fully perfected Lien (to the extent that such Lien may be perfected by the filing of a UCC financing statement) on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.2 to be senior to the Liens on the Collateral granted in favor of the Administrative Agent. When the certificates evidencing all Capital Stock pledged pursuant to the applicable Collateral Documents are delivered to the Administrative Agent, for the benefit of the Lenders, together with appropriate stock powers or other similar instruments of transfer duly executed in blank, the Liens in such Capital Stock shall be fully perfected first priority security interests, perfected by “control” as defined in the UCC.

Section 4.18. Material Agreements. As of the Restatement Date, (a) all Material Agreements of the Borrower and the other Loan Parties are described on Schedule 4.18, and each such Material Agreement is in full force and effect in all material respects and (b) no defaults currently exist thereunder. As of the Restatement Date, no Loan Party has any knowledge of any pending amendments or threatened termination of any of the Material Agreements. As of the Restatement Date, the Borrower has delivered to Administrative Agent a true, complete and correct copy of each Material Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith).

Section 4.19. Anti-Corruption Laws and Sanctions. Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by the Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent, its Subsidiaries and their respective directors, officers and employees and to the knowledge of the Borrower its agents, are in compliance with

Anti-Corruption Laws and applicable Sanctions. None of (a) the Parent, any of its Subsidiaries or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Parent or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transactions will violate Anti-Corruption Laws or applicable Sanctions.

Section 4.20. Patriot Act. Each Loan Party is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 4.21.    Fiscal Year. The Loan Parties have the same Fiscal Year.

Section 4.22.    No Affected Financial Institutions. Neither the Borrower nor any Subsidiary is an Affected Financial Institution.

ARTICLE V
AFFIRMATIVE COVENANTS
The Borrower covenants and agrees that, so long as any Lender has a Commitment hereunder, any Obligation remains unpaid or outstanding (other than contingent indemnification obligations or expense reimbursement obligations to the extent no claim giving rise thereto has been asserted), or any Letter of Credit shall remain outstanding, it shall, and shall cause each of its Material Subsidiaries to:

Section 5.1. Financial Statements and Other Information. The Borrower will deliver to the Administrative Agent (and the Administrative Agent will deliver to each Lender):

(a)    within one hundred twenty (120) days after the end of each Fiscal Year (commencing with the Fiscal Year ending September 30, 2022) of the Borrower, a copy of the annual audited report for such Fiscal Year for the Parent and its Subsidiaries, containing a consolidated balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of the Parent and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and together with a Financial Officer Certification and a Narrative Report and reported on by Grant Thornton LLP or other independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of Parent and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(b)    within forty-five (45) days after the end of each Fiscal Quarter (commencing with the Fiscal Quarter ended December 31, 2022) of the Parent, an unaudited consolidated balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of the Parent and its Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth, in each case, in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

(c)    concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of this Section (other than the financial statements for the fourth Fiscal Quarter of each Fiscal Year delivered pursuant to subsection (b) of this Section), a Compliance Certificate signed by the chief financial officer or treasurer of the Borrower acting in such capacity (i) certifying as to such officer’s knowledge whether there exists a Default or an Event of Default on the date of such certificate and, if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with the financial covenants set forth in Article VI, and (iii) specifying any change in the identity of the Loan Parties as of the end of such Fiscal Year or Fiscal Quarter from the Loan Parties identified to the Administrative Agent and the Lenders on the Restatement Date or as of the most recent Fiscal Year or Fiscal Quarter, as the case may be, (iv) with respect to the annual financial statements (commencing with the Fiscal Year ended September 30, 2023), setting forth in reasonable detail the calculation of Consolidated Excess Cash Flow, and (v) stating whether any change in GAAP or the application thereof has occurred since the date of the mostly recently delivered audited consolidated financial statements of the Borrower and the Loan Parties to the extent that such change has an effect on the financial statements accompanying such Compliance Certificate;

(d)    concurrently with the delivery of the financial statements referred to in subsection (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained any knowledge during the course of their examination of such financial statements of any Default or Event of Default under Article VI hereof (which certificate may be limited to the extent required by accounting rules or guidelines);

(e)    within thirty (30) days after the end of each Fiscal Year, forecasts and a pro forma budget (the “Financial Plan”) for the succeeding Fiscal Year on a quarterly basis, containing an income statement, balance sheet and statement of cash flow;

(f)    within thirty (30) days after the end of each calendar month ~~through the date on  which the financial statements and Compliance Certificate required by Section 5.1(b) and (c) are  delivered with respect to the Fiscal Quarter ending December 31, 2025 (or such later date as may  be required by Administrative Agent to the extent the Loan Parties are not in compliance with the  Liquidity Covenant set forth in Section 6.3),~~ (other than any calendar month which is also the end of a Fiscal Quarter), and ~~in each case~~, to the extent available, in advance of ~~the applicable~~any Lender meeting ~~described in~~for such month required by Section 5.16, the unaudited balance sheets and profits and loss statements of the Parent and its Subsidiaries as of the end of such calendar month; ~~and~~

(g)    within thirty (30) days after the end of each calendar month, a certification of compliance (together with reasonable evidence to the extent reasonably requested by the Administrative Agent) with the Liquidity covenant set forth in Section 6.3 from the chief financial officer or treasurer of the Borrower;

(h)    on no less than a monthly basis, commencing after the Seventh Amendment Effective Date, and in each case concurrently with the applicable Lender meeting described in Section 5.16, the Loan Parties shall provide reasonably detailed updates to the Administrative Agent and the Lenders regarding [*]; and

(i)    ~~(g)~~ promptly following any request therefor, such other information regarding the results of operations, business affairs (including an updated list of all boat manufacturer contracts then in effect) and financial condition of the Borrower or any of the Loan Parties as the Administrative Agent and the Lenders, through the Administrative Agent, may reasonably request.

So long as the Borrower is required to file periodic reports under Section 13(a) or Section 15(d) of the Exchange Act, the Borrower may satisfy its obligation to deliver the financial statements referred to in clauses (a) and (b)(i) above by delivering such financial statements electronically and, if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on a publicly available website maintained by or on behalf of the SEC for access to documents filed in the EDGAR database (the “EDGAR Website”).

Section 5.2.    Notices of Material Events. The Borrower will furnish to the Administrative Agent (and the Administrative Agent will furnish to each Lender) prompt written notice of the following:

(a)    the occurrence of any Default or Event of Default, including, without limitation and for the avoidance of doubt, any notice of termination of the Approved Floorplan Financing;

(b)    the filing or commencement of, or any material development in, any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Parent or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect;

(c)    the occurrence of any event or any other development by which the Parent or any of its Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability, in each case which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(d)    promptly and in any event within fifteen (15) days after (i) the Parent, any of its Subsidiaries or an ERISA Affiliate knows that any ERISA Event has occurred that could result in material liability to the Borrower or any of the Loan Parties, a certificate of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to any ERISA Event and any notices received by the Borrower, such Loan Party or such ERISA Affiliate from the PBGC or any other governmental agency with respect thereto; and (ii) becoming aware (1) that there has been an increase in Unfunded Pension Liabilities (not taking into account Plans with negative Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, (2) of the existence of any Withdrawal Liability, (3) of the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Borrower, any of its Subsidiaries or any ERISA Affiliate, or (4) of the adoption of any amendment to a Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of the Borrower, any of Loan Parties or any ERISA Affiliate, a detailed written description thereof from the chief financial officer of the Borrower;

(e)    the occurrence of any event of default, or the receipt by the Parent or any of its Subsidiaries of any written notice of an alleged default or event of default, with respect to any Material Indebtedness of the Parent or any of its Subsidiaries;

(f)    promptly, and in any event within ten (10) Business Days (i) after any Material Agreement is terminated or cancelled, expires and is not renewed or is amended in a manner that is materially adverse to Parent or a Subsidiary, as the case may be, or (ii) any new Material Agreement, the termination of which would reasonably be likely to result in a Material Adverse Effect, is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Agreement; provided, no such prohibition on delivery shall be effective if it were bargained for by Parent or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.2(f)), and an explanation of any actions being taken with respect thereto

(g)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(h)    any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Section 5.3.    Additional Deliverables. The Borrower will furnish to the Administrative Agent (and the Administrative Agent will furnish to each Lender) the following:

(a)    promptly and in any event at least twenty (20) days prior thereto (or such shorter period of time acceptable to the Administrative Agent), notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records or any office or facility at which Collateral with a value in excess of $1,000,000 owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party’s identity or legal structure, (iv) in any Loan Party’s federal taxpayer identification number or organizational number, or (v) in any Loan Party’s jurisdiction of organization;

(b)    as soon as available and in any event within thirty (30) days after receipt thereof, a copy of any environmental report or site assessment obtained by or for the Parent or any of its Subsidiaries after the Restatement Date on any Real Property or that relate to any environmental liabilities of Parent or its Subsidiaries that, in any case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(c)    as soon as practicable and in any event within ten (10) Business Days following Administrative Agent’s or any Lender’s request therefor after the Restatement Date, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act; and

(d)    as soon as practicable and in any event within five (5) Business Days following Administrative Agent’s or any Lender’s request therefor after the Restatement Date in connection with any Permitted Acquisition or change in ownership of any Loan Party, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Loan Party.

Each notice or other document delivered under this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice or other document and any action taken or proposed to be taken with respect thereto.

Section 5.4. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3 or the sale or other disposition of assets permitted under Section 7.6.

Section 5.5. Compliance with Laws, Etc. The Parent will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including, without limitation, all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.6. Payment of Obligations. The Parent will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity all of its material obligations and liabilities (including, without limitation, all federal and other material taxes, assessments and other governmental charges, levies and all other claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.7. Books and Records. The Parent will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to permit the Borrower to prepare consolidated financial statements in conformity with GAAP in all material respects.

Section 5.8. Visitation, Inspection, Etc. The Parent will, and will cause each of its Subsidiaries to, permit any representative of the Administrative Agent or any Lender, upon reasonable request, to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, during normal business hours and as often as Administrative Agent or such Lender may reasonably request after reasonable prior notice to the Borrower; provided that if an Event of Default has occurred and is continuing, no prior notice shall be required; provided, further, if no Event of Default has occurred and is continuing, the Borrower shall only be responsible for reimbursing costs and expenses incurred pursuant to this Section 5.8 no more than one time per Fiscal Year.

Section 5.9. Maintenance of Properties; Insurance. The Parent will, and will cause each of its Material Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (b) maintain with financially sound and reputable insurance companies which are not Affiliates of the Borrower (i) insurance with respect to its properties and business, and the properties and business of the Loan Parties, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations and (ii) all insurance required to be maintained pursuant to the Collateral Documents, and will, upon request of the Administrative Agent at reasonable intervals provide a certificate of a Responsible Officer of the applicable Loan Party setting forth the nature and extent of all insurance maintained by the Parent and its Subsidiaries in accordance with this Section (and if requested by the Administrative Agent or any Lender a copy of any policy referenced therein if not already delivered), (c) at all times shall name the Administrative Agent as additional insured on all liability policies of the Parent and its Subsidiaries and as lender loss payee (pursuant to a lender loss payee endorsement reasonably approved by the Administrative Agent) on all casualty and property insurance policies of the Parent and its Subsidiaries and in each case, provide for at least thirty (30) days’ (or ten (10) days’ in the case of cancellation for nonpayment of premium) prior written notice to the Administrative Agent of any modification or cancellation of such policy and (d) with respect to each improved Mortgaged Property that is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Insurance Laws, (A) shall obtain and maintain, with financially sound and reputable insurance companies not Affiliates of the Borrower and reasonably acceptable to the Administrative Agent (except to the extent that any insurance company insuring the Mortgaged Property of the Borrower or applicable Loan Party ceases to be financially sound and reputable after the Restatement Date, in which case, the Parent shall promptly replace such insurance company with a financially sound and reputable insurance company), such flood insurance in such reasonable total amount as the Administrative Agent and the Lenders may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, and (B) promptly upon request of the Administrative Agent or any Lender, will deliver to the Administrative Agent or such Lender, as applicable, evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent and such Lender in accordance with subclause (C) of clause (d) of Part I of the defined term “Real Estate Documents”, including, without limitation, evidence of annual renewals of such insurance.

Section 5.10. Use of Proceeds and Letters of Credit. The Borrower will use the proceeds of the Initial Term Loans to fund the Transactions and pay all fees and expenses in connection therewith. The Borrower will use the proceeds of the Revolving Loans and any Additional Commitment Amount to finance Capital Expenditures, Permitted Acquisitions, working capital needs, and for other general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U or Regulation X. All Letters of Credit will be used for general corporate purposes.

No portion of the proceeds of any Borrowing or Letter of Credit will be used, directly or, to the knowledge of a Responsible Officer of the Borrower, indirectly, (i) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or any other Person acting in an official capacity, in each case, in violation of Anti-Corruption Laws or (ii)(A) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (B) in any other manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.11. Casualty and Condemnation. The Borrower (a) will furnish to the Administrative Agent prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or preceding for the taking of any material portion of any Collateral under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the net cash proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

Section 5.12.    Additional Subsidiaries and Collateral.

(a)    In the event that, on or subsequent to the Restatement Date, any Person becomes a Domestic Subsidiary (including pursuant to the Ocean Acquisition) or an Excluded Subsidiary ceases to be an Excluded Subsidiary, whether pursuant to formation, acquisition or otherwise, (i) the Borrower shall promptly notify the Collateral Agent thereof, (ii) within thirty (30) days after such Person becomes a Domestic Subsidiary or such Person ceases to be an Excluded Subsidiary (or such longer period as the Collateral Agent may reasonably agree), the Borrower shall cause such Domestic Subsidiary (other than an Excluded Subsidiary) to become a new Guarantor and to grant Liens in favor of the Collateral Agent in all of its personal property that would otherwise constitute Collateral by executing and delivering to the Collateral Agent a Joinder Agreement substantially in the form of Exhibit 5.12 or otherwise in form and substance reasonably satisfactory to the Collateral Agent, and authorizing and delivering, at the request of the Collateral Agent, such UCC financing statements or similar instruments required by the Collateral Agent to perfect the Liens in favor of the Collateral Agent, for the benefit of Secured Parties, and granted under any of the Loan Documents; provided that no Domestic Subsidiary that is a CFC Holdco shall be required to become a Guarantor hereunder or grant Liens or otherwise pledge any of its assets as Collateral hereunder or under any other Loan Document and (iii) within sixty (60) days after such Person becomes a Domestic Subsidiary or ceases to be an Excluded Subsidiary (or such longer period as the Collateral Agent may reasonably agree), the Borrower shall deliver all such other documentation (including, without limitation, certified organizational documents, resolutions, lien searches and requested Real Estate Documents) and to take all such other actions as such Subsidiary would have been required to deliver and take pursuant to Section 3.1 if such Subsidiary had been a Loan Party on the Restatement Date or that such Subsidiary would be required to deliver pursuant to Section 5.13 with respect to any Material Real Property. In addition, within thirty (30) days after the date any Person becomes a Domestic Subsidiary or an Excluded Subsidiary ceases to be an Excluded Subsidiary, the Borrower shall, or shall cause the applicable Loan Party to (i) pledge all of the Capital Stock of such Domestic Subsidiary to the Collateral Agent, for the benefit of the holders of the Obligations, as security for the Obligations by executing and delivering such documentation as reasonably required by Collateral Agent in form and substance reasonably satisfactory to the Collateral Agent, provided that the pledge of the Capital Stock of a Domestic Subsidiary that is a CFC Holdco shall be limited to 65% of the issued and outstanding voting Capital Stock and 100% of the issued and outstanding non-voting Capital Stock of such Domestic Subsidiary, and (ii) to the extent certificated, deliver the original certificates evidencing such pledged Capital Stock to the Collateral Agent, for the benefit of the holders of the Obligations, together with appropriate powers executed in blank. Notwithstanding the foregoing, the Collateral Agent shall not enter into any Mortgage in respect of any Material Real Property of a Person that becomes a Domestic Subsidiary after the Restatement Date whether pursuant to formation, acquisition or otherwise, until (1) the date that occurs forty-five (45) days after the Collateral Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such Material Real Property: (i) a completed “life of loan” standard flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the Borrower of that fact and (if applicable) notification to the Borrower that flood insurance coverage is not available and (B) evidence of the receipt by the Borrower of such notice, and (C) a notice about special flood hazard area status and flood disaster assistance executed by the Borrower and any applicable Loan Party relating thereto; and (iii) if such notice is required to be provided to the Borrower and flood insurance is available in the community in which such Material Real Property is located, evidence of required flood insurance in compliance with subclause (C) of clause (d) of Part I of the defined term “Real Estate Documents” and (2) the Collateral Agent shall have received written confirmation from the Lenders that flood insurance due diligence and flood insurance compliance have been completed by the Lenders (such written confirmation not to be unreasonably conditioned, withheld or delayed); provided that the Collateral Agent may enter into any such Mortgage prior to the notice period specified above upon receipt of the written confirmation described in clause (2) above and provided further that the Borrower’s obligations under Section 5.12(a) to grant a Mortgage of any Material Real Property within the 60-day time period described herein shall be extended for so long as is required to ensure compliance with the requirements of clause (2) above.

(b)    In the event that, on or subsequent to the Restatement Date, any Person becomes a Foreign Subsidiary (including pursuant to the Ocean Acquisition) or a Foreign Subsidiary ceases to be an Excluded Subsidiary, whether pursuant to formation, acquisition or otherwise, (x) the Borrower shall promptly notify the Collateral Agent thereof, and (y) to the extent such Foreign Subsidiary is owned directly by any Loan Party, within sixty (60) days after such Person becomes a Foreign Subsidiary or, if the Collateral Agent determines in its sole discretion that the Borrower is working in good faith, such longer period as the Collateral Agent shall permit, the Borrower shall, or shall cause the applicable Loan Party to (i) pledge all of the Capital Stock of such Foreign Subsidiary (provided that, the pledge of the voting Capital Stock of any such Foreign Subsidiary that is a CFC shall be limited to 65% of the issued and outstanding voting Capital Stock of such Foreign Subsidiary) to the Collateral Agent, for the benefit of the holders of the Obligations, as security for the Obligations pursuant to a pledge agreement in form and substance reasonably satisfactory to the Collateral Agent, (ii) to the extent certificated, deliver the original certificates evidencing such pledged Capital Stock to the Collateral Agent, together with appropriate powers executed in blank and (iii) deliver all such other documentation (including, without limitation, certified organizational documents, resolutions, lien searches and legal opinions) and to take all such other actions as the Collateral Agent may reasonably request.

(c)    No Foreign Subsidiary that is a CFC shall be required to become a Guarantor or grant any Lien or otherwise pledge any of its assets as Collateral pursuant to Section 5.12(a) or under any other Loan Document.

(d)    (i) Within thirty (30) days after Norfolk Holdings becomes a Subsidiary of the Parent (or such longer period as the Collateral Agent may reasonably agree), the Borrower shall cause Norfolk Holdings to become a new Guarantor and to grant Liens in favor of the Collateral Agent in all of its personal property that would otherwise constitute Collateral by executing and delivering to the Collateral Agent a Joinder Agreement substantially in the form of Exhibit 5.12 or otherwise in form and substance reasonably satisfactory to the Collateral Agent, and authorizing and delivering, at the request of the Collateral Agent, such UCC financing statements or similar instruments required by the Collateral Agent to perfect the Liens in favor of the Collateral Agent, for the benefit of Secured Parties, and granted under any of the Loan Documents and (ii) within sixty (60) days after Norfolk Holdings becomes a Subsidiary of the Parent (or such longer period as the Collateral Agent may reasonably agree), the Borrower shall deliver all such other documentation (including, without limitation, certified organizational documents, resolutions, lien searches and requested Real Estate Documents) and to take all such other actions as Norfolk Holdings would have been required to deliver and take pursuant to Section 3.1 if Norfolk Holdings had been a Loan Party on the Restatement Date or that Norfolk Holdings would be required to deliver pursuant to Section 5.13 with respect to any Material Real Property. In addition, within thirty (30) days after Norfolk Holdings becomes a Subsidiary of the Parent, the Borrower shall, or shall cause the Parent to (i) pledge all of the Capital Stock of Norfolk Holdings to the Collateral Agent, for the benefit of the holders of the Obligations, as security for the Obligations by executing and delivering such documentation as reasonably required by Collateral Agent in form and substance reasonably satisfactory to the Collateral Agent, and (ii) to the extent certificated, deliver the original certificates evidencing such pledged Capital Stock to the Collateral Agent, for the benefit of the holders of the Obligations, together with appropriate powers executed in blank. Notwithstanding the foregoing, the Collateral Agent shall not enter into any Mortgage in respect of any Material Real Property of Norfolk Holdings, until (1) the date that occurs forty-five (45) days after the Collateral Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such Material Real Property: (i) a completed “life of loan” standard flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the Borrower of that fact and (if applicable) notification to the Borrower that flood insurance coverage is not available and (B) evidence of the receipt by the Borrower of such notice, and (C) a notice about special flood hazard area status and flood disaster assistance executed by the Borrower and any applicable Loan Party relating thereto; and (iii) if such notice is required to be provided to the Borrower and flood insurance is available in the community in which such Material Real Property is located, evidence of required flood insurance in compliance with subclause (C) of clause (d) of Part I of the defined term “Real Estate Documents” and (2) the Collateral Agent shall have received written confirmation from the Lenders that flood insurance due diligence and flood insurance compliance have been completed by the Lenders (such written confirmation not to be unreasonably conditioned, withheld or delayed); provided that the Collateral Agent may enter into any such Mortgage prior to the notice period specified above upon receipt of the written confirmation described in clause (2) above and provided further that the Borrower’s obligations under Section 5.12(d) to grant a Mortgage of any Material Real Property within the 60-day time period described herein shall be extended for so long as is required to ensure compliance with the requirements of clause (2) above.

(e)    The Borrower agrees that, following the delivery of any Collateral Documents required to be executed and delivered by this Section, the Collateral Agent shall have a valid and enforceable, first priority perfected Lien on the property required to be pledged pursuant to subsections (a), (b) and (d) of this Section (to the extent that such Lien can be perfected by execution, delivery and/or recording of the Collateral Documents or UCC financing statements, or possession of such Collateral), free and clear of all Liens other than Liens expressly permitted by Section 7.2. All actions to be taken pursuant to this Section shall be at the expense of the Borrower or the applicable Loan Party, and shall be taken to the reasonable satisfaction of the Collateral Agent.

Section 5.13. Additional Real Property; Leasehold Properties.

(a)    Subject to Section 5.15 and to the extent otherwise permitted hereunder, if any Loan Party acquires in fee any Material Real Property on or after the Restatement Date (including pursuant to the Ocean Acquisition), it shall within sixty (60) days after such acquisition (or such longer period as the Collateral Agent may reasonably agree), provide to the Collateral Agent all Real Estate Documents reasonably requested by the Collateral Agent granting the Collateral Agent, for the benefit of the holders of the Obligations, a first priority Lien on such Material Real Property (subject to Permitted Encumbrances), together with all Real Estate Documents and other documents, instruments and agreements reasonably requested by the Collateral Agent, in each case in form and substance reasonably satisfactory to the Collateral Agent.

(b)    In the event that any Loan Party acquires a Leasehold Property that constitutes Material Real Property on or after the Restatement Date (including pursuant to the Ocean Acquisition) or a Leasehold Property becomes Material Real Property after the Restatement Date, then such Loan Party, contemporaneously with leasing such Material Real Property, or within sixty (60) days (or such longer period as the Collateral Agent may reasonably agree) after any Leasehold Property becomes (including as a result of any rent increase or any lease extension, renewal, or restatement) a Material Real Property (or such longer period as the Collateral Agent may reasonably agree), shall take commercially reasonable efforts to cause to be executed and delivered all Leasehold Property Documents and other Real Estate Documents with respect to each such Leasehold Property that Collateral Agent shall reasonably request; provided that (i) the requirements in the immediately preceding sentence shall be deemed satisfied with respect to any Material Real Property leased from a non-Affiliate lessor to the extent that the Borrower has delivered evidence reasonably satisfactory to the Collateral Agent that the Loan Parties have used commercially reasonable efforts to satisfy such requirements and are unable to satisfy clauses (a) and (b) of the definition of Leasehold Property Documents, and (ii) the requirement to satisfy clause (d) of the definition of Leasehold Property Documents shall be deemed satisfied to the extent that the Borrower has delivered evidence reasonably satisfactory to the Collateral Agent that the Loan Parties have used commercially reasonable efforts to and are unable to satisfy such requirement. Without limiting the foregoing, upon any Loan Party acquiring any new Leasehold Property at which any business location is operated or entering, restating, renewing or extending the lease for any existing Leasehold Property at which any business location is operated, such Loan Party shall deliver to the Collateral Agent a report of trailing twelve month Location Level Revenue for such business location.

Notwithstanding the foregoing clauses (a) and (b), the Collateral Agent shall not enter into any Mortgage in respect of any Material Real Property acquired by any Loan Party after the Restatement Date until (1) the date that occurs forty-five (45) days after the Collateral Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such Material Real Property: (i) a completed “life of loan” standard flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the Borrower of that fact and (if applicable) notification to the Borrower that flood insurance coverage is not available and (B) evidence of the receipt by the Borrower of such notice, and (C) a notice about special flood hazard area status and flood disaster assistance executed by the Borrower and any applicable Loan Party relating thereto; and (iii) if such notice is required to be provided to the Borrower and flood insurance is available in the community in which such Material Real Property is located, evidence of required flood insurance in compliance with subclause (C) of clause (d) of Part I of the defined term “Real Estate Documents” and (2) the Collateral Agent shall have received written confirmation from the Lenders that flood insurance due diligence and flood insurance compliance have been completed by the Lenders (such written confirmation not to be unreasonably conditioned, withheld or delayed); provided that the Collateral Agent may enter into any such Mortgage prior to the notice period specified above upon receipt of the written confirmation described in clause (2) above and provided further that the

Borrower’s obligations under this Section 5.13(a) and/or Section 5.13(b) to grant a Mortgage of any Material Real Property within the 60-day time period described therein shall be extended for so long as is required to ensure compliance with the requirements of clause (2) above.

(c)    In addition to the foregoing, the Loan Parties shall, at the request of the Collateral Agent, deliver, from time to time, to the Collateral Agent, or the Collateral Agent shall obtain, at the expense of the Loan Parties, such appraisals as are required by, and in accordance with, applicable Law or regulation of Real Property with respect to which the Collateral Agent has been or will be granted a Mortgage.

Section 5.14. Further Assurances. The Parent will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents), which may be required under any applicable Law, or which the Collateral Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Collateral Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

Section 5.15. Post Closing Obligations. Within the periods specified in Schedule 5.15 (as each may be extended by the Administrative Agent in its reasonably discretion), provide such Loan Documents and complete such obligations as are set forth on Schedule 5.15 hereto.

Section 5.16. Lender Meetings. Commencing with the first full calendar month ending after the Sixth Amendment Effective Date and as long as the Administrative Agent may reasonably request in good faith without causing undue interference with the business operations, the Parent will, and will cause each other Loan Party to, participate in a meeting of the Administrative Agent and the Lenders~~, which~~ to discuss, among other things, the reports set forth in Section 5.1(h). Such meetings shall not occur more frequently than once during each calendar month to be held during normal business hours via conference call at such time as may be agreed to by the Borrower and the Administrative Agent in its reasonable discretion.

Section 5.17.    Cash Flow Forecasts.

~~(a)    Weekly Cash Flow Reporting Period.~~ Commencing on ~~April 1, 2025,~~the Seventh Amendment Effective Date through the date on which the financial statements and Compliance Certificate required by Section 5.1(b) and (c) are delivered for the Fiscal Quarter ending March 31, ~~2025, so long as~~2026 (or such later date as may be reasonably required by the Administrative Agent to the extent that the Loan Parties are not in compliance with the ~~Liquidity covenant~~financial covenants set forth in ~~Section 6.3, the  Borrower~~Article VI of the Credit Agreement) (the “Seventh Amendment Cash Flow Reporting Period”), the Loan Parties shall:

(a)    prepare ~~each~~an updated Liquidity report and Cash Flow Forecast ~~and deliver to  the Administrative Agent~~to be delivered no later than the ~~first~~fifteenth (~~1st~~15th) ~~Business Day~~day of each ~~week.~~month;

~~(b)    Monthly Cash Flow Reporting Period. Commencing on the last day of the calendar month on which the financial statements and Compliance Certificate required by Section 5.1(b) and (c) are delivered for the Fiscal Quarter ending March 31, 2025, through the date on which the financial statements and Compliance Certificate required by Section 5.1(b) and (c) are delivered for the Fiscal Quarter ending June 30, 2025 (or such later date as may be required by Administrative Agent to the extent the Loan Parties are not in compliance with the Liquidity Covenant set forth in Section 6.3), the Borrower shall prepare each updated Cash Flow Forecast and deliver to the Administrative Agent no later than the third (3rd) Business Day of each month.~~

(b)    engage RPA Asset Management Services, LLC (“RPA”), at their sole cost and expense, to serve as a consultant for the limited purposes of reviewing and analyzing each delivery of the Loan Parties’ Liquidity reporting and Cash Flow Forecasts during the Seventh Amendment Cash Flow Reporting Period; provided, that upon the engagement by the Required Lenders of any independent financial advisor pursuant to Section 8.1, the Loan Parties may elect in their sole discretion to terminate RPA’s engagement; and

(c)    deliver, or cause to be delivered, to the Administrative Agent, fully and promptly all material reports, developments and recommendations of RPA with respect thereto.

ARTICLE VI
FINANCIAL COVENANTS
Each Loan Party covenants and agrees that so long as any Lender has a Commitment hereunder, any Obligation remains unpaid or outstanding (other than contingent indemnification obligations or expense reimbursement obligations to the extent no claim giving rise thereto has been asserted), or any Letter of Credit shall remain outstanding:

Section 6.1. Consolidated Fixed Charge Coverage Ratio. The Parent and its Subsidiaries on a consolidated basis will maintain, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending on December 31, 2024, a Consolidated Fixed Charge Coverage Ratio of not less than the levels set forth below:

Fiscal Quarter	Consolidated Fixed Charge Coverage Ratio
Fiscal Quarter ending December 31, 2024, and each Fiscal Quarter ending through June 30, 2025	0.50:1.00
Fiscal Quarter ending September 30, 2025	~~0.75~~0.65:1.00
Fiscal Quarter ending December 31, 2025	0.65:1.00
Fiscal Quarter ending March 31, 2026	0.75:1.00
Fiscal Quarter ending June 30, 2026	0.80:1.00
Fiscal Quarter ending September 30, 2026	0.85:1.00
Fiscal Quarter ending December 31, 2026	1.00:1.00
Fiscal Quarter ending March 31, 2027	1.00:1.00
Fiscal Quarter ending ~~December 31~~June 30, ~~2025~~2027, and each Fiscal Quarter thereafter	1.00:1.00

Section 6.2. Consolidated Leverage Ratio. The Parent and its Subsidiaries on a consolidated basis will maintain, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending on December 31, 2024, a Consolidated Leverage Ratio of not greater than the levels set forth below:

Fiscal Quarter	Consolidated Leverage Ratio
Fiscal Quarter ending December 31, 2024, through the Fiscal Quarter ending March 31, 2025	6.50:1.00
Fiscal Quarter ending June 30, 2025	6.25:1.00
Fiscal Quarter ending September 30, 2025	~~5.25~~6.25:1.00
Fiscal Quarter ending December 31, 2025	~~4.75~~6.25:1.00
Fiscal Quarter ending March 31, 2026	~~4.25~~4.50:1.00
Fiscal Quarter ending June 30, 2026	4.50:1.00
Fiscal Quarter ending September 30, 2026	4.50:1.00
Fiscal Quarter ending December 31, 2026	4.50:1.00
Fiscal Quarter ending March 31, 2027	3.75:1.00
Fiscal Quarter ending June 30, ~~2026~~2027, and each Fiscal Quarter thereafter	3.75:1.00

Section 6.3. Liquidity. The Parent and its Subsidiaries shall ~~maintain at all times~~have, as of the end of each Fiscal Month, commencing with the Fiscal Month ending on November 30, 2025, minimum Liquidity ~~at the levels set forth below~~of at least $25,000,000.

~~Measurement Period~~	~~Minimum Liquidity~~
~~Sixth Amendment Effective Date through  January 31, 2025~~ 	~~$5,000,000~~
~~February 1, 2025 through March 31, 2025~~	~~$7,500,000~~
~~April 1, 2025 and at all times thereafter~~	~~$15,000,000~~

Section 6.4. Covenant Relief Period. Notwithstanding anything in this Agreement or in any other Loan Document to the contrary, during the Covenant Relief Period, the Parent will not, and will not permit any of its Subsidiaries to:

(a)    incur additional Indebtedness that is secured by a Lien on the Collateral that is pari passu with the Lien on the Collateral securing the Obligations pursuant to or in reliance on (i) clause (i) of the definition of “Incremental Amount” or (ii) Sections 2.27, 7.1(u) or 7.1(v);

(b)    make additional Investments (i) into any Excluded Subsidiary (provided, that for the avoidance of doubt, this Section 6.4(b) shall not restrict intercompany transactions between Parent and its Subsidiaries, on the one hand, and any Excluded Subsidiary on the other hand, in the ordinary course of business consistent with past practices), or (ii) pursuant to or in reliance on Section 7.4(e) to the extent in excess of $1,000,000 at any time outstanding or Section 7.4(p); or

(c)    make Restricted Payments other than pursuant to or in reliance on Sections 7.5(a), 7.5(b), 7.5(d), 7.5(g), 7.5(h), 7.5(i), 7.5(j), 7.5(k), 7.5(l) or 7.5(o).

ARTICLE VII
NEGATIVE COVENANTS
Each Loan Party covenants and agrees that so long as any Lender has a Commitment hereunder, any Obligation remains unpaid or outstanding (other than contingent indemnification obligations or expense reimbursement obligations to the extent no claim giving rise thereto has been asserted), or any Letter of Credit shall remain outstanding it shall, and shall cause each of its Subsidiaries to:

Section 7.1. Indebtedness; Preferred Stock. The Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)    ~~(b)~~ Indebtedness created pursuant to the Loan Documents, including Credit Agreement Refinancing Indebtedness;

(b)    ~~(c)~~ Indebtedness of the Parent and its Subsidiaries existing on the Restatement Date and set forth on Schedule 7.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

(c)    ~~(d)~~ Indebtedness of the Borrower owing to any Subsidiary and of any Subsidiary owing to the Borrower or any other Subsidiary; provided that (x) any such Indebtedness that is owed by a Subsidiary that is not a Loan Party shall be subject to Section 7.4 and (y) any such Indebtedness of any Loan Party owed to a Subsidiary that is not a Loan Party shall be subject to subordination terms that are reasonably satisfactory to the Administrative Agent;

(d)    ~~(e)~~ Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided that, (x) if the Indebtedness being guaranteed is subordinated to the Obligations, such Guarantee obligation shall be subordinated to the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness, (y) Guarantees made by a Loan Party with respect to Indebtedness of a Subsidiary that is not a Loan Party must be permitted pursuant to Section 7.4 and (z) no Guarantee by any Subsidiary of any Junior Debt shall be permitted unless such guaranteeing party shall have also provided a Guarantee of the obligations on the terms set forth herein;

(e)    ~~(f)~~ (i) Indebtedness (whether secured or unsecured) of the Borrower or any of its Subsidiaries incurred for any purpose permitted by this Agreement, in an aggregate principal amount, not to exceed an unlimited amount so long as after giving Pro Forma Effect thereto, (x) in the case of such Indebtedness that is unsecured, the Consolidated Leverage Ratio does not exceed 2.50:1.00 as of the last day of the most recently ended Test Period, (y) in the case of such Indebtedness that is secured by a Lien on the Collateral that ranks junior to the Liens on the Collateral Securing the Obligations, the Consolidated Secured Leverage Ratio does not exceed 2.50:1.00 as of the last day of the most recently ended Test Period, and (z) in the case of such Indebtedness that is secured by a Lien on the Collateral that is pari passu with the Lien on the Collateral securing the Obligations, the Consolidated First Lien Leverage Ratio does not exceed 2.25:1.00 as of the last day of the most recently ended Test Period, and (ii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (i); provided that, such Indebtedness incurred under clause (i): (1) shall not mature prior to the Latest Maturity Date for any then-existing Term Loan or have a weighted average life to maturity shorter than the weighted average life to maturity of any then-existing Term Loans, (2) shall not, in the case of any such Indebtedness incurred by a Loan Party, be guaranteed by any Person that is not a Loan Party or secured by any asset that is not Collateral, (3) the other terms and conditions of such Indebtedness (excluding pricing, fees, prepayment premium, call protection and prepayment or repayment terms and/or to the extent only applicable after the Latest Maturity Date for any then-existing Term Loans) that reflect market terms and conditions at the time of incurrence or issuance (as determined by Borrower in good faith), (4) that is secured by a Lien on the Collateral shall be subject to an Acceptable Intercreditor Agreement, (5) shall not be netted in the calculation of the Consolidated Leverage Ratio, Consolidated First Lien Leverage Ratio or Consolidated Secured Leverage Ratio referenced above, (6) shall not cause an Event of Default to result therefrom and no Event of Default shall have occurred and be continuing, (7) in the form of term loans secured by the Collateral on a pari passu basis with the Term Loans shall be subject to the MFN Provision and (8) by any Subsidiaries that are non-Loan Parties, or guaranteed by any Subsidiaries that are non-Loan Parties, shall not exceed in an aggregate principal amount outstanding the greater of (x) $22,500,000 and (y) 10.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period;

(f)    ~~(g)~~ Hedging Obligations permitted by Section 7.9;
(g)    ~~(h)~~ Purchase money indebtedness or Capital Lease Obligations of the Parent and its Subsidiaries in an aggregate principal amount not to exceed $10,000,000 in an aggregate principal amount at any time outstanding;

(h)    ~~(i)~~ Earn-outs, indemnification obligations, purchase price adjustments, non-compete obligations and similar adjustments in respect of Permitted Acquisitions or other asset sales permitted hereunder~~;~~ to the extent such earn-outs, indemnification obligations, purchase price adjustments, non-compete obligations and similar adjustments (i) were agreed to prior to the Seventh Amendment Effective Date or (ii) are agreed to on or after the Seventh Amendment Effective Date in an aggregate amount not to exceed $5,000,000;

(i)    ~~(j)~~ Indebtedness of the Parent and its Subsidiaries with respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business (including surety or similar bonds issued in connection with the stay of a proceeding of the type described in Section 8.1(k));

(j)    ~~(k)~~ Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(k)    ~~(l)~~ Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is promptly extinguished;

(l)    ~~(m)~~ Indebtedness arising in connection with endorsement of instruments or other payment items for deposit in the ordinary course of business;

(m)    ~~(n)~~ unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business; provided that such Indebtedness does not remain outstanding for more than five (5) consecutive Business Days;

(n)    ~~(o)~~ Indebtedness owed to any Person providing property, casualty, liability or other insurance to the Parent or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during the period covered by the insurance (not to exceed one year of premiums for any single insurance policy);

(o)    ~~(p)~~ Indebtedness of a Subsidiary acquired after the Restatement Date or an entity merged into or consolidated or amalgamated with the Borrower or any Subsidiary after the Restatement Date and Indebtedness assumed in connection with the acquisition of assets, which Indebtedness in each case exists at the time of such acquisition, merger or consolidation or amalgamation and is not created in contemplation of such event and where such acquisition, merger, consolidation or amalgamation is permitted by this Agreement; provided the aggregate principal amount of Indebtedness incurred pursuant to this clause (o) does not exceed $5,000,000 at any time outstanding (other than Indebtedness assumed in connection with such event that is permitted by Section 7.1(r));

(p)    ~~(q)~~ Indebtedness incurred by the Parent or any of its Subsidiaries in respect of bank guarantees, warehouse receipts, letters of credit, or similar instruments issued or created in the ordinary course of business;

(q)    ~~(r)~~ Bank Product Obligations;

(r)    ~~(s)~~ Indebtedness constituting an Approved Floorplan Financing so long as (i) such Indebtedness is subject to the Floorplan Intercreditor Agreement and (ii) the aggregate outstanding principal amount of all such Indebtedness does not exceed $650,000,000 at any time, unless otherwise consented to by Administrative Agent and Required Lenders;

(s)    ~~(t)~~ Indebtedness consisting of obligations under the TCF Agreement so long as the aggregate outstanding principal amount of all such Indebtedness does not exceed $1,000,000 at any time outstanding;

(t)    ~~(u)~~ to the extent constituting Indebtedness, obligations in respect of Permitted TRA Payments, Deferred TRA Obligations, and other obligations pursuant to the Tax Receivable Agreement as in effect on the Restatement Date;

(u)    ~~(v)~~ subject to Section 6.4, Seller Financing Indebtedness existing on the Restatement Date and in connection with future Acquisitions occurring after the Restatement Date but prior to the Sixth Amendment Effective Date, in an amount not to exceed 50% of the purchase price (excluding amounts paid for inventory or working capital) of property subject to such Acquisition, so long as (i) such Indebtedness is subject to subordination terms in form and substance reasonably satisfactory to the Administrative Agent and (ii) the aggregate principal amount of all such Indebtedness, at the time any such Indebtedness is incurred, does not exceed the greater of (x) $22,500,000 and (y) 10.0% of Consolidated EBITDA for the most recently ended Test Period;

(v)    ~~(w)~~ subject to Section 6.4, other Indebtedness (including Seller Financing Indebtedness) in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $45,000,000 and (y) 20.0% of Consolidated EBITDA for the most recently ended Test Period;

(w)    ~~(x)~~ Permitted Convertible Notes of any Loan Party; provided, however, that (A) such Indebtedness has a stated final maturity date that is no earlier than, and is not subject to any required repurchase or redemption by any Loan Party or Subsidiary thereof at any time before February 6, 2028; provided that the following will not constitute a required repurchase or redemption for purposes of this clause (A): (x) any customary requirement to repurchase or offer to repurchase such Permitted Convertible Indebtedness in connection with a change of control or "fundamental change"; (y) any right of any holder of such Permitted Convertible Indebtedness to convert or exchange such Permitted Convertible Indebtedness, or any actual conversion or exchange of such Permitted Convertible Indebtedness, in each case into or for common stock or other common equity interests of the Parent (and cash in lieu of any fractional share of common stock or other common equity interest) and/or cash (in an amount determined by reference to the price of such common stock or other common equity interest); and (z) any optional right of the Issuer of such Permitted Convertible Indebtedness to call such Permitted Convertible Indebtedness for redemption); (B) no Default or Event of Default exists at the time of or would result from, the incurrence of such Permitted Convertible Notes and any related Permitted Convertible Guarantees; (C) the Loan Parties are in compliance with Article VI on a pro forma basis after giving effect to the incurrence of such Permitted Convertible Notes and any related Permitted Convertible Note Guarantees; and (D) the Consolidated Leverage Ratio, after giving Pro Forma Effect to the issuance of such Permitted Convertible Notes, does not exceed 2.50:1.00 as of the last day of the most recently ended Test Period; and

(x)    ~~(y)~~ Permitted Convertible Note Guarantees issued by any Loan Party of Permitted Convertible Notes of another Loan Party incurred pursuant to Section 7.1(w).

Except as in effect on the date hereof with respect to the Permitted Exchange, the Parent will not, and will not permit any Subsidiary to, issue any preferred stock or other preferred equity interest that (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or may become redeemable or repurchaseable by the Parent or such

Subsidiary at the option of the holder thereof, in whole or in part, (iii) is convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock or any other preferred equity interest described in this paragraph or (iv) provides for the scheduled payment of dividends in cash, on or prior to, in the case of clause (i), (ii), (iii) or (iv), the date that is ninety (90) days after the Maturity Date.

Section 7.2. Liens. The Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except any of the following (each a “Permitted Encumbrance”):

(a)    Liens securing the Obligations; provided that no Liens may secure Hedging Obligations or Bank Product Obligations without securing all other Obligations on a basis at least pari passu with such Hedging Obligations or Bank Product Obligations and subject to the priority of payments set forth in Section 2.21 and Section 8.2;

(b)    Liens listed in Schedule 7.2 and existing on the Restatement Date and any replacement Liens (covering the same or a lesser scope of Collateral) in respect of replacement Indebtedness permitted under Section 7.1;

(c)    purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided that (i) such Lien secures Indebtedness permitted by Section 7.1(g), (ii) such Lien attaches to such asset concurrently or within ninety (90) days after the acquisition or the completion of the construction or improvements thereof, (iii) such Lien does not extend to any other asset, and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;

(d)    Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(e)    statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, and other Liens imposed by law in the ordinary course of business for amounts not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings and provided that, if delinquent for more than sixty (60) days, adequate reserves have been set aside with respect thereto in accordance with GAAP;

(f)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or letters of credit or guarantees issued in respect thereof;

(g)    Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums;

(h)    deposits or pledges to secure the performance of bids, tenders, trade contracts, governmental contracts, leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(i)    judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(j)    customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code or common law of banks or other financial institutions where the Borrower or any of the Loan Parties maintains deposits in the ordinary course of business and Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection (or comparable foreign liens);

(k)    leases, subleases or licenses granted to others or to the Borrower or any of its Subsidiaries (in the ordinary course of business consistent with past practices) and associated negative pledges not interfering in any material respect with the ordinary conduct of the business or operations of any Loan Party;

(l)    Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor under any lease or license permitted by this Agreement;

(m)    easements, zoning restrictions, rights-of-way, restrictions and similar encumbrances imposed by Law or arising in the ordinary course of business that do not materially detract from the value of any Material Real Property or other material assets or materially interfere with the ordinary conduct of business of the Parent and its Subsidiaries taken as a whole; and

(n)    Liens on the Real Property subject to any of the Real Estate Documents identified in any applicable ALTA mortgagee title insurance policy received and approved by the Administrative Agent (in form and substance reasonably satisfactory to the Administrative Agent) relating to such Real Property;

(o)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(p)    Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of the Parent and its Subsidiaries in the ordinary course of business;

(q)    Liens arising from precautionary Uniform Commercial Code financing statements;

(r)    Liens on any property or asset of the Borrower or any Subsidiary securing Indebtedness permitted by Section 7.1(o); provided that (i) any such Lien was not created in the contemplation of any of the foregoing and (ii) any such Lien secures only those obligations which it secures on the date that such Person becomes a Subsidiary or the date of such merger or the date of such acquisition;

(s)    ~~other Liens; provided that at the time of incurrence of the obligations secured thereby, the aggregate outstanding face amount of obligations secured by Liens existing in reliance on this clause shall not exceed the greater of (x) $22,500,000 and (y) 10.0% of Consolidated EBITDA for the most recently ended Test Period;~~[reserved];

(t)    Liens securing Indebtedness permitted under Section 7.1(e), to the extent contemplated by, and subject to the limitations set forth in such section; and

(u)    Liens on the Floorplan Collateral securing the Approved Floorplan Financing so long as such Liens are subject to the Floorplan Intercreditor Agreement and do not attach to any Collateral (except as may be permitted by the Floorplan Intercreditor Agreement);

(v)    Liens securing Indebtedness permitted under Section 7.1(s), so long as such Liens only encumber inventory manufactured by BRP Inc. or one of its Subsidiaries or Affiliates that is financed pursuant to the TCF Agreement and do not attach to any Collateral;

(w)    Liens arising out of sale and leaseback transactions (i) existing on the Restatement Date or (ii) permitted under the definition of “Asset Sale”; and

(x)    extensions, renewals, or replacements of any Lien referred to in subsections (a) through (w) of this Section; provided that (x) the principal amount of the Indebtedness secured thereby is not increased (other than by any amount of any outstanding or capitalized interest and reasonable fees and expenses incurred in connection therewith) and that any such extension, renewal or replacement is limited to the assets permitted to be encumbered thereby, and (y) such Lien remains outstanding under the clause above under which it was previously incurred.

Section 7.3.    Fundamental Changes.

(a)    Excluding Permitted Acquisitions, the Parent will not, and will not permit any of its Subsidiaries to, make any Acquisitions, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided that if, at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, (i) the Borrower or any Loan Party may merge with a Person if the Borrower (or any other Loan Party if the Borrower is not a party to such merger) is the surviving Person, (ii) any Loan Party may merge into another Loan Party, so long as the Borrower, Holdings and the Parent are at all times surviving entities, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or any Loan Party (other than Parent and Holdings), (iv) any Loan Party (other than the Borrower, Holdings and the Parent) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders ~~and~~, (v) [*], and (vi) any Excluded Subsidiary may liquidate or dissolve or be merged into a Loan Party (other than Parent and Holdings) or another Excluded Subsidiary; provided, further, that any such merger involving a Person that is not a wholly owned Subsidiary of Borrower, the Parent or Holdings immediately prior to such merger shall not be permitted unless also permitted by Section 7.4.

(b)    The Borrower will not, and will not permit the Parent or any of its Subsidiaries to, engage in any business other than businesses of the type conducted by the Parent and its Subsidiaries on the date hereof and businesses or lines of business incidental or reasonably related thereto.

Section 7.4.    Investments, Loans, Etc. The Parent will not, and will not permit any of its Subsidiaries to make any Investment, except:

(a)    Investments (other than Permitted Investments) existing on the Restatement Date and set forth on Schedule 7.4 (including Investments in Subsidiaries);

(b)    Permitted Investments;

(c)    Guarantees by the Parent and its Subsidiaries constituting Indebtedness permitted by Section 7.1 and Liens permitted by Section 7.2 or other Guarantees by the Borrower and its Subsidiaries of other obligations not constituting Indebtedness incurred in the ordinary course of business; provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Subsidiary Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in subsection (d) of this Section;

(d)    subject to Section 6.4, Investments made by the Borrower in or to any Subsidiary and by any Subsidiary to the Borrower or in or to another Subsidiary; provided that the aggregate amount of Investments by the Loan Parties in or to, and Guarantees by the Loan Parties of Indebtedness of, any Subsidiary that is not a Loan Party shall not exceed $5,000,000 at any time outstanding; provided further, that no such Investments made pursuant to this clause (d) in the form of intercompany loans shall be evidenced by a promissory note unless (x) such promissory note is pledged to the Administrative Agent in accordance with the terms of the Security Agreement and (y) all such Indebtedness of any Loan Party owed to any Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant terms reasonably satisfactory to the Administrative Agent;

(e)    subject to Section 6.4, Investments made by the Borrower or any Subsidiary in Foreign Subsidiaries in an aggregate amount invested from the date hereof not to exceed $2,000,000 at any time outstanding;

(f)    payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses of the Parent and its Subsidiaries for accounting purposes and that are made in the ordinary course of business;

(g)    loans or advances to employees, officers or directors of the Borrower or any of its Subsidiaries in the ordinary course of business; provided that the aggregate amount of all such loans and advances does not exceed $400,000 at any time outstanding;

(h)    promissory notes and other non-cash consideration received in connection with the disposition of any asset permitted under Section 7.6;

(i)    Hedging Transactions permitted by Section 7.9;

(j)    Investments permitted under Section 7.3, including Permitted Acquisitions and Investments of any Person existing at the time such Person becomes a Loan Party or consolidates or merges with a Loan Party (including in connection with a Permitted Acquisition) in connection with a transaction permitted hereby so long as such Investments were not made in contemplation of such Person becoming a Loan Party or of such consolidation of merger;

(k)    extensions of trade credit in the ordinary course of business to customers of the Parent and its Subsidiaries and advances made in connection with the purchase of goods or services in the ordinary course of business;

(l)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(m)    Receivables, security deposits or other trade payables owing to the Borrower or any of its Subsidiaries if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(n)    deposit accounts;
(o)    Investments in the ordinary course of business consisting of endorsements for collection or deposit or lease, utility and other similar deposits and deposits with suppliers in the ordinary course of business;

(p)    subject to Section 6.4, other Investments which in the aggregate do not exceed at any time outstanding the greater of (x) $45,000,000 and (y) 20.0% of Consolidated EBITDA for the most recently ended Test Period;

(q)    so long as no Event of Default shall have occurred and be continuing or would otherwise result therefrom, other Investments such that the Consolidated Leverage Ratio on a Pro Forma Basis would be less than or equal to 2.25:1.00 as of the last day of the most recently ended Test Period;

(r)    the Ocean Acquisition; and

(s)    Investments made in connection with the 2024 Norfolk Tax Reorganization.

Notwithstanding the foregoing, in no event shall any Loan Party make any Investment which results in or facilitates in any manner any material Intellectual Property owned by such Loan Party being contributed or otherwise transferred by such Loan Party to any non-Loan Party.

Section 7.5.    Restricted Payments. Subject to Section 6.4, the Parent will not, and will not permit any of its Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, except:

(a)    each Subsidiary may make Restricted Payments to the Borrower and to other Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any other Subsidiary and to each other owner of Capital Stock of such Subsidiary based on their relative ownership interests of the relevant class of Capital Stock);

(b)    dividends payable by the Parent or any of its Subsidiaries solely in interests of any class of its Capital Stock (other than Capital Stock constituting Indebtedness);

(c)    the Parent may purchase fractional shares of its capital stock arising out of stock dividends, splits or combinations or mergers, consolidations or other acquisitions and pay cash in lieu of fractional shares upon the exercise of warrants, options or other securities convertible into or exercisable for capital stock of the Borrower;

(d)    the Parent may (x) purchase stock or stock options of the Parent from present or former officers, directors or employees of the Parent or any of its Subsidiaries or (y) make payments pursuant to and in accordance with stock option plans or other benefit plans approved by the Parent’s board of directors for directors, officers or employees of the Parent and its Subsidiaries, in each case, in an aggregate amount not to exceed $2,000,000 in any Fiscal Year;

(e)    other Restricted Payments by the Parent or any of its Subsidiaries not to exceed $4,000,000 in the aggregate in any Fiscal Year, provided: no such dividends may be made unless after giving effect thereto, (x) the Borrower is in compliance with the financial covenant set forth in Section 6.1 at such time and (y) the Consolidated Leverage Ratio is 0.25x less than the maximum Consolidated Leverage Ratio permitted to be maintained under Section 6.2 at such time;

(f)    so long as no Event of Default shall have occurred and be continuing or would otherwise result therefrom, other Restricted Payments such that the Consolidated Leverage Ratio on a Pro Forma Basis would be less than or equal to 1.50:1.00 as of the last day of the most recently ended Test Period;

(g)    Permitted Tax Distributions;

(h)    to the extent constituting Restricted Payments, the Permitted Exchanges and any Permitted Stock Repurchases;

(i)    Permitted TRA Payments;

(j)    payments made by Borrower to Holdings (and by Holdings to Parent) in an aggregate amount not to exceed $2,000,000 in any trailing twelve-month period, to the extent necessary to permit Holdings and the Parent Holdings Group to pay general administrative costs and expenses;

(k)    Parent may issue Capital Stock pursuant to incentive compensation plans in favor of employees;

(l)    any Loan Party may issue Capital Stock (other than Disqualified Capital Stock) in connection with a Permitted Acquisition to the extent not resulting in a Change in Control;

(m)    (i) the conversion, exchange or other repurchase of any Permitted Convertible Indebtedness solely into or for shares of common stock or other common equity interest of the Parent (and cash in lieu of any fractional share of common stock or other common equity interest), (ii) the payment of the principal amount at final maturity of any Permitted Convertible Notes in accordance with its terms, or (iii) the Borrower may make Restricted Payments to Holdings and Holdings may in turn make Restricted Payments to Parent in amount sufficient to allow Parent to make cash interest payments on, and the payment of the principal amount at final maturity of, any Permitted Convertible Indebtedness in accordance with its terms;

(n)    non-cash repurchases of Capital Stock of Parent deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants; and

(o)    ~~Any~~any distribution of the Capital Stock of Norfolk made by Holdings or any Subsidiary thereof in connection with the 2024 Norfolk Tax Reorganization.

For the avoidance of doubt, the payment of interest on the Permitted Convertible Indebtedness shall not be treated as a Restricted Payment for purposes of this Agreement.

Section 7.6. Sale of Assets. The Parent will not, and will not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of any of its assets, business or property or, in the case of any Subsidiary, any shares of such Subsidiary’s Capital Stock, in each case whether now owned or hereafter acquired, to any Person other than the Borrower or any other Loan Party (or to qualify directors if required by applicable law), except:

(a)    the sale or other disposition of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business (including the lapse of registered patents, trademarks and other intellectual property of the Loan Parties to the extent not economically desirable in the conduct of their businesses);

(b)    the sale of inventory and Investments in the ordinary course of business or as otherwise permitted under Section 7.2, Section 7.3, Section 7.4 (other than Section 7.4(b)) or Section 7.5;

(c)    sales, assignments, transfers and other dispositions of accounts receivable in connection with the compromise, settlement or collection thereof consistent with past practices in the ordinary course of business and not for purposes of financing;

(d)    leases or subleases entered into in the ordinary course of business and the dispositions thereof, to the extent that they do not materially interfere with the business of the Parent and its Subsidiaries, taken as a whole;

(e)    non-exclusive licenses or sublicenses of intellectual property or software in the ordinary course of business, to the extent that they do not materially interfere with the business of the Parent and its Subsidiaries;

(f)    dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any of its Subsidiaries; provided that the Net Cash Proceeds received in connection therewith are applied as a mandatory prepayment in accordance with Section 2.12(a) if required;

(g)    in order to resolve disputes that occur in the ordinary course of business, the Borrower or any of its Subsidiaries may discount or otherwise compromise for less than the face value thereof, notes or accounts receivable;

(h)    dispositions of property to the Borrower or a Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.4;

(i)    dispositions or exchanges of equipment or real property not covered by clause (a) above to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are applied to the purchase price of such replacement property in accordance with Section 2.12(a);

(j)    the issuance or sale of shares of any Subsidiary’s Capital Stock to qualified directors if required by applicable Law;

(k)    (x) dispositions permitted by Section 7.3; and (y) Restricted Payments on Permitted Convertible Indebtedness permitted by Section 7.5 (it being understood, for the avoidance of doubt, that nothing in this Section 7.6 will prohibit or restrict the payment of interest on any Permitted Convertible Indebtedness);

(l)    sale and leaseback transactions (i) existing on the Restatement Date, (ii) permitted under the definition of “Asset Sale”, or (iii) consummated pursuant to the FL Sale and Leaseback Transaction; provided that, upon receipt of the Net Cash Proceeds of the FL Sale and Leaseback Transaction, (x) not less than $25,000,000 of such Net Cash Proceeds shall be promptly (and in any event, within three (3) Business Days after receipt thereof)

applied as a mandatory prepayment of the Obligations in accordance with Section 2.12(d) (without giving effect to the reinvestment rights set forth in the first proviso in Section 2.12(a)), and (y) any such Net Cash Proceeds in excess of $25,000,000 shall be invested to purchase certain Capital Stock of Quality Assets & Operations, LLC, a Delaware limited liability company, and to pay related transaction fees, costs, and expenses, or applied as a mandatory prepayment in accordance with Section 2.12(a) (giving effect to the provisos set forth therein); ~~and~~

(m)    the sale or other disposition of such assets in an aggregate amount not to exceed the greater of (x) $22,500,000 and (y) 10.0% of Consolidated EBITDA for the most recently ended Test Period, in any twelve (12) month period ending on the date of determination thereof; provided that the Net Cash Proceeds received in connection therewith are applied as a mandatory prepayment in accordance with Section 2.12(a).; and

(n)    [*];

provided that any disposition of any property pursuant to this Section 7.6 (except pursuant to Sections 7.6(a), (c), (f), (g) and (h) and except for dispositions from a Loan Party to any other Loan Party) shall be for no less than the fair market value of such property at the time of such disposition as determined by the Borrower in good faith.

Section 7.7. Transactions with Affiliates. The Parent will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)    in the ordinary course of business at prices and on terms and conditions not less favorable to the Parent or such Subsidiary than could be obtained on an arm’s length basis from unrelated third parties;

(b)    transactions between or among the Borrower, the Parent and/or any Subsidiary not involving any other Affiliates in each case, to the extent otherwise permitted hereunder;

(c)    equity contributions to, and the issuance of Capital Stock by, the Parent;

(d)    loans or advances to employees permitted under Section 7.1;

(e)    the payment of reasonable fees to directors of the Borrower or any Subsidiary who are not employees of the Borrower or any Subsidiary, and compensation, employment, termination and other employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrower or any Subsidiary, each in the ordinary course of business;

(f)    (i) any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s board of directors in the ordinary course of business (ii) any Permitted Stock Repurchases, and (iii) any other repurchases of any issuances, awards or grants issued pursuant to clause (i), in each case, to the extent permitted by Section 7.5;

(g)    employment arrangements entered into in the ordinary course of business between the Borrower or any Subsidiary and any employee thereof;

(h)    (i) any Restricted Payment permitted by Section 7.5, and (ii) any Investment permitted by Section 7.4(s);

(i)    the Permitted Exchanges;

(j)    transactions set forth on Schedule 7.7; and

(k)    the purchase of any securities of the Parent, the Borrower or Holdings (and, if applicable, any related Guarantees of such securities by another Loan Party) by an Affiliate of the Parent pursuant to a public offering (or pursuant to a private offering pursuant to Rule 144A under, or Section 4(a)(2) of, the Securities Act of 1933, as amended (or any similar transaction) on customary terms whereby such securities (and, if applicable. any related Guarantees) are purchased by one or more broker-dealers and resold to qualified institutional buyers or accredited investors), which purchase by such Affiliate under this Section 7.7(k) is on the same terms as other investors in such offering (other than any waiver or non-applicability of underwriters', initial purchasers' or placement agents' discounts or commissions).

Section 7.8. Restrictive Agreements. The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings or any of the Loan Parties to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary of the Parent to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to the Borrower or any other Loan Party, to Guarantee Indebtedness of the Borrower or any other Loan Party or to transfer all or substantially all of its property or assets to the Borrower or any other Loan Party thereof; provided that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the permitted sale of a Subsidiary or any asset pending such sale, provided such restrictions and conditions apply only to the Subsidiary or asset that is sold and such sale is, or will be prior to the consummation thereof, permitted hereunder, (iii) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness, (iv) the foregoing shall not apply to customary provisions in leases, licenses or other agreements restricting the assignment thereof, (v)    the foregoing shall not apply to customary restrictions in joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder and applicable solely to such joint venture, (vi) the foregoing shall not apply to any agreement or arrangement already binding on a Subsidiary when it is acquired so long as such agreement or arrangement was not created in anticipation of such acquisition, (vii) the foregoing shall not apply to the Approved Floorplan Financing Documents, and (viii) the foregoing shall not apply to any customary provision in any Permitted Convertible Indebtedness requiring the transferee or surviving entity of any transfer of all or substantially all of the assets of or a business combination transaction involving, the issuer or guarantor of such Permitted Convertible Indebtedness to become an obligor of such Permitted Convertible Indebtedness and execute and deliver any related documentation.

Section 7.9. Hedging Transactions. The Parent will not, and will not permit any of its Subsidiaries to, enter into any Hedging Transaction, other than Hedging Transactions entered into in the ordinary course of business to hedge or mitigate risks to which the Parent or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Borrower acknowledges that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which the Parent or any of its Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any Capital Stock or any Indebtedness, or (ii) as a result of changes in the market value of any Capital Stock) is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks.

Section 7.10.    Payments of Junior Debt.

(a)    The Parent will not, and will not permit any of its Subsidiaries to (i) prepay, redeem, repurchase or otherwise acquire for value any Junior Debt or (ii) make any principal, interest or other payments on any Subordinated Debt except (w) in the case of clause (i) or (ii) with respect to such Subordinated Debt, such payments that are expressly permitted by the subordination provisions of the documents governing such Subordinated Debt, (x) payments in respect of the Approved Floorplan Financing and Indebtedness under the TCF Agreement, (y) any Restricted Payments permitted by Section 7.5 in respect of any Permitted Convertible Indebtedness; and (z) payments of interest on the Permitted Convertible Indebtedness.

(b)    The Parent will not, and will not permit any of its Subsidiaries to, agree to or permit any amendment, modification or waiver of any provision of any Junior Debt Document if the effect of such amendment, modification or waiver is to (i) increase the yield on such Junior Debt or change (to earlier dates) the dates upon which principal and interest are due thereon; (ii) alter the redemption, prepayment, subordination or ranking provisions thereof; (iii) alter the covenants and events of default in a manner that would make such provisions more onerous or restrictive to the Parent or any such Subsidiary in any material respect; or (iv) otherwise increase the obligations of the Parent or any Subsidiary in respect of such Subordinated Debt or confer additional rights upon the holders thereof which individually or in the aggregate would be adverse in any material respect to the Parent or any of its Subsidiaries or to the Lenders.

Section 7.11. Amendment to Material Documents. The Parent will not, and will not permit any of its Subsidiaries to, amend, modify or waive any of its rights under its certificate of incorporation, bylaws or other organizational documents or any Material Agreement (other than amendments, modifications and waivers to the Approved Financing Documents which comply with the Floorplan Intercreditor Agreement), except in any manner that would not have an adverse effect on the Lenders, the Administrative Agent, the Parent or any of its Subsidiaries; provided that any Material Agreement described in clause (ii) of the definition thereof may be terminated if it is promptly replaced with a similar contract or arrangement reasonably determined by the Parent or any of its Subsidiaries to be as beneficial to Parent and/or its Subsidiaries as such terminated Material Agreement.

Section 7.12. Accounting Changes. Without prior written notice to the Administrative Agent, the Parent will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any of its Subsidiaries.

Section 7.13. Government Regulation. The Parent will not, and will not permit any of its Subsidiaries to, (a) be or become subject at any time to any Law, regulation or list of any Governmental Authority of the United States (including, without limitation, the OFAC list) that prohibits or limits the Lenders from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Parent or any of its Subsidiaries, or (b) fail to provide (i) documentary and other evidence of the identity of the Parent or any of its Subsidiaries as may be requested by any Lender or the Administrative Agent at any time to enable such Lender or the Administrative Agent to verify the identity of the Parent or any of its Subsidiaries or to comply with any applicable law or regulation, including, without limitation, Section 326 of the Patriot Act at 31 U.S.C. Section 5318 or (ii) all documentation and other information that the Administrative Agent or any Lender requests in order to comply with its ongoing obligations under the Beneficial Ownership Regulation.

Section 7.14. Sales and Discounts of Accounts Receivable. The Parent shall not and shall not permit any Subsidiary to sell or discount any accounts receivable outside the ordinary course of business.

Section 7.15.    Permitted Activities of Parent and Holdings.

(a)    Holdings shall not: (i) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under this Agreement, the other Loan Documents, the Tax Receivable Agreement, the Approved Floorplan Financing or any Permitted Convertible Indebtedness incurred pursuant to Section 7.1(w) or Section 7.1(x); (ii) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents to which it is a party or permitted pursuant to Section 7.2; (iii) engage in any business or activity or own any assets other than (A) directly or indirectly holding 100% of the Capital Stock of the Borrower and any Subsidiary created or acquired in connection with a Permitted Acquisition; (B) performing its obligations and activities incidental thereto under the Loan Documents and any Guarantees of Indebtedness or other obligations permitted pursuant to the Loan Documents; (C) making Restricted Payments (including Permitted Tax Distributions, Permitted TRA Payments and Permitted Exchanges) and Investments (including Permitted Acquisitions) to the extent permitted by this Agreement; and (D) maintaining its existence and books and records, complying with applicable laws (including in connection with the payment of taxes, securities laws and rules and regulations of any applicable securities exchange) and other general administrative matters related to the foregoing; (iv) consolidate with or merge with or into, or convey or Dispose all or substantially all its assets to, any Person except contributions or transfers to its wholly-owned Subsidiaries that are Loan Parties in connection with a Permitted Acquisition; (v) Dispose of any Capital Stock of any of its Subsidiaries (except as permitted by Section 7.3 and except for the issuance of any Permitted Convertible Indebtedness pursuant to Section 7.1(w) or Section 7.1(x)); (vi) create or acquire any direct Subsidiary or make or own any Investment in any Person other than the Borrower except in connection with a Permitted Acquisition; provided that such Subsidiary created or acquired in connection with such Permitted Acquisition shall have no material assets, liabilities, or obligations other than (x) Capital Stock in Holdings and (y) any liabilities in respect of intercompany Indebtedness to any other Loan Party to the extent permitted hereunder; or (vii) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons; and

(b)    Each member of the Parent Holdings Group shall not: (i) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under this Agreement, the other Loan Documents, the Tax Receivable Agreement, the Approved Floorplan Financing and any Permitted Convertible Indebtedness incurred pursuant to Section 7.1(w) or Section 7.1(x); (ii) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents to which it is a party or permitted pursuant to Section 7.2; (iii) engage in any business or activity or own any assets other than (A) directly or indirectly holding Capital Stock of Holdings and any Subsidiary created or acquired in connection with a Permitted Acquisition; (B) performing its obligations and activities incidental thereto under the Loan Documents and any Guarantees of Indebtedness or other obligations permitted pursuant to the Loan Documents; (C) making Restricted Payments (including Permitted Tax Distributions, Permitted TRA Payments, Permitted Exchanges and Permitted Stock Repurchases) and Investments (including Permitted Acquisitions) to the extent permitted by this Agreement; and (D) maintaining its existence and books and records, complying with applicable laws (including in connection with the payment of taxes, securities laws and rules and regulations of any applicable securities exchange) and other general administrative matters related to the foregoing; (iv) consolidate with or merge with or into, or convey or Dispose all or substantially all its assets to, any Person except for (x) contributions or transfers to a wholly owned subsidiary of Holdings that is a Loan Party (and interim contributions or transfers to Holdings) in connection with a Permitted Acquisition or (y) mergers involving a member of the Parent Holdings Group consummated in connection with a Permitted Acquisition; (v) Dispose of any Capital Stock of any of its Subsidiaries (except as permitted by Section 7.3 and except for the issuance of any Permitted Convertible Indebtedness pursuant to Section 7.1(w) or Section 7.1(x)); (vi) create or acquire any direct Subsidiary or make or own any Investment in any Person other than Holdings except in connection with a Permitted Acquisition; provided that such Subsidiary created or acquired in connection with such Permitted Acquisition shall have no material assets, liabilities, or obligations other than (x) Capital Stock in Holdings and (y) any liabilities in respect of intercompany Indebtedness to any other Loan Party to the extent permitted hereunder; or (vii) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

ARTICLE VIII EVENTS OF DEFAULT
Section 8.1.    Events of Default. If any of the following events (each an “Event of Default”) shall occur:

(a)    any Loan Party shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

(b)    any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under clause (a) of this Section 8.1 or an amount related to a Bank Product Obligation) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; or

(c)    any representation or warranty made or deemed made by or on behalf of the Borrower or any of the Loan Parties in or in connection with this Agreement or any other Loan Document (including the Schedules attached hereto and thereto), or in any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect (other than any representation or warranty that is expressly qualified by a Material Adverse Effect or other materiality, in which case such representation or warranty shall prove to be incorrect in any respect) when made or deemed made or submitted; or

(d)    any Loan Party or any Subsidiary shall fail to observe or perform any covenant or agreement contained in Section 5.1, 5.2(a), 5.4 (with respect to the Parent’s, Holdings’ or the Borrower’s legal existence) or 5.15 or Article VI or VII; or

(e)    any Loan Party or any Subsidiary shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses (a), (b) and (d) above) or any other Loan Document or related to any Bank Product Obligation, and such failure shall remain unremedied for thirty (30) days after the earlier of (i) any officer of any Loan Party becomes aware of such failure, or (ii) notice thereof shall have been given to any Loan Party by the Administrative Agent or any Lender; or

(f)    the Parent or any of its Subsidiaries (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness; or any other default or event of default of any Loan Party or any of its Subsidiaries shall occur or condition shall exist under any agreement or instrument relating to any Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any Material Indebtedness shall be declared to be due and payable prior to the stated maturity date thereof, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption); provided, however, that none of the following events will, in and of themselves, be an Event of Default under this Section 8.1(f): (x) the occurrence of any customary event or condition that vests the right of any holder of Permitted Convertible Indebtedness to submit any Permitted Convertible Indebtedness for conversion or exchange in accordance with its terms; (y) any actual conversion or exchange of any Permitted Convertible Indebtedness in accordance with its terms; and (z) any redemption (or calling for redemption) of any Permitted Convertible Indebtedness that is permitted by Section 7.5 (assuming, solely for purposes of determining whether such redemption or call is permitted by Section 7.5, that such redemption or call does not constitute an Event of Default under this Section 8.1(f); or

(g)    the Parent or any of its Material Subsidiaries shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in subsection (i) of this Section, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Parent or any such Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent or any of its Material Subsidiaries or their respective debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Parent or any of its Subsidiaries or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or

(i)    the Parent or any of its Material Subsidiaries shall become unable to pay, or shall admit in writing its inability to pay, its debts as they become due; or

(j)    an (i) ERISA Event shall have occurred that, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Borrower and the Loan Parties in an aggregate amount exceeding $20,000,000 or (ii) there is or arises an Unfunded Pension Liability (not taking into account Plans with negative Unfunded Pension Liability) in an aggregate amount exceeding $20,000,000; or

(k)    any final judgment or order for the payment of money in excess of $20,000,000 in the aggregate (to the extent not adequately covered by independent, third-party insurance as to which the insurer does not deny coverage) shall be rendered against the Parent or any of its Subsidiaries, and there shall be a period of sixty (60)

consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(l)    any non-monetary judgment or order shall be rendered against the Parent or any of its Subsidiaries (to the extent not adequately covered by independent, third-party insurance as to which the insurer does not deny coverage) that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, and there shall be a period of sixty (60) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(m)    a Change in Control shall occur or exist; or

(n)    any provision of the Guaranty or any Loan Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party, or any Loan Party shall so state in writing, or any Loan Party shall seek to terminate its obligation under the Guaranty or any Loan Document in any manner not otherwise permitted hereunder or under the Loan Documents; or

(o)    any Lien purported to be created under any Collateral Document on a material portion of the Collateral shall fail or cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Collateral Documents, except as a result of Administrative Agent’s or any Lender’s action or inaction, in each case resulting from or constituting the Administrative Agent’s or such Lender’s, as applicable, gross negligence or willful misconduct; or

(p)    he Loan Parties receive any notice of termination of the Approved Floorplan Financing; or

(q)    the Loan Parties shall fail to make a prepayment of the Initial Term Loans [*] after the Seventh Amendment Effective Date [*] (i) that results from [*];

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Section 8.1) and at any time thereafter during the continuance of such event, the Administrative Agent and the Collateral Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately, (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) exercise all remedies contained in any other Loan Document, and (iv) exercise any other remedies available at Law or in equity; and that, if an Event of Default specified in either clause (g) or (h) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Without limitation of the foregoing, upon the occurrence and during the continuation of any Specified Event of Default, the Required Lenders shall have the right to engage one (1) independent financial advisor, at the sole cost and expense of the Loan Parties, to serve as a consultant to the Lenders.

Section 8.2.    Application of Funds.

After the exercise of remedies provided for in Section 8.1 (or immediately after an Event of Default specified in either clause (g) or (h) of Section 8.1), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

(a)    first, to the reimbursable expenses of the Administrative Agent incurred in connection with such sale or other realization upon the Collateral, until the same shall have been paid in full;

(b)    second, to the fees and other reimbursable expenses of the Administrative Agent and the Issuing Bank then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(c)    third, to all reimbursable expenses, if any, of the Lenders then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(d)    fourth, to the fees due and payable under Sections 2.14(b) and (c) of this Agreement and interest then due and payable under the terms of this Agreement, until the same shall have been paid in full;

(e)    fifth, on a pro rata basis to the aggregate outstanding principal amount of the Term Loans (allocated pro rata among the Lenders in respect of their Pro Rata Shares), to the aggregate outstanding principal amount of the Revolving Loans, the LC Exposure, the Net Mark-to-Market Exposure (to the extent secured by Liens) and the Bank Product Obligations of the Parent and its Subsidiaries, until the same shall have been paid in full, allocated pro rata among any Lender, any Lender-Related Hedge Provider and any Bank Product Provider, based on their respective Pro Rata Shares of the aggregate amount of such Revolving Loans, LC Exposure, Net Mark-to-Market Exposure (to the extent secured by Liens) and Bank Product Obligations;

(f)    sixth, to additional cash collateral for the aggregate amount of all outstanding Letters of Credit until the aggregate amount of all cash collateral held by the Administrative Agent pursuant to this Agreement is equal to 102% of the LC Exposure after giving effect to the foregoing clause fifth; and

(g)    to the extent any proceeds remain, to the Borrower or other parties lawfully entitled thereto.

All amounts allocated pursuant to the foregoing clauses third through sixth to the Lenders as a result of amounts owed to the Lenders under the Loan Documents shall be allocated among, and distributed to, the Lenders pro rata based on their respective Pro Rata Shares; provided, that all amounts allocated to that portion of the LC Exposure comprised of the aggregate undrawn amount of all outstanding Letters of Credit pursuant to clause fifth and sixth shall be distributed to the Administrative Agent, rather than to the Lenders, and held by the Administrative Agent in an account in the name of the Administrative Agent for the benefit of the Issuing Bank and the Revolving Lenders as cash collateral for the LC Exposure, such account to be administered in accordance with Section 2.22(g).

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

Notwithstanding the foregoing, Hedging Obligations and Bank Product Obligations may be excluded from the application described above without any liability to the Administrative Agent, if the Administrative Agent has not received written notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender-Related Hedge Provider or Bank Product Provider. Each Lender-Related Hedge Provider and Bank Product Provider not a party to this Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.1.    Appointment of Administrative Agent.

(a)    Each Lender and each Issuing Bank irrevocably appoints Truist Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent or attorney-in-fact and the Related Parties of the Administrative Agent, any such sub-agent and any such attorney-in-fact and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and all provisions of this Article IX and Article XI (including Section 11.3(c), as though such co-agents, sub-agents and attorneys-in-fact were the “administrative agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(b)    The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith and the Issuing Bank shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article included the Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

(c)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Issuing Bank (if applicable) and a potential Lender-Related Hedge Provider or Bank Product Provider) and each Issuing Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or on trust for) such Lender and such Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Section 9.1 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.3), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.2. Nature of Duties of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.2), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.2) or in the absence of its own gross negligence or willful misconduct as determined by a final, non-appealable judgment by a court of competent jurisdiction. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties. Neither the Administrative Agent nor any of its Related Parties shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Ineligible Assignees. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is an Ineligible Assignee or (y) have any liability with respect to or arising out of (i) any assignment or participation of Loans, or disclosure of confidential information, to any Ineligible Assignee or (ii) the failure of the Administrative Agent to post a notice of the designation of a Person as an Ineligible Assignee or an updated Schedule 1.01 to the Platform.

Section 9.3. Lack of Reliance on the Administrative Agent. Each of the Lenders, the Swingline Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, any Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders, the Swingline Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Issuing Bank or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking of any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

Section 9.4. Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have received instructions from such Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

Section 9.5.    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

Section 9.6. The Administrative Agent in its Individual Capacity. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders”, “holders of Notes”, or any similar terms shall, unless the context clearly otherwise indicates, include the bank serving as the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder and without any duty to account therefore to the Lenders.

Section 9.7.    Successor Administrative Agent.

(a)    The Administrative Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval by the Borrower provided that no Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a commercial bank or trust company organized under the Laws of the United States or any state thereof or a bank which maintains an office in the United States, having a combined capital and surplus of at least
$500,000,000.

(b)    Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If within forty-five (45) days after written notice is given of the retiring Administrative Agent’s resignation under this Section 9.7 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article IX and Section 11.3 shall continue in effect for the benefit of such retiring Administrative Agent, its representatives and agents and their respective Related Parties in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

(c)    In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, and if any Event of Default has arisen from a failure of the Borrower to comply with Section 2.26(a), then the Issuing Bank and the Swingline Lender may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuing Bank or as Swingline Lender, as the case may be, effective at the close of business Charlotte, North Carolina time on a date specified in such notice (which date may not be less than five (5) Business Days after the date of such notice); provided that such resignation by the Issuing Bank will have no effect on the validity or enforceability of any Letter of Credit then outstanding or on the obligations of the Borrower or any Lender under this Agreement with respect to any such outstanding Letter of Credit or otherwise to the Issuing Bank; and provided, further, that such resignation of the Swingline Lender will have no effect on its rights in respect of any outstanding Swingline Loans or on the obligations of the Borrower or any Lender under this Agreement with respect to any such outstanding Swingline Loan.

Section 9.8. Benefits of Article IX. None of the provisions of this Article IX shall inure to the benefit of the Borrower (other than the second sentence of Section 9.7(a) and Section 9.7(c)) or of any Person other than Administrative Agent and each of the Lenders and their respective successors and permitted assigns. Accordingly, neither the Borrower (other than the second sentence of Section 9.7(a) and Section 9.7(c)) nor any Person other than Administrative Agent and the Lenders (and their respective successors and permitted assigns) shall be entitled to rely upon, or to raise as a defense, the failure of the Administrative Agent or any Lenders to comply with the provisions of this Article IX.

Section 9.9. Administrative Agent May File Proofs of Claim.

(a)    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or like proceeding or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or any Revolving Credit Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or Revolving Credit Exposure and all other Obligations arising under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Section 11.3) allowed in such judicial proceeding; and

(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

(b)    any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, if that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 11.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Bank in any such proceeding.

Section 9.10. Titled Agents. Each Lender and each Loan Party hereby agrees that any none of the Arrangers or Documentation Agents designated hereunder shall have duties or obligations under any Loan Documents to any Lender or any Loan Party.

Section 9.11. Authorization to Execute other Loan Documents. Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents other than this Agreement.

Section 9.12. Collateral and Guaranty Matters. The Lenders and the Issuing Bank irrevocably authorize the Administrative Agent, at its option and in its reasonable discretion,

(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination or expiration of the Aggregate Revolving Commitments and payment in full of the Obligations (other than contingent indemnification obligations for which no claim has been asserted), (ii) that is transferred or to be transferred as part of or in connection with any disposition permitted hereunder or under any other Loan Document, or (iii) as approved in accordance with Section 11.2;

(b)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.2(c); and

(c)    subject to Section 10.9, to release any guarantor from its obligations under the Guaranty and Security Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Junior Debt.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any guarantor from its obligations under this Agreement, pursuant to this Section 9.12.

Section 9.13. Hedging Obligations and Bank Product Obligations. No Lender or any Affiliate of a Lender that holds any Hedging Obligation or any Bank Product Obligation that obtains the benefits of Section 8.2 or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Hedging Obligations and Bank Product Obligations unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender or Affiliate of a Lender that holds such Hedging Obligation or such Bank Product Obligation, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Hedging Obligations or Bank Product Obligations in the case of a Maturity Date.

Section 9.14. Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses actually incurred, including legal expenses, allocated staff costs and any out-of-pocket expenses.

Section 9.15. Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or enforce the Collateral Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Collateral Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

Section 9.16. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE

95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 9.17.    Erroneous Payments.

(a)    If the Administrative Agent (x) notifies a Lender, Issuing Bank or other Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or other Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.17 and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)    Without limiting immediately preceding clause (a), each Lender, Issuing Bank, other Secured Party or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or other Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)    such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.17(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.17(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.17(a) or on whether or not an Erroneous Payment has been made.

(c)    Each Lender, Issuing Bank or other Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or other Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)

(i)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby

(together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii)    Subject to Section 11.4 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e)    The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, Issuing Bank or other Secured Party, to the rights and interests of such Lender, Issuing Bank or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Secured Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Secured Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrower or any other Loan Party; provided that this Section 9.17(e) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g)    Each party’s obligations, agreements and waivers under this Section 9.17 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof) under any Loan Document.

ARTICLE X
THE GUARANTY
Section 10.1. The Guaranty. Each of the Guarantors hereby jointly and severally guarantees to the Administrative Agent, each Lender, each Affiliate of a Lender that enters into Bank Products or a Hedging Transaction with the Borrower or any Subsidiary, and each other holder of the Obligations as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code of the United States (or any equivalent provision under Debtor Relief Laws)) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations is not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code of the United States (or any equivalent provision under Debtor Relief Laws)), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code of the United States (or any equivalent provision under Debtor Relief Laws)) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or the other documents relating to the Obligations, the obligations of each Guarantor under this Agreement and the other Loan Documents shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws.

Section 10.2. Obligations Unconditional. The obligations of the Guarantors under Section 10.1 are joint and several, absolute irrevocable and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 10.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article X until such time as the Obligations have been paid in full and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)    at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b)    any of the acts mentioned in any of the provisions of any of the Loan Documents or any other document relating to the Obligations shall be done or omitted;

(c)    the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or any other document relating to the Obligations shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)    any Lien granted to, or in favor of, the Administrative Agent or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or

(e)    any of the Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever and any requirement that the Administrative Agent or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other document relating to the Obligations or against any other Person under any other guarantee of, or security for, any of the Obligations.

Section 10.3. Reinstatement. The obligations of each Guarantor under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each other holder of the Obligations on demand for all reasonable costs and expenses (including the reasonable fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses actually incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

Section 10.4. Certain Additional Waivers. Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 10.2 and through the exercise of rights of contribution pursuant to Section 10.6.

Section 10.5. Remedies. The Guarantors agree that, to the fullest extent permitted by Law, as between the Guarantors, on the one hand, and the Administrative Agent and the other holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as specified in Section 8.1 (and shall be deemed to have become automatically due and payable in the circumstances specified in Section 8.1) for purposes of Section 10.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 10.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Obligations may exercise their remedies thereunder in accordance with the terms thereof.

Section 10.6. Rights of Contribution. The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until the Obligations have been paid in full (other than contingent indemnification obligations or expense reimbursement obligations to the extent no claim giving rise thereto has been asserted) and the Commitments have terminated.

Section 10.7. Guarantee of Payment; Continuing Guarantee. The guarantee in this Article X is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to the Obligations whenever arising.

Section 10.8. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Specified Loan Party to honor all of such Specified Loan Party’s obligations under this Agreement and the other Loan Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.8 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.8 or otherwise under this Agreement voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 10.8 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends that this Section 10.8 constitute, and this Section 10.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of Section la(18)(A)(v)(II) of the Commodity Exchange Act.

Section 10.9.    Release of Guarantors.

(a)    If, in compliance with the terms and provisions of the Loan Documents, (i) all or substantially all of the Capital Stock of any Guarantor (other than Parent, Holdings or the Borrower) are sold or otherwise transferred to a Person or Persons, none of which is a Loan Party, in a transaction permitted hereunder (any such Guarantor, a “Transferred Guarantor”) or (ii) any Guarantor (other than Parent, Holdings or the Borrower) becomes an Excluded Subsidiary, such Guarantor shall be automatically released from its obligations under this Agreement and the other Loan Documents, including its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and the pledge of such Capital Stock to the Collateral Agent pursuant to the Collateral Documents shall be automatically released, and, so long as the Borrower shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request, the Administrative Agent shall take such actions as are necessary to effect each release described in this Section 10.9 in accordance with the relevant provisions of the Collateral Documents; provided, however, that the release of any Guarantor from its obligations under this Agreement if such Guarantor becomes an Excluded Subsidiary shall only be permitted if (w) no Event of Default shall have occurred and be continuing or result therefrom, (x) at the time such Guarantor becomes an Excluded Subsidiary, after giving pro forma effect to such release and the consummation of the transaction that causes such Person to be an Excluded Subsidiary, the Borrower is deemed to have made a new Investment in such Person (as if such Person were then newly acquired) and such Investment is permitted under this Agreement at such time, (y) the transaction that causes such Person to be an Excluded Subsidiary of such type is consummated with a bona fide third-party that is not an Affiliate of any Loan Party or any other member of the Parent Holdings Group and ~~(~~such transaction was for a bona fide business purpose (as determined in good faith by the Borrower) and consummated for fair market value and not primarily for the purpose of obtaining such release and (z) a Responsible Officer of the Borrower certifies to the Administrative Agent compliance with the foregoing clauses (w), (x) and (y).

(b)    When all Commitments hereunder have terminated, and all Loans or other Obligations hereunder which are accrued and payable have been paid or satisfied (other than contingent obligations as to which no claim has been asserted), and no Letter of Credit remains outstanding (except any Letter of Credit the amount of which the Obligations related thereto has been Cash Collateralized or for which a backstop letter of credit reasonably satisfactory to the applicable Issuing Bank has been put in place), this Agreement and the Guarantees made herein shall terminate with respect to all Obligations, except with respect to Obligations that expressly survive such repayment pursuant to the terms of this Agreement.

ARTICLE XI
MISCELLANEOUS
Section 11.1.    Notices.

(a)    Written Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

To any Loan Party:    OneWater Marine Inc.

6275 Lanier Islands Parkway Buford, GA 30518
Attention: Philip Austin Singleton, Jr., CEO Facsimile: (678) 541-6301
Email: austin@singletonmarinegroup.com and jack.ezzell@onewatermarine.com

To the Administrative Agent:    Truist Bank
3333 Peachtree Rd., 7th Floor Mail Code – GA-ATL-1980 Atlanta, Georgia 30326 Attention: Nicole Barry Telephone: (404) 439-7601
Email: Nicole.D.Barry@Truist.com

With a copy to:    Truist Bank
303 Peachtree Street, N.E./25th Floor Atlanta, Georgia 30308
Attention: Mr. Doug Weltz Facsimile: (404) 221-2001

To the Issuing Bank:    Truist Bank
245 Peachtree Center Ave. 17th Floor
Mail Code – GA-ATL-3707 Atlanta, Georgia 30303
Attention: LC and Trade Services

To the Swingline Lender:    Truist Bank
303 Peachtree Street, N.E./25th Floor Atlanta, Georgia 30308
Attention: Mr. Doug Weltz Facsimile: (404) 221-2001

To any other Lender:    To the address or facsimile number, set forth in the
Administrative Questionnaire or the Assignment and Acceptance executed by such Lender.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third (3rd) Business Day after the date deposited into the mail or if delivered, upon delivery; provided, that notices delivered to the Administrative Agent, the Issuing Bank or the Swingline Lender shall not be effective until actually received by such Person at its address specified in this Section 11.1.

Any agreement of the Administrative Agent, the Issuing Bank and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent, the Issuing Bank and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent, the Issuing Bank and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent, the Issuing Bank and the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent, the Issuing Bank and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent, the Issuing Bank and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent, the Issuing Bank and the Lenders to be contained in any such telephonic or facsimile notice.

(b)    Electronic Communications.

(i)    Notices and other communications to the Administrative Agent, the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II unless such Lender, the Issuing Bank, as applicable, and Administrative Agent have agreed to receive notices under such Section by electronic communication and have agreed to the procedures governing such communications. The Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii)    Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor.

(iii)    The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Bank and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System (the “Platform”).

(iv)    Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

(v)    Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents Parties and the Lenders.

Section 11.2.    Waiver; Amendments.

(a)    No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between any Loan Party and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by Law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 11.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

(b)    No amendment or waiver of any provision of this Agreement or the other Loan Documents (other than the Engagement Letter which may be amended in accordance with its terms), nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders or the Borrower and the Administrative Agent with the consent of the Required Lenders and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that

(i)    no amendment or waiver shall:

(A)    extend or increase the Commitment of any Lender without the written consent of such Lender;

(B)    reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any interest, fees or other amounts payable hereunder, without the written consent of each Lender affected thereby (but not the Required Lenders) (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (B));

(C)    postpone the date fixed for any payment (excluding any mandatory prepayments) of any principal of, or interest on, any Loan or LC Disbursement or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender directly and adversely affected thereby (but not the Required Lenders);

(D)    change Section 2.8(b), Section 2.12(d), Section 2.21(a), (b) or (c) or the definition of “Pro Rata Share”, in each case, in a manner that would alter the pro rata sharing of commitment reductions or payments, as applicable, required thereby or change the provisions of Section 8.2, without the written consent of each Lender directly and adversely affected thereby (but not the Required Lenders);

(E)    change any of the provisions of this Section 11.2 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender directly and adversely affected thereby (but not the Required Lenders);

(F)    release the Borrower without the consent of each Lender, or, release all or substantially all of the value of the Guarantees provided by the Guarantors or limit the liability of all or substantially all of the Guarantors under any Guaranty, without the written consent of each Lender, except to the extent such release is expressly permitted under the terms of this Agreement;

(G)    release all or substantially all of the value of the Collateral (if any) securing any of the Obligations or agree to subordinate any Lien in such Collateral to any other creditor of the Borrower or any Subsidiary, in each case, without the written consent of each Lender except to the extent such release or subordination is expressly permitted under the terms of this Agreement or an Intercreditor Agreement; ~~or~~

(H)    subordinate the payment priority of the Obligations or subordinate the Liens granted to the Administrative Agent on behalf of the Secured Parties on the Collateral, without the written consent of each Lender directly and adversely affected thereby; or

(I)    waive any Event of Default resulting solely from [*] without the written consent of each Lender;

provided, further, that no such agreement shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent, the Swingline Lender or the Issuing Bank without the prior written consent of such Person. Notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended, and amounts payable to such Lender hereunder may not be permanently reduced without the consent of such Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Lender); (ii) this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 11.3), such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement; (iii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein; (iv) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders; and (v) Schedule 1.01 may be amended as provided in the definition of “Ineligible Assignee” without the consent of any Lender.

Notwithstanding anything to the contrary herein, each Lender hereby irrevocably authorizes the Administrative Agent, on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 11.2 and/or Section 2.21) or any of the Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate (1) in order to effectuate the terms of any amendment which extends the Maturity Date or Revolving Commitment Termination Date of any Loans with respect to fewer than all of the Lenders (including any terms therein which provide for higher interest rate and/or fees to be each Lender agreeing to extend its maturity date); provided that such amendment has been approved by the Required Lenders and each Lender required to approve such amendment pursuant to Section 11.2(b)(i)(C); and (2) in connection with any Benchmark Replacement Conforming Changes.

Notwithstanding anything to the contrary herein, this Agreement and the other Loan Documents may be amended (or amended and restated), modified or supplemented with the written consent of the Administrative Agent and the Borrower (a) to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Issuing Bank, (b) to add one or more additional credit facilities with respect to Incremental Term Loans to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, as applicable, and the accrued interest and fees in respect thereof and (c) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders; provided, that the conditions set forth in Section 2.23 and/or 2.27 are satisfied.

Section 11.3.    Expenses; Indemnification.

(a)    The Borrower shall pay (i) all reasonable, documented out-of-pocket costs and expenses of the Administrative Agent and the Arrangers and their Affiliates, including the reasonable and documented fees, charges and disbursements of one outside counsel for the Administrative Agent, the Arrangers and their Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), including the reasonable and documented fees, charges and disbursements of one outside counsel for the Administrative Agent, the Arrangers and their Affiliates, (ii) all reasonable, documented out-of-pocket expenses actually incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees, charges and disbursements of one outside counsel, the allocated cost of inside counsel and one local counsel in each relevant jurisdiction, and, in the event of any actual or perceived conflict of interest, one additional counsel for each similarly situated group of affected lenders purporting to have a conflict of interest) incurred by the Administrative Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.3, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses actually incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)    The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, penalties and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee; provided that, legal counsel for all Indemnitees shall be limited to one primary legal counsel and one local counsel in each relevant jurisdiction, and, in the event of any actual or perceived conflict of interest, one additional counsel for each group of similarly situated Indemnitees purporting to have a conflict of interest), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any actual or alleged Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, penalties or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document or (z) disputes solely between or among Indemnitees, other than claims against the Administrative Agent or an Arranger in its capacity or in fulfilling its role as agent or arranger or similar role under the Loan Documents. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Syndtrak or any other Internet or intranet website, except as a result of such Indemnitee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment. This Section 11.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)    To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent, the Issuing Bank or the Swingline Lender under clauses (a) or (b) hereof, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(d)    To the extent permitted by applicable Law, and without derogating the Indemnitee’s rights to indemnity under this Section, the Borrower, on the one hand, and the Indemnitees on the other hand, shall not assert, and hereby waives, any claim against any of the others, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof; provided that nothing in this clause (d) shall relieve the Borrower of any obligation it may have to indemnify any Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e)    All amounts due under this Section 11.3 shall be payable promptly after written demand therefor, and in any event within ten (10) days.

Section 11.4.    Successors and Assigns.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and, except as otherwise set forth in paragraph (b)(vii) of this Section, any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Loans, and other Revolving Credit Exposure at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments, Loans and other Revolving Credit Exposure at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans and Revolving Credit Exposure outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and Revolving Credit Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $2,500,000 and in minimum increments of $2,500,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, other Revolving Credit Exposure or the Commitments assigned.

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for (x) assignments to a Person that is not a Lender with a Commitment or an Affiliate of a Lender or an Approved Fund and (y) assignments by Defaulting Lenders; and

(C)    the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Commitments or any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding), and the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Commitments.

(iv)    Assignment and Acceptance. The parties to each assignment shall deliver to the Administrative Agent (A) a duly executed Assignment and Acceptance, (B) a processing and recordation fee of $3,500, (C) an Administrative Questionnaire unless the assignee is already a Lender and (D) the documents required under Section 2.20 if such assignee is a Foreign Lender.

(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) any Ineligible Assignee or (C) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (C).

(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii)    Ineligible Assignees.

(A)    No assignment or participation shall be made to any Person that was an Ineligible Assignee as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless (x) the Borrower has consented to such assignment as contemplated by this Section 11.4, in which case such Person will not be considered an Ineligible Assignee for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or participant that becomes an Ineligible Assignee after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Ineligible Assignee”), such assignee shall not retroactively be considered an Ineligible Assignee. Any assignment in violation of this clause (vii)(A) shall not be void, but the other provisions of this clause (vii) shall apply.

(B)    If any assignment is made to any Ineligible Assignee in violation of clause (A) above, or if any Person becomes an Ineligible Assignee after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Ineligible Assignee and the Administrative Agent, (A) terminate any Revolving Commitment of such Ineligible Assignee and repay all obligations of the Borrower owing to such Ineligible Assignee in connection with such Revolving Commitment, (B) in the case of any portion of outstanding Term Loan held by Ineligible Assignees, prepay such portion of the Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Ineligible Assignee paid to acquire such portion of the Term Loan in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (C) require such Ineligible Assignee to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 11.4), all of its interest, rights and obligations under this Agreement and related Loan Documents to an assignee that is not an Ineligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Ineligible Assignee paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents; provided that (i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.4(b), (ii) such assignment does not conflict with applicable Laws and (iii) in the case of clause (B), the Borrower shall not use the proceeds from any Loans to prepay the portion of the Term Loan held by Ineligible Assignees.

(C)    Notwithstanding anything to the contrary contained in this Agreement, Ineligible Assignees (a) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (b)    (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, will be deemed to have consented in the same proportion as the Lenders that are not Ineligible Assignees consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Ineligible Assignee party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Ineligible Assignee does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(D)    The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (a) post Schedule 1.01 and any updates thereto from time to time on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (b) provide Schedule 1.01 to each Lender requesting the same.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 11.4, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 11.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 11.4. If the consent of the Borrower to an assignment is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified above), the Borrower shall be deemed to have given its consent ten (10) Business Days after the date notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower, unless such consent is expressly refused by the Borrower prior to such tenth (10th) Business Day.

(c)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and stated interest on) the Loans and Revolving Credit Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. This Section 11.4(c) shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 882(c)(2) of the Code and any related regulations (and any successor provisions). The Register shall be available for inspection by the Borrower and any Lender (with respect to its own interests) at any reasonable time and from time to time upon reasonable prior notice.

(d)    Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the Swingline Lender or the Issuing Bank sell participations to any Person (other than a natural person, an Ineligible Assignee, the Borrower or any of the Borrower’s Affiliates or Subsidiaries or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders, the Issuing Bank and the Swingline Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(e)    Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.21(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 11.4 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release all or substantially all of the Guarantors or limit the liability of all or substantially all of the Guarantors under any Guaranty without the written consent of each Lender except to the extent such release is expressly provided under the terms of this Agreement; or (vii) release all or substantially all Collateral (if any) securing any of the Obligations. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19, and 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.20(g) (it being understood that the documentation required under Section 2.20(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 11.4; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.24 and 2.25 as if it were an assignee under paragraph (b) of this Section 11.4; and (B) shall not be entitled to receive any greater payment under Sections 2.18 or 2.20, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provision of Section 2.25 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.7 as though it were a Lender, provided such Participant agrees to be subject to Section 2.21 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the

Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) and Proposed Section 1.163-5(b) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 11.5. Governing Law; Jurisdiction; Consent to Service of Process.

(a)    This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the Law (without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.

(b)    The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court of the Southern District of New York, and of Supreme Court of the State of New York sitting in New York county and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or New York state court or, to the extent permitted by applicable Law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)    Each party to this Agreement irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section 11.5 and brought in any court referred to in paragraph (b) of this Section 11.5. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 11.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by Law.

Section 11.6. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE

BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.7. Right of Setoff. In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, each Lender and its Affiliates and the Issuing Bank and its Affiliates shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable Law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender and its Affiliates and the Issuing Bank and its Affiliates to or for the credit or the account of the Borrower against any and all Obligations held by such Lender and its Affiliates or the Issuing Bank and its Affiliates, as the case may be, irrespective of whether such Lender and its Affiliates or the Issuing Bank and its Affiliates shall have made demand hereunder and although such Obligations may be unmatured. Each Lender and the Issuing Bank agree promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender and the Issuing Bank, as the case may be; provided, that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender and the Issuing Bank agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by the Borrower and any of its Subsidiaries to such Lender and its Affiliates or Issuing Bank and its Affiliates. Notwithstanding the provisions of this Section 11.7, if at any time any Lender, the Issuing Bank or any of their respective Affiliates maintains one or more deposit accounts for the Borrower or any other Loan Party into which Medicare and/or Medicaid receivables are deposited, such Person shall waive the right of setoff set forth herein.

Section 11.8.    Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the Engagement Letter, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Delivery of an executed counterpart of a signature page of this Agreement and any other Loan Document by facsimile transmission or by any other electronic imaging means (including .pdf), shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document.

Section 11.9. Survival. All covenants, agreements, representations and warranties made by any Loan Party herein, in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.18, 2.19, 2.20, and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the Loan Documents, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans and the issuance of the Letters of Credit.

Section 11.10. Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.11. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to take normal and reasonable precautions to maintain the confidentiality of any information relating to the Borrower or any of its Subsidiaries or any of their respective businesses, to the extent designated in writing as non-public or confidential and provided to it by the Borrower or any Subsidiary, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, except that such information may be disclosed (i) to any Related Party of the Administrative Agent, the Issuing Bank or any such Lender including without limitation accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential on substantially the same terms as provided herein), (ii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process (in which case, to the extent permitted by Law, the Administrative Agent will notify Borrower of such requirement and disclosure), (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners) (in which case, to the extent permitted by Law the Administrative Agent will notify Borrower of such requirement and disclosure), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section 11.11, or which becomes available to the Administrative Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than the Borrower, (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.11, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or similar transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to any rating agency when required by it, (viii) on a confidential basis to the CUSIP Service Bureau or any similar organization, (ix) with the consent of the Borrower or (x) to the extent such information is independently developed by such Person or its Affiliates so long as not based on information obtained in a manner that would otherwise violate this Section 11.11. Any Person required to maintain the confidentiality of any information as provided for in this Section 11.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information. In the event of any conflict between the terms of this Section and those of any other Contractual Obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section shall govern.

Section 11.12. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable Law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 11.12    shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment (to the extent permitted by applicable Law), shall have been received by such Lender.

Section 11.13. Waiver of Effect of Corporate Seal. Each Loan Party represents and warrants to the Administrative Agent and the Lenders that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any Requirement of Law, agrees that this Agreement is delivered by Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.

Section 11.14. Patriot Act. Each of the Administrative Agent and each Lender hereby notifies the Loan Parties that (a) pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act and (b) pursuant to the requirements of the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certificate. Each Loan Party shall, and shall cause each of its Subsidiaries to, provide to the extent commercially reasonable, such information and take such other actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act and the Beneficial Ownership Regulation.

Section 11.15. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower and each other Loan Party acknowledges and agrees and acknowledges its Affiliates’ understanding that that: (i) (A) the services regarding this Agreement provided by the Administrative Agent, the Arrangers and/or the Lenders are arm’s-length commercial transactions between Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) each of Borrower and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) Borrower and each other Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Arrangers and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for Borrower, any other Loan Party, or any of their respective Affiliates, or any other Person and (B) none of the Administrative Agent, the Arrangers nor any Lender has any obligation to Borrower, any other Loan Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, the other Loan Parties and their respective Affiliates, and each of the Administrative Agent, the Arrangers and the Lenders has no obligation to disclose any of such interests to Borrower, any other Loan Party of any of their respective Affiliates. To the fullest extent permitted by Law, each of Borrower and the other Loan Parties hereby waive and release, any claims that it may have against the Administrative Agent, the Arrangers and each Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 11.16. Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Agreement or any other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 11.17. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is the Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 11.18. Acknowledgement Regarding Any Supported QFCs. (a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(b)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(c)    As used in this Section 11.18, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 11.19. INTERCREDITOR AGREEMENTS.

(a)    PURSUANT TO THE EXPRESS TERMS OF EACH INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE TERMS OF THE RELEVANT INTERCREDITOR AGREEMENT AND ANY OF THE LOAN DOCUMENTS, THE PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL (EXCEPT IN THE CASE OF A CONFLICT WITH ANY PROVISION OF SUCH INTERCREDITOR AGREEMENT REFERENCING THE RIGHTS, DUTIES, PRIVILEGES, IMMUNITIES AND INDEMNITIES OF THE ADMINISTRATIVE AGENT, THE PROVISIONS OF ARTICLE IX OF THIS AGREEMENT WILL CONTROL).

(b)    EACH LENDER AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE RELEVANT INTERCREDITOR AGREEMENT ON BEHALF OF SUCH LENDER, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF SUCH INTERCREDITOR AGREEMENT(S). EACH LENDER AGREES TO BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT.

(c)    THE PROVISIONS OF THIS SECTION 11.19 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE RELEVANT INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE RELEVANT INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT (AND NONE OF ITS AFFILIATES) MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE RELEVANT INTERCREDITOR AGREEMENT.

(d)    THE PROVISIONS OF THIS SECTION 11.19 SHALL APPLY WITH EQUAL FORCE, MUTATIS MUTANDIS, TO ANY SUBORDINATION AGREEMENT AND ANY INTERCREDITOR AGREEMENT OR ARRANGEMENT PERMITTED BY THIS AGREEMENT.

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